Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286734

Prospectus Supplement to Prospectus dated April 24, 2025

ING Groep N.V.

$1,500,000,000 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

ING Groep N.V. (the “Issuer”) is offering hereby $ 1,500,000,000 aggregate principal amount of 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “Securities”). The initial interest rate on the Securities will be 7.000% per annum. The interest rate on the Securities will reset on November 16, 2032 (the “First Reset Date”) and on each five year anniversary thereafter (together with the First Reset Date, the “Reset Dates”) at the sum of the applicable Reset Reference Rate (as defined herein) on the relevant Reset Determination Date (as defined herein) and 3.594%.

The Securities are expected to qualify as Additional Tier 1 Capital under the Capital Regulations as in force on the Issue Date. Subject to the more detailed description of the Securities in this prospectus supplement and the accompanying prospectus, the Securities:

•	are perpetual securities with no fixed maturity or redemption date;

•	are not redeemable at the option or election of holders;

•	may be redeemed at the Issuer’s option, in whole but not in part, on the First Reset Date and on any Interest Payment Date (as defined herein) thereafter;

•

may be redeemed at the Issuer’s option, in whole but not in part, at any time if at least 75% of the aggregate principal amount of the Securities has been redeemed or purchased and cancelled, subject to redemption conditions;

•	may be subject to substitution or variation upon the occurrence of a Regulatory Event, Tax Event or an Alignment Event (as defined herein);

•	may be redeemed at the Issuer’s option, in whole but not in part, at any time in the event of certain regulatory or tax events;

•

provide that payments of interest shall be due and payable at the sole and absolute discretion of the Issuer and, in certain circumstances, shall not be paid, and any such interest not paid shall be cancelled;

•	automatically convert into ordinary shares if at any time the Group CET1 Ratio is determined to be less than 7.00% (a “Trigger Event”);

•	are subject to the exercise of the Dutch Bail-in Power by the relevant resolution authority; and

•	constitute the Issuer’s unsecured obligations ranking pari passu without any preference among themselves and rank subordinate to Senior Instruments.

Subject to the Issuer’s sole and absolute discretion to pay or cancel payments of interest, interest on the Securities will be payable semi-annually in arrears on May 16 and November 16 of each year, commencing November 16, 2025.

By its acquisition of the Securities or any beneficial interest therein, each holder and beneficial owner of the Securities and each subsequent holder and beneficial owner of the Securities, (i) acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination to substitute the Securities or vary the terms of the Securities as provided above, (ii) grants to the Issuer and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Securities or the variation of the terms of the Securities, as applicable; and (iii) to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims, in law and/or in equity, against the Issuer and the trustee for, agrees not to initiate a suit against the Issuer or the trustee in respect of, and agrees that neither the Issuer nor the trustee shall be liable for, any action that the Issuer or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Securities or the variation of the terms of the Securities at the option of the Issuer as provided in “Description of the Securities – Substitution and Variation.”

The Securities are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients in the European Economic Area (“EEA”), as defined in Directive 2014/65/EU (as amended, “MiFID II”).

The Securities are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients in the United Kingdom (“UK”) as defined in the UK Financial Conduct Authority (“FCA”) Conduct of Business Sourcebook (“COBS”).

Prospective investors are referred to the section headed “Marketing Restrictions” on the inside cover page of this prospectus supplement for further information.

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of the Securities by acquiring the Securities, each holder and beneficial owner of the Securities or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the relevant resolution authority) of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Securities must otherwise be applied to absorb losses, or any expropriation of the Securities in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Security or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Securities for a temporary period.

For these purposes, a “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht)) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive (EU) 2014/59 of the European Parliament and of the Council (as amended, the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council (as amended, the “SRM Regulation” or “SRMR”), in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (Interventiewet, as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other instruments of ownership or other securities or obligations of the obligor or obligations of any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

By its acquisition of the Securities, each holder and beneficial owner of the Securities, to the extent permitted by the Trust Indenture Act, also waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to such Securities.

Application has been made to list the Securities on the Global Exchange Market of the Irish Stock Exchange plc trading as Euronext Dublin (the “GEM”).

Investing in the Securities involves risks. See “Risk Factors” beginning on page S-25 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Securities.

This prospectus supplement includes an Index of Defined Terms on page S-130.

The Securities are not deposit liabilities of ING Groep N.V. or any of its subsidiaries and are not covered by any compensation scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, The Netherlands or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to ING Groep N.V.
Per Security	100.000%	0.600%	99.400%
Total	$1,500,000,000	$9,000,000	$1,491,000,000

(1)	Plus accrued interest, if any, from September 9, 2025.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or about September 9, 2025. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.

The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Joint Lead Managers and Joint Bookrunners

ING		BofA Securities

(Joint Global Coordinator)		(Joint Global Coordinator)

BNP Paribas	Goldman Sachs & Co. LLC	J.P. Morgan

Santander	Standard Chartered Bank AG

Co-Lead Manager
DBS Bank Ltd.
Prospectus Supplement dated September 2, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

NOTICE TO INVESTORS

Agreements and Acknowledgements of Investors, Including Holders and Beneficial Owners

Dutch Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of the Securities, by acquiring the Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the relevant resolution authority) of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Securities must otherwise be applied to absorb losses, or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Security or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to vary the terms of the Securities, which may include amending the Interest Payment Dates or amount, or to suspend any payment in respect of the Securities for a temporary period.

For these purposes, a “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht)) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive (EU) 2014/59 of the European Parliament and of the Council (as amended, the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation” or “SRMR”), in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (Interventiewet, as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other instruments of ownership or other securities or obligations of the obligor or obligations of any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

A “Trigger Event” shall occur if at any time the Issuer, the Competent Authority or any agent appointed for such purpose by the Competent Authority has determined that the Group CET1 Ratio is less than 7.00%.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein, including any person acquiring any such Security or interest therein after the date hereof, acknowledges and agrees with and for the benefit of the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “trustee”) as follows:

•

that no exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities shall give rise to a default for purposes of the applicable provisions of the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

that, to the extent permitted by the Trust Indenture Act, such holder or beneficial owner shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to the Securities;

•

that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (i) the trustee shall not be required to take any further directions from holders or beneficial owners of the Securities under the Indenture and (ii) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of a Dutch Bail-in Power by the relevant resolution authority, the Securities remain outstanding (for example, if the exercise of a Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal amount of the Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree by means of a supplemental indenture or amendment; and

•

that such holder or beneficial owner shall be deemed to have (i) consented to the exercise of any Dutch Bail-in Power as it may be exercised with respect to the Securities without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement (x) the Conversion and (y) the exercise of any Dutch Bail-in Power with respect to the Securities as it may be exercised, without any further action or direction on the part of such holder or such beneficial owner.

In addition, the exercise of any Dutch Bail-in Power by the relevant resolution authority may require interests in the Securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

Additional Agreements

By acquiring any Securities, each holder or beneficial owner of a Security or any interest therein, including any person acquiring any such Security or interest therein after the date hereof, acknowledges and agrees to all of the terms and conditions of the Securities and, without limitation, acknowledges and agrees, with and for the benefit of the Issuer and the trustee, as follows:

Conversion Upon Trigger Event

Such holder or beneficial owner consents to the Conversion of its Securities following a Trigger Event and consents to the appointment of the Conversion Shares Depository and the issuance of the Conversion Shares to the Conversion Shares Depository, all of which may occur without any further action on the part of such holder or beneficial owner or the trustee. To the extent the Securities are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner or the trustee. The conversion provisions of the Securities are described in more detail under “Description of the Securities — Conversion Upon Trigger Event.”

Interest Cancellation

Such holder or beneficial owner acknowledges and agrees that (a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded, or (iii) a Trigger Event or a Liquidation Event having occurred; and (b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities. The interest cancellation provisions are described in more detail under “Description of the Securities — Interest Cancellation.”

Waiver of Claims

Such holder or beneficial owner unconditionally and irrevocably agrees to each and every provision of the Indenture and the Securities and waives, to the fullest extent permitted by the Trust Indenture Act and any other applicable law, any and all claims against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

Successors and Assigns

Such holder or beneficial owner acknowledges and agrees that all authority conferred or agreed to be conferred by any holder and beneficial owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each holder and beneficial owner of a Security or any interest therein.

MARKETING RESTRICTIONS

The Securities described in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors, especially retail investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Securities.

Potential investors in the Securities should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Securities (or any beneficial interests therein).

In the UK, the COBS requires, in summary, that the Securities should not be offered or sold to retail clients (as defined in COBS 3.4 and each a “retail client”) in the UK.

The Issuer and certain of the underwriters (or their respective affiliates) are subject to, and required to comply with, COBS.

In addition, by purchasing, or making or accepting an offer to purchase any Securities (or a beneficial interest in such Securities) from the Issuer and/or the underwriters, you represent, warrant, agree with and undertake to the Issuer and each of the underwriters that (1) you are not a retail client in the UK (2) whether or not you are subject to COBS, you will not (a) sell or offer the Securities (or any beneficial interests therein) to retail clients in the UK or (b) communicate (including the distribution of this prospectus supplement) or approve an invitation or inducement to participate in, acquire or underwrite the Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the UK. In selling or offering the Securities (or any beneficial interests therein) or making or approving communications relating to the Securities (or any beneficial interests therein), you may not rely on the limited exemptions set out in COBS. In addition to the obligations in this paragraph, you will at all times comply with all other applicable laws, regulations and regulatory guidance (whether inside or outside the EEA or the UK) relating to the promotion, offering, distribution and/or sale of instruments such as the Securities (or any beneficial interests therein), whether or not specifically mentioned in this prospect supplement, including (without limitation) any requirements under MiFID II the provisions of Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”), Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (as amended, the “UK MiFIR”), Regulation (EU) No 1286/2014 as it forms part of the domestic law of the UK by virtue of EUWA (the “UK PRIIPs Regulation”), the FCA Handbook and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Securities (or any beneficial interests therein) from the Issuer and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

An investment in the Securities is not an equivalent to an investment in a bank deposit. Although an investment in the Securities may give rise to higher yields than a bank deposit placed with a member of the Group (as defined below), an investment in the Securities carries risks which are very different from the risk profile of such a deposit. Unlike a bank deposit the Securities are transferrable. However, the Securities may have no established trading market when issued, and one may never develop.

NOTICE TO INVESTORS IN THE EEA

IMPORTANT – PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Securities in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities.

MiFID II product governance / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

NOTICE TO INVESTORS IN THE UK

IMPORTANT – UK PRIIPs REGULATION / PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Securities in the UK will be made pursuant to an exemption under the Regulation (EU) 2017/1129 as it forms part of the domestic law of the UK by virtue of the EUWA (as assembled, the UK Prospectus Regulation) from the requirement to publish a prospectus for offers of Securities.

UK MiFIR Product Governance Rules Professional investors and ECPs only target market –Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is only eligible counterparties, as defined in COBS, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order or (iii) are outside the UK (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

NOTICE TO INVESTORS IN SINGAPORE

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”) — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04N12: Notice on the Sale of Investment Products and MAS Notice FAAN16: Notice on Recommendations on Investment Products).

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the related prospectus and certain documents incorporated by reference herein or therein are “forward-looking statements” and are not historical facts, including, without limitation, certain statements made of future expectations and other forward-looking statements that are based on management’s current views and assumptions of ING Groep N.V. together with its consolidated subsidiaries (“ING”). These statements are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook and projections with respect to future matters, including trends in results of operations, margins, growth rates, overall market trends, the impact of changes in interest or exchange rates, the availability or cost of financing to ING anticipated cost savings or synergies, expected investments, the completion of ING’s restructuring programs, climate change targets, developments in relation to capital, anticipated tax rates, expected cash payments, outcomes of litigation and general economic conditions. These forward-looking statements are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to a number of factors, including, without limitation:

•

changes in general economic conditions and customer behavior, in particular economic conditions in ING’s core markets, including changes affecting currency exchange rates and the regional and global economic impact of the invasion of Russia into Ukraine, conflicts in the Middle East and related international response measures;

•	changes affecting interest rate levels;

•	any default of a major market participant and related market disruption;

•	changes in performance of financial markets, including in Europe and developing markets;

•	fiscal uncertainty in Europe and the United States;

•	discontinuation of or changes in ‘benchmark’ indices;

•	inflation and deflation in our principal markets;

•	changes in conditions in the credit and capital markets generally, including changes in borrower and counterparty creditworthiness;

•	failures of banks falling under the scope of state compensation schemes;

•	non-compliance with or changes in laws and regulations, including those concerning financial services, financial economic crimes and tax laws, and the interpretation and application thereof;

•

geopolitical risks, political instabilities and policies and actions of governmental and regulatory authorities, including in connection with the invasion of Russia into Ukraine, conflicts in the Middle East and the related international response measures;

•	legal and regulatory risks in certain countries with less developed legal and regulatory frameworks;

•	prudential supervision and regulations, including in relation to stress tests and regulatory restrictions on dividends and distributions, (also among members of the Group);

•	ING’s ability to meet minimum capital and other prudential regulatory requirements;

•	changes in regulation of U.S. commodities and derivatives businesses of ING and its customers;

•	application of bank recovery and resolution regimes, including write-down and conversion powers in relation to our securities;

•

outcome of current and future litigation, enforcement proceedings, investigations or other regulatory actions, including claims by customers or stakeholders who feel misled or treated unfairly, and other conduct issues;

•	changes in tax laws and regulations and risks of non-compliance or investigation in connection with tax laws, including FATCA (as defined below);

•

operational and IT risks, such as system disruptions or failures, breaches of security, cyber-attacks, human error, changes in operational practices or inadequate controls including in respect of third parties with which we do business and including any risks as a result of incomplete, inaccurate, or otherwise flawed outputs from the algorithms and data sets utilized in artificial intelligence;

•

risks and challenges related to cybercrime including the effects of cyber-attacks and changes in legislation and regulation related to cybersecurity and data privacy, including such risks and challenges as a consequence of the use of emerging technologies, such as advanced forms of artificial intelligence and quantum computing;

•	changes in general competitive factors, including ability to increase or maintain market share;

•	inability to protect our intellectual property and infringement claims by third parties;

•	inability of counterparties to meet financial obligations or ability to enforce rights against such counterparties;

•	changes in credit ratings;

•

business, operational, regulatory, reputation, transition and other risks and challenges in connection with climate change diversity, equity and inclusion and other and ESG-related matters, including data gathering and reporting and also including managing the conflicting laws and requirements of governments, regulators and authorities with respect to these topics;

•	inability to attract and retain key personnel;

•	future liabilities under defined benefit retirement plans;

•	failure to manage business risks, including in connection with use of models, use of derivatives, or maintaining appropriate policies and guidelines;

•	changes in capital and credit markets, including interbank funding, as well as customer deposits, which provide the liquidity and capital required to fund our operations; and

•

other risks and uncertainties identified in our filings with the SEC, including ING’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 6, 2025 (the “2024 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov, and ING’s more recent disclosures, including press releases, which are available on www.ing.com.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made, and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the GEM (as defined below), U.S. Securities and Exchange Commission (“SEC”) or applicable U.S. or other law, ING expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in ING’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that ING has made or may make in documents ING has filed or may file with the SEC.

Additional risks and risk factors are identified in ING’s filings with the SEC, including in the 2024 Form 20-F, filed on March 6, 2025, which is available on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds, and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the Issuer and securities the Issuer may offer from time to time, some of which may not apply to this offering of the Securities. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

Neither the Issuer nor the underwriters have authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of the Issuer or to which we have referred you. The Issuer and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of the Issuer or to which we have referred you constitute an offer to sell only the Securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to this offering prepared by or on behalf of the Issuer or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified in this prospectus supplement, references to “ING Groep N.V.” or the “Issuer,” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries. References to “DTC” shall include any successor clearing system. References to “ordinary shares” means ordinary shares in the capital of the Issuer currently with a nominal value of €0.01 each. “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

References to “€”, “EUR” or “euros” shall be to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-286734) filed by the Issuer with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on the Issuer and the securities the Issuer is offering. Statements in this prospectus supplement concerning any document filed or to be filed by the Issuer as an exhibit to the registration statement or that the Issuer has otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows the Issuer to “incorporate by reference” much of the information filed by the Issuer with the SEC, which means that the Issuer can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the Issuer, please refer to “Available Information” on page 5 of the accompanying prospectus. In particular, we refer you to, and incorporate by reference into this prospectus supplement, (i)  the 2024 Form 20-F, which includes a discussion of our results of operations and financial condition as of, and for the year ended, December  31, 2024, (ii) our Current Report on Form 6-K, filed with the SEC on July 24, 2025 (Film No. 251144431), concerning the resignation of Tanate Phutrakul as Chief Financial Officer and member of the Executive Board, (iii)  our Current Report on Form 6-K, filed with the SEC on July 31, 2025 (Film No. 251169177) and (iv) our Current Report on Form 6-K, filed with the SEC on August 1, 2025 (Film No. 251175499) concerning the 2025 EU-wide stress test conducted by the European Banking Authority.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, the Issuer incorporates by reference in this prospectus supplement and the accompanying prospectus any future documents the Issuer may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K furnished by the Issuer to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

The Issuer will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which the Issuer has incorporated in this prospectus supplement by reference. You should direct your requests to ING Groep N.V., Attention: Investor Relations, Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands, telephone: +31-20-576-6959. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. ING’s electronic filings are available on the SEC’s internet site under CIK ID 0001039765 (ING Groep N.V.) and on our website at http://www.ing.com. ING is not incorporating the contents of the websites of the SEC, ING or any other entity into this prospectus supplement and the accompanying prospectus.

PRESENTATION OF FINANCIAL INFORMATION

ING prepares financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IFRS-IASB”) for purposes of reporting with the SEC, including financial information contained in this prospectus supplement and the 2024 Form 20-F. ING Group’s accounting policies and its use of various options under IFRS-IASB are described under Note 1.2 to the consolidated financial statements, “Basis of preparation of the Consolidated financial statements” on page F-230 of the 2024 Form 20-F incorporated herein by reference. In this document, the term “IFRS-IASB” is used to refer to IFRS-IASB as applied by ING Group.

ING also prepares financial information in accordance with IFRS as adopted by the European Union (“IFRS-EU”), including the decisions ING made with regard to the options available under IFRS as adopted by the EU. For an explanation of the differences between IFRS-IASB and IFRS-EU, see the section “Presentation of Information” on page 6 of the 2024 Form 20-F incorporated herein by reference. For a reconciliation between IFRS-EU and IFRS-IASB, see Note 1.2.2 to the consolidated financial statements, “Reconciliation between IFRS-EU and IFRS-IASB,” starting on page F-230 the 2024 Form 20-F incorporated herein by reference.

Capital measures included in this prospectus supplement are based on IFRS-EU, as this is the primary accounting basis for statutory and regulatory reporting used by ING Group.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

Because this section is a summary, it does not describe every aspect of the Securities in detail. This summary is subject to, and qualified by reference to, the section entitled “Description of the Securities.” Words and expressions defined in “Description of the Securities” below shall have the same meanings in this summary. This prospectus supplement includes an Index of Defined Terms on page S-130. Words and expressions defined in “Description of the Securities” below shall have the same meanings in this summary.

The Issuer

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves around 40 million customers in 38 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed.

Securities Offered	$1,500,000,000 aggregate principal amount of 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “Securities”).

Currency	U.S. dollars.

Issue Date	September 9, 2025 (the “Issue Date”).

Perpetual Securities	The Securities are perpetual securities with no fixed maturity or redemption date.

Aggregate Principal Amount	$1,500,000,000

Interest Rate and Interest Payment Dates

Except as set forth under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” below, interest will be payable on May 16 and November 16 of each year, commencing on November 16, 2025, at a rate per annum of 7.000%, from and including the Issue Date to but excluding November 16, 2032 (the “First Reset Date”). A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) the Issue Date to (but excluding) November 16, 2025 (and thus a short first interest period). The interest rate on the Securities will be reset on the First Reset Date and each five-year anniversary date thereof (each, a “Reset Date”) to but excluding the next following Reset Date, to a rate per annum equal to the sum of the applicable Reset Reference Date on the Relevant Determination Date and the Margin.

Reset Reference Rate	“Reset Reference Rate” means with respect to any Reset Date from which such rate applies, the rate per annum equal to: (i) the applicable annual mid-swap rate for swap transactions in U.S. dollars (with a maturity equal to 5 years) where the floating leg pays daily compounded SOFR annually, which is calculated and published by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate), as displayed on the Screen Page at 11.00 a.m. (in New York) on the relevant Reset Determination Date or (ii) if such rate is not displayed on the Screen Page at such time and date (in circumstances other than those in which the Issuer has determined that a Benchmark Event (as defined herein) has occurred or that there is a Successor Rate, the Reset Reference Bank Rate) on the relevant Reset Determination Date.

Margin	3.594%

Interest Payments Discretionary	Interest on the Securities shall be due and payable at the sole and absolute discretion of the Issuer. If the Issuer does not make an interest payment on any Interest Payment Date or redemption date in whole or in part, such interest payment (or the portion thereof not paid) shall be deemed cancelled and shall not be due and payable. See “Notice to Investors.”

Restriction on Interest Payments	The Issuer shall not make an interest payment (including any Additional Amounts) on the Securities on any Interest Payment Date or redemption date and such interest payment shall not be due if and to the extent that:

(a)   the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (excluding any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items), in the aggregate exceed the amount of the Issuer’s Distributable Items as at such Interest Payment Date or redemption date;

(b)   the payment of such interest, when aggregated together with certain other distributions of the kind referred to in Article 3:62b(2) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (implementing Article 141(2) of the Directive (EU) 2013/36, as amended, supplemented or replaced (the “CRD IV Directive”), Article 3:62ba(2) of the Dutch Financial Supervision Act (implementing Article 141b(2) of the CRD IV Directive), Article 3A:11b of the Dutch Financial Supervision Act (implementing Article 16a BRRD) or Article 10a of the SRMR, in each case as amended or replaced from time to time (or any provision of applicable law, including the Dutch Financial Supervision Act, as amended or replaced and as in force and applicable in The Netherlands from time to time) or, as applicable, any analogous restrictions arising from the requirement to meet capital buffers under the Capital Regulations, would cause the Maximum Distributable Amount, if any, then applicable to the Issuer to be exceeded; or

(c)   the payment of such interest is scheduled to be made on an Interest Payment Date falling on or after the date of a Trigger Event or a Liquidation Event.

The Issuer may, however, in its sole discretion, elect to make a partial interest payment on the Securities to the extent that such partial interest payment may be made without breaching the above restriction.

Agreement to Interest Cancellation

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that:

(a)   interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded, or (iii) a Trigger Event or a Liquidation Event having occurred; and

(b)   a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest shall only be due and payable on an Interest Payment Date or redemption date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” above. Any interest payment cancelled or deemed cancelled (in each case, in whole or in part) on any Interest Payment Date or redemption date in the circumstances described above shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto (whether upon a Liquidation Event or otherwise) or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The non-payment of any interest in whole or in part by the Issuer shall not constitute a default for any purpose on the part of the Issuer, and the holders and beneficial owners of the Securities shall have no right thereto whether in the case of a Liquidation Event or otherwise.

Notice of Interest Cancellation	If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the trustee and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the trustee and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to provide such notice, however, shall not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, and shall not constitute a default under the Securities for any purpose or give holders of the Securities any rights as a result of such failure.

Additional Amounts	Payment of “Additional Amounts” as defined in the accompanying prospectus, if any, shall be made under the circumstances described in the section entitled “Description of Capital Securities — Payment of Additional Amounts with Respect to the Capital Securities” in the accompanying prospectus and in the section entitled “Description of the Securities — Payment of Additional Amounts” herein, provided that Additional Amounts shall only be paid in the event that deduction or withholding relates to interest payments (and not payments of principal), and subject to the restrictions described in the section entitled “Description of the Securities — Interest Cancellation — Restriction on Interest Payments” in this prospectus supplement.

Treatment of Interest as Dividends for U.S. Federal Income Tax Purposes

As described under “Material U.S. Federal Income Tax Consequences,” in general, the interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends for U.S. federal income tax purposes.

Ranking	The Securities and any interest therein shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu without any preference among themselves. The rights and claims of the holders of the Securities in respect of or arising from the Securities shall be subordinated as described below.

Liquidation Event	If a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of the Issuer (any such event, a “Liquidation Event”) occurs prior to a Trigger Event, the Securities shall be subordinated to the Senior Instruments of the Issuer and rank pari passu with the Parity Instruments of the Issuer, in each case in accordance with and subject to mandatory applicable law, including as provided pursuant to Section 212rf of the Dutch Bankruptcy

Code (Faillissementswet). By virtue of such subordination, any payments to the holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount. The exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall not constitute a Liquidation Event.

If a Liquidation Event occurs on or after a Trigger Event but before the Issuer issues the ordinary shares deliverable upon conversion of the Securities as described under “— Conversion Upon Trigger Event” below, each holder of a Security shall have a claim, in lieu of any other payment by the Issuer, for the amount, if any, it would have been entitled to receive if the Securities had been converted immediately prior to the Liquidation Event and the relevant number of shares to which such holder would have been entitled had been delivered to such holder, immediately prior to the Liquidation Event.

Redemption

Subject to the conditions described under “— Conditions to Redemption, Substitution, Variation and Purchase” below, the Issuer may, at its option, redeem all, but not less than all, of the Securities (i) on the First Reset Date (as defined herein) and on any subsequent Interest Payment Date, (ii) at any time if at least 75% of the aggregate principal amount of the Securities issued has been redeemed or purchased and cancelled, (iii) at any time if a Regulatory Event has occurred and is then continuing, or (iv) at any time if a Tax Event has occurred and is then continuing, in each of cases (i)-(iv), at their principal amount, plus accrued and unpaid interest to the redemption date (including Additional Amounts, if any), excluding any interest that has been cancelled or deemed cancelled in accordance with the provisions described under “Description of the Securities — Interest Cancellation — Interest Payments Discretionary” or that the Issuer would not be permitted to pay pursuant to the provisions described under “Description of the Securities — Interest Cancellation — Restriction on Interest Payments.”

A “Regulatory Event” is deemed to have occurred if at any time on or after the Issue Date, as a result of a change in the regulatory classification of the Securities, the Securities have been or will be excluded from the own funds of the Issuer, calculated in accordance with Article 11 of the CRR (as defined below) on the basis of the consolidated situation of the Issuer as the parent financial holding company for ING Bank, or reclassified as own funds of lower quality (that is, no longer Additional Tier 1 Capital), in each case whether in whole or in part, provided that, for the avoidance of doubt, a Regulatory Event shall not be deemed to have occurred in the case of a partial exclusion of the Securities as a result of a Conversion.

A “Tax Event” is deemed to have occurred if the Issuer determines that as a result of a Tax Law Change which was not reasonably foreseeable on the Issue Date:

(a)   the Issuer will or would be required on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) to pay holders Additional Amounts; or

(b)   the Issuer would not be entitled to claim a deduction in respect of any interest payments made on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) in computing the Issuer’s taxation liabilities in The Netherlands, or the amount of the deduction would be materially reduced, save to the extent that such Tax Law Change merely codifies, rules or otherwise confirms that the interest payment would not be or was not deductible based on applicable law as at the Issue Date;

provided, in each case, that the consequences of such event cannot be avoided by the Issuer taking reasonable measures available to it.

Conditions to Redemption, Substitution, Variation and Purchase

The Issuer may not give notice of any redemption of or redeem, nor may the Issuer or any member of the Group purchase, any Securities unless it has obtained the prior permission of the Competent Authority.

“Competent Authority” means the European Central Bank or any other body or authority having primary supervisory authority with respect to the Issuer, ING Bank or the Group and/or the relevant Resolution Authority.

Any redemption, substitution, variation or purchase of the Securities is subject to additional conditions as described under “Description of the Securities — Redemption — Conditions to Redemption, Substitution, Variation and Purchase” in this prospectus supplement and “Description of Debt Securities — Redemption and Repayment — Conditions to Redemption, Substitution, Variation and Purchase” in the accompanying prospectus. As of the date of this prospectus supplement, such consent is required for redemptions prior to maturity.

Subsequent Repurchase	Subject to the provisions described under “Description of the Securities — Conditions to Redemption, Substitution, Variation and Purchase” herein, the Issuer or any member of the Group may, whether in the context or market making or otherwise, purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with and subject to applicable law and regulations, including the capital regulations applicable to the Group in force at the relevant time.

Substitution and Variation

Notwithstanding anything to the contrary in the Securities or the Indenture or supplemental indenture with respect thereto, if a Regulatory Event, Tax Event or an Alignment Event has occurred and is continuing with respect to any series of the Securities then the Issuer may, without any requirement for the consent or approval of the holder or beneficial owner of such Securities, substitute such Securities, in whole but not in part, or vary the terms of such Securities, in whole but not in part, so that the substituted Securities are, or that the Securities remain, Compliant Securities. See “Description of Securities — Substitution and Variation” herein. Any substitution or variation of the Securities is subject to the provisions described under “Description of the Securities — Conditions to Redemption, Substitution, Variation and Purchase” in this prospectus supplement.

By its acquisition of the Securities or any beneficial interest therein, each holder and beneficial owner of the Securities and each subsequent holder and beneficial owner of the Securities, (i) acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination to substitute the Securities or vary the terms of the Securities as provided above, (ii) grants to the Issuer and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Securities or the variation of the terms of the Securities, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Issuer and the trustee for, agrees not to initiate a suit against the Issuer or the trustee in respect of, and agrees that neither the Issuer nor the trustee shall be liable for, any action that the Issuer or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Securities or the variation of the terms of the Securities at the option of the Issuer as provided in “Description of the Securities — Substitution and Variation” herein.

Conversion Upon Trigger Event

A “Trigger Event” shall occur if at any time the Issuer, the Competent Authority or any agent appointed for such purpose by the Competent Authority has determined that the Group CET1 Ratio is less than 7.00%.

If a Trigger Event occurs, the Securities shall be converted, in whole and not in part, into ordinary shares at the Conversion Price.

The “Conversion Price” per ordinary share in respect of the Securities shall be:

•   if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, the highest of (i) the Current Market Price per ordinary share translated into U.S. dollars at the Prevailing Rate, (ii) $8.76 per ordinary share (the “Floor Price”), subject to adjustment as described under “Description of the Securities — Anti-Dilution,” and (iii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate, and

•   if the ordinary shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (i) the Floor Price and (ii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate.

The Current Market Price, Floor Price and Prevailing Rate shall each be determined on the date on which the Conversion Notice is given. The nominal value of an ordinary share is currently €0.01, which translated into U.S. dollars at the Noon Buying Rate (as defined herein) on August 29, 2025, of $1.1695 to €1.00 is equivalent to $0.0117.

Holders of the Securities may elect to receive the ordinary shares in the form of “American Depositary Receipts”, as described under “Description of American Depositary Shares” in the accompanying prospectus. If at the time of conversion the ordinary shares are represented by American Depositary Shares (“ADSs”) as described under “Description of American Depositary Shares” in the accompanying prospectus, and only the ADSs are admitted to listing on the Relevant Stock Exchange, the Issuer shall issue ordinary shares to the Issuer’s ADS Depositary facility (the “ADS Depositary”) and cause the ADS Depositary to issue the required number of ADSs.

Agreement and Acknowledgement with Respect to the Exercise of Bail-in Power

No principal of, or interest on, the Securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of a Security, by acquiring the Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the relevant resolution authority) of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Securities must otherwise be applied to absorb losses, or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Security or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to vary the terms of the Securities, which may include amending the Interest Payment Dates or amount, or to suspend any payment in respect of the Securities for a temporary period.

“Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht)) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRMR, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the

Dutch Intervention Act (Interventiewet, as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other instruments of ownership or other securities or obligations of the obligor or obligations of any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Any Dutch Bail-in Power may be exercised with respect to the Securities without any prior notice by the relevant resolution authority of its decision to exercise such power. Under the terms of the Securities, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities will not be an Event of Default (as defined in the Indenture).

Enforcement Events and Remedies	The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “— Liquidation Event” above. Your remedies for the Issuer’s breach of any obligations under the Securities are extremely limited, as described under “Description of the Securities — Enforcement Events and Remedies.”

Waiver of Right of Set-off	Subject to applicable law, neither any holder or beneficial owner of Securities nor the trustee acting on behalf of the holders and beneficial owners of Securities may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the Securities or the Indenture and each holder and beneficial owner of Securities, by virtue of its holding of any Securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Securities, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. To the extent that any such holder or beneficial owner of Securities or any interest therein nevertheless claims a right of set-off, netting, compensation or retention in respect of any such amount, whether by operation of law or otherwise, and irrespective of whether the set-off, netting, compensation or retention is effective under any applicable law, such holder or beneficial owner shall immediately transfer to the Issuer (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Issuer, as the case may be) an amount equal to the amount which purportedly has been set off, netted, compensated or retained (such a transfer, a “Set-off Repayment”) and no rights can be derived from the Securities or any interest therein until the Issuer (or the liquidator or administrator of the Issuer, as the case may be) has received in full the relevant Set-off Repayment and accordingly any such set-off, netting, compensation or retention shall be deemed not to have taken place. The foregoing shall not prevent any set-off in order to give effect to a Conversion. Irrespective of any other set-off, netting, compensation or retention agreement providing otherwise, the possibility of any set-off, netting, compensation or retention by a holder or beneficial owner of Securities shall be exclusively governed by Dutch law.

Form and Delivery	The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Securities will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Securities through DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and DTC and its direct and indirect participants will record your beneficial interest on their books. The Issuer will not issue definitive Securities except as described in the accompanying prospectus. Settlement of the Securities will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Capital Securities — Form, Exchange and Transfer of Capital Securities” and “Clearance and Settlement” in the accompanying prospectus.

Further Issues	The Issuer may, without the consent of the holders of the Securities, issue additional Securities under the Indenture, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the Securities described in this prospectus supplement, other than the price to the public and issue date of the Securities offered hereby. Any such additional securities, together with the Securities offered by this prospectus supplement, shall rank equally and rateably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the Securities. There is no limitation on the amount of Securities or other debt securities that the Issuer may issue under the Indenture, and there is no restriction on the Issuer issuing securities that may have similar, or different conversion trigger event provisions to the Securities or no conversion trigger events.

Listing	Application has been made to list the Securities on the Global Exchange Market of the Irish Stock Exchange plc trading as Euronext Dublin (the “GEM”).

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom, will act as the trustee and initial principal paying agent for the Securities.

Use of Proceeds	The Issuer intends to use the net proceeds of the offering of the Securities for its general corporate purposes and to strengthen its capital base.

Governing Law	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions, which will be governed by Dutch law.

Risk Factors	Investing in the Securities offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Securities, see “Risk Factors” beginning on page S-25 of this prospectus supplement.

ISIN	US456837BT90

CUSIP	456837 BT9

Common Code

RISK FACTORS

Investing in the Securities offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the Securities and the suitability of investing in the Securities in light of the particular characteristics and terms of the Securities and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the Securities’ terms, such as the provisions governing Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by you to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority, that interest is due and payable only at the sole discretion of the Issuer and may be cancelled at the sole discretion of the Issuer, and that there is no scheduled repayment date for the principal of the Securities. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, the 2024 Form 20-F, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Securities and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the Securities and your ability to bear the loss of all or a portion of your investment. If any of the risks described below materializes, the Issuer’s business, financial condition and results of operations could suffer, the Securities could be subject to Conversion and/or the Dutch Bail-in Power, and the trading price and liquidity of the Securities and/or its ordinary shares could decline, in which case you could lose some or all of the value of your investment.

Risks Relating to the Issuer

For a description of the risks associated with the Issuer and the Group, see the section entitled “Key Information — Risk Factors” starting on page 9 of the 2024 Form 20-F, which is incorporated by reference herein.

Risks Relating to the Securities

The Securities are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Securities are complex financial instruments that involve a high degree of risk. As a result, an investment in the Securities and the Conversion Shares or ADSs issuable following a Trigger Event will involve certain increased risks. Each potential investor of the Securities must determine the suitability (either alone or with the help of a financial and/or professional adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)

have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risks of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

(ii)

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

(iii)

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities, including where the currency for principal or interest payments, i.e., U.S. dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Securities could be lost, including following the exercise by the relevant resolution authority of any Dutch Bail-in Power;

(iv)

understand thoroughly the terms of the Securities, such as the provisions governing the Conversion (including, in particular, the calculation of the Group CET1 Ratio, as well as under what circumstances a Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets, including the possibility that the Securities may become subject to write-down or conversion or expropriation if the Dutch Bail-in Power is exercised; and

(v)

be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

A potential investor should not invest in the Securities which are complex financial instruments unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Securities will perform under changing conditions (including, the likelihood of the Conversion into Conversion Shares), the resulting effects on the value of the Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Securities have no scheduled maturity, and you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities except in very limited circumstances.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date and are not redeemable at the option or election of the holders. Accordingly, the Issuer is under no obligation to repay all or any part of the principal amount of the Securities, it has no obligation to redeem the Securities at any time and you have no right to call for their redemption or otherwise claim for the repayment of the principal amount of the Securities (except in the very limited circumstances following a Liquidation Event) where you have a claim as described under “Description of the Securities — Enforcement Events and Remedies”). Therefore, you will receive or realize a cash amount with respect to your investment of principal only (i) if the Issuer at its option redeems the Securities in accordance with their terms and applicable law (which would require the Issuer to obtain prior permission from the Competent Authority), (ii) by selling your Securities or, following the occurrence of a Trigger Event and the issue and delivery of Conversion Shares or ADSs, your Conversion Shares or ADSs or (iii) in the liquidation, moratorium of payments or bankruptcy of the Issuer (and, in the case of clause (ii) and (iii), the cash amount received or realized may be less than the principal amount of your Securities). See “— The Issuer may redeem the Securities at its option in certain situations.” for additional information on the Issuer’s ability to redeem the Securities.

The Issuer’s obligations under the Securities will be unsecured and subordinated, and the rights of the holders of Securities will be further subordinated upon conversion into Conversion Shares.

The Issuer’s obligations under the Securities will be unsecured and subordinated obligations of the Issuer, ranking pari passu without any preference among themselves. If a Liquidation Event occurs prior to a Trigger Event, the Securities will be subordinated to Senior Instruments of the Issuer, and rank pari passu with all Parity Instruments of the Issuer, in each case in accordance with and subject to mandatory applicable law, including as provided pursuant to Section 212rf of the Dutch Bankruptcy Code (Faillissementswet). In the circumstances described above, the amount of any claim in respect of each Security shall be its principal amount. By virtue of such subordination, payments (if any) to the holders of the Securities will, in the case of a Liquidation Event, only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied.

In addition, holders should be aware that, upon the occurrence of a Trigger Event, all of the Issuer’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient). If a Liquidation Event occurs on or after a Trigger Event but before the Conversion Shares deliverable upon Conversion are issued and delivered to the Conversion Shares Depository (or other relevant person), each holder of a Security shall have a claim, in lieu of any other payment by the Issuer, for the amount, if any, it would have been entitled to receive if the Conversion relating to such Trigger Event had occurred, and the relevant number of Conversion Shares to which such holder would have been entitled had been delivered to such holder, immediately prior to the Liquidation Event. Each holder will be effectively further subordinated due to the change in its status from (in case of a Liquidation Event occurring prior to a Trigger Event) being the holder of a debt instrument ranking ahead of holders of ordinary shares to (in case of a Liquidation Event occurring after a Trigger Event) being the holder of ordinary shares or being entitled to delivery of ordinary shares as evidenced by the Security. As a result, upon the occurrence of Conversion, the holders could lose all or part of their investment in the Securities irrespective of whether the Issuer has sufficient assets available to settle what would have been the claims of the holders of the Securities or other securities subordinated to the same extent as the Securities, in proceedings relating to a Liquidation Event or otherwise. Therefore, even if other securities that rank pari passu with the Securities are paid in full, following the Trigger Event, the holders will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities and will rank as holders of ordinary shares (or beneficial owners of ordinary shares). The claims of holders of ordinary shares in a Liquidation Event are the most junior ranking of all claims. Claims in respect of ordinary shares are not for a fixed principal amount but rather are limited to a share of the surplus assets (if any) remaining following payment of all amounts due in respect of the liabilities of the Issuer.

Also, there is a risk that, pursuant to Section 212rf of the Dutch Bankruptcy Code (Faillissementswet), instruments which are expressed to rank pari passu with or lower than the Securities may in the Issuer’s bankruptcy rank senior to the Securities if these other instruments do not qualify or are disqualified as own funds. As described in the below section, “Description of the Securities — Ranking,” the ranking of the Securities is subject to mandatory applicable law, including as provided pursuant to Section 212rf of the Dutch Bankruptcy Code.

Although the Securities may pay a higher rate of interest than comparable securities which are not so subordinated, there is a real risk that an investor in the Securities will lose all or some of its investment should the Issuer become insolvent since its assets would be available to pay such amounts only after all of its senior and more senior subordinated creditors have been paid in full.

Therefore, if, prior to the occurrence of a Trigger Event, a Liquidation Event occurs, the liquidator or administrator of the Issuer in a distribution would first apply assets of the Issuer to satisfy all rights and claims of holders of Senior Instruments. If the Issuer does not have sufficient assets to settle claims of such Senior Instrument holders in full, the claims of the holders of the Securities will not be settled and, as a result, the holders will lose the entire amount of their investment in the Securities. The Securities will share equally in payment with claims under Parity Instruments (or with claims in respect of ordinary shares, in the event of a Liquidation Event of the Issuer occurring in the intervening period between a Trigger Event and the Conversion Date) if the Issuer does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

Subject to applicable law, neither any holder or beneficial owner of Securities nor the trustee acting on behalf of the holders and beneficial owners of Securities may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Securities or the Indenture and each holder and beneficial owner of Securities, by virtue of its holding of any Security or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Securities, shall, be deemed to have waived all such rights of set-off, netting, compensation or retention. To the extent that any such holder or beneficial owner of Securities or any interest therein nevertheless claims a right of set-off, netting, compensation or retention in respect of any such amount, whether by operation of law or otherwise, and irrespective of whether the set-off, netting, compensation or retention is effective under any applicable law, such holder or beneficial owner shall immediately transfer to the Issuer (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Issuer, as the case may be) a Set-off Repayment and no rights can be derived from the Securities or any interest therein until the Issuer (or the liquidator or administrator of the Issuer, as the case may be) has received in full the relevant Set-off Repayment and accordingly any such set-off, netting, compensation or retention shall be deemed not to have taken place. The foregoing shall not prevent any set-off in order to give effect to a Conversion. Irrespective of any other set-off, netting, compensation or retention agreement providing otherwise, the possibility of any set-off, netting, compensation or retention by a holder or beneficial owner of Securities shall be exclusively governed by Dutch law.

Interest payments may be cancelled on a discretionary or mandatory basis. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and the holders shall have no rights thereto.

The Issuer may elect not to pay interest, in whole or in part, on any Interest Payment Date or redemption date. The Issuer may make such election for any reason. In addition, payment of interest will be prohibited if and to the extent that certain regulatory conditions are not satisfied, including that (i) Distributable Items are insufficient and/or (ii) payment would cause the Maximum Distributable Amount (if any) then applicable to the Issuer to be exceeded (as further described below). Furthermore, if a Liquidation Event or Trigger Event and Conversion occurs all interest accrued and unpaid shall be cancelled. There can, therefore, be no assurances that a holder will receive interest payments in respect of the Securities.

Insufficient Distributable Items

The Issuer shall not make an interest payment (including any Additional Amounts) on the Securities on any Interest Payment Date or redemption date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable) if and to the extent that the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (which, for the avoidance of doubt, excludes any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items) shall, in aggregate, exceed the amount of Distributable Items of the Issuer as at such Interest Payment Date or redemption date. Accordingly, the amount of Distributable Items available for this purpose may be affected, inter alia, by other discretionary interest payments or CET1 distributions.

Maximum Distributable Amount

The Issuer shall not be permitted to pay any interest otherwise due on an Interest Payment Date or redemption date if and to the extent that the payment of such interest, when aggregated together with certain other distributions of the kind referred to in Article 3:62b(2) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (implementing Article 141(2) of the CRD IV Directive), Article 3:62ba(2) of the Dutch Financial Supervision Act (implementing Article 141b(2) of the CRD IV Directive), Article 3A:11b of the Dutch Financial Supervision Act (implementing Article 16a BRRD) or Article 10a of the SRMR, in each case as amended or replaced from time to time (or any provision of applicable law, including the Dutch Financial Supervision Act, as amended, supplemented or replaced, and as in force and applicable in The Netherlands from time to time) or, as applicable, any analogous restrictions arising from the requirement to meet capital buffers under the Capital Regulations, if any, would cause the Maximum Distributable Amount (if any) then applicable to the Issuer to be exceeded. The “other distributions” referred to above include, without limitation, distributions in connection with CET1 capital, payments on other Additional Tier 1 Capital instruments (including interest amounts on the Securities) and discretionary staff remuneration.

Article 104 of the CRD IV Directive

Further, the Competent Authority has wide-ranging powers given to it pursuant to Article 104 of the CRD IV Directive for the purpose of the supervisory review and evaluation process under that directive. These powers include, inter alia, a general power to restrict or prohibit interest payments to holders of Additional Tier 1 Securities, such as the Securities. There are no ex-ante limitations on the Competent Authority’s discretion to exercise this power. If the Competent Authority exercises this power, the Issuer will exercise its discretion to cancel (in whole or in part, as required by the Competent Authority) interest payments in respect of the Securities.

The capacity of the Issuer to make interest payments may also be affected by its compliance with all capital requirements applicable from time to time. Pursuant to Article 104 of the CRD IV Directive the Competent Authority also has the power to require institutions to hold own funds in excess of the general requirements under the CRD IV Directive and the CRR, which may affect the level at which the restrictions set out under “Maximum Distributable Amount” above apply. There can be no assurance that additional new and more onerous requirements will not apply in the future and such requirements may also affect the Issuer’s capacity to make payments of interest. Further, even if the Issuer and the Group were to meet any such enhanced capital requirements, the Competent Authority may exercise its powers pursuant to Article 104 of the CRD IV Directive to restrict or prohibit interest payments to holders of the Securities.

Payment of interest may also be affected by any application of the legislation in The Netherlands implementing the BRRD.

Consequences of cancellation

Any interest payment (or part thereof) not paid on any relevant Interest Payment Date or redemption date (whether or not the Issuer has given notice of cancellation) shall be cancelled or deemed cancelled and shall not accumulate or be due and payable at any time thereafter. The non-payment of any interest in whole or in part by the Issuer shall not constitute a default for any purpose on the part of the Issuer, and the holders or shall have no right thereto whether in the case of a Liquidation Event or otherwise. As described in the below section, “Description of the Securities — Interest Cancellation — Agreement to Interest Cancellation,” in the case of a Liquidation Event or on the occurrence of a conversion upon a Trigger Event, any accrued and unpaid interest on the Securities shall be deemed cancelled.

If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the Paying Agents and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the Paying Agents and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to give such notice, however, shall not affect the validity of the cancellation of any interest payment in whole or in part by the Issuer and shall not constitute a default under the Securities for any purpose or give holders any rights as a result of such failure.

If the Issuer elects to cancel, or is prohibited from paying, interest on the Securities at any time, this imposes no restrictions on the Issuer. For the avoidance of doubt, there is no restriction (other than any restriction imposed by any applicable law or regulation) on the Issuer from otherwise making distributions or any other payments to the holders of any other securities of the Issuer, including securities ranking pari passu with, or junior to, the Securities. The Securities rank senior to the Issuer’s ordinary shares. It is the current intention of the Issuer that, whenever exercising its discretion to declare Ordinary Share dividends, or its discretion to cancel interest on the Securities, the Issuer will take into account the relative ranking of these instruments in the Issuer’s capital structure. However, the Issuer may depart from that current intention at any time in its sole discretion and will not be required to provide holders with prior notice of such departure.

Any actual or anticipated cancellation or reduction of interest payments can be expected to have a significant adverse effect on the market price of the Securities and any trading market for the Securities could be severely restricted. In addition, as a result of the interest cancellation and reduction provisions of the Securities, the market price of the Securities may be more volatile than the market prices of other debt securities on which interest accrues that are not subject to such cancellation or reduction and may be more sensitive generally to adverse changes in the Issuer’s financial condition.

The level of the Issuer’s Distributable Items is affected by a number of factors and insufficient Distributable Items may restrict the Issuer’s ability to make interest payments on the Securities.

As of December 31, 2024, the Issuer had approximately €44,833 million of Distributable Items. The level of the Issuer’s Distributable Items is affected by a number of factors. The Issuer’s future Distributable Items, and therefore its ability to make interest payments under the Securities, are a function of its existing Distributable Items and its future profitability. In addition, the Issuer’s Distributable Items may also be adversely affected by the servicing of other debt and equity instruments and there are no restrictions on the Issuer’s ability to make payments on Parity Instruments, other debt instruments (including more senior and parity ranking instruments) or its ordinary shares even if that results in its Distributable Items not being sufficient to make a scheduled interest payment on the Securities.

In addition, the Issuer is a holding company and conducts substantially all of its operations through its subsidiaries. The Issuer’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due, or to provide the Issuer with funds to meet any of the Issuer’s payment obligations, under the Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries in a manner which creates Distributable Items for the Issuer. Consequently, the Issuer’s future Distributable Items, and therefore its ability to make interest payments under the Securities, are a function of its existing Distributable Items, future Group profitability and the ability to distribute (by way of dividend or otherwise) profits from its operating subsidiaries up the Group structure to the Issuer.

The level of the Issuer’s Distributable Items may also be affected by changes to regulation, changes to Dutch and European accounting standards or the requirements and expectations of applicable regulatory authorities. Any such potential changes could adversely affect the Issuer’s Distributable Items in the future. For example, the ability of the Group’s subsidiaries to pay dividends and the Issuer’s ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital, loss absorbing capacity and leverage requirements, statutory reserves, financial and operating performance, accounting regulations and applicable tax laws. These laws, regulations and restrictions could limit the payment of dividends, distributions and other payments to the Issuer by its subsidiaries, which could in time restrict the Issuer’s ability to fund other operations or to maintain or increase its Distributable Items.

Further, the Issuer’s Distributable Items, and therefore its ability to make interest payments on the Securities, may also be adversely affected by the performance of the Group’s business in general, factors affecting the level of the Issuer’s or the Group’s earnings, the mix of businesses, the ability to manage effectively the risk-weighted assets in both the ongoing businesses and those the Issuer or the Group may seek to exit, changes in the Issuer’s or the Group’s structure or organization, the Issuer’s financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of the Issuer’s control. In addition, adjustments to earnings, as determined by the Issuer, may fluctuate significantly and may materially adversely affect Distributable Items. The Issuer shall not make an interest payment on the Securities on any Interest Payment Date or redemption date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable) if the level of Distributable Items is insufficient to fund that payment.

CRD IV includes capital requirements that are in addition to the minimum capital ratio of CET1 to risk-adjusted assets and other minimum capital ratios. These additional capital requirements will restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case it may reduce or cancel interest payments on the Securities. The Bank Recovery and Resolution Directive (the “BRRD”) also contains requirements which restrict payments of interest by banks. The introduction of additional capital requirements in the future may further impact the Issuer’s ability to make interest payments on the Securities.

The capital and regulatory framework to which the Group is subject imposes certain requirements for the Group with respect to leverage, with respect to sufficient levels of capital, including CET1 capital, and with respect to additional loss absorbing capacity (including MREL and TLAC (as both terms are defined below)). A failure to comply with such requirements, as the same may be amended from time to time, may result in restrictions on the Issuer’s ability to make discretionary distributions in certain circumstances. For more information on the capital and regulatory framework to which the Group is subject, see the section entitled “Regulation and Supervision — Basel III and European Union Standards as currently applied by ING Bank” starting on page 59 of the 2024 Form 20-F incorporated herein by reference, “Regulation and Supervision — Capital requirements applicable to ING Group at a consolidated level” on page 61 of the 2024 Form 20-F incorporated herein by reference and “Regulation and Supervision — Bank Recovery and Resolution Directive” starting on page 61 of the 2024 Form 20-F incorporated herein by reference.

In The Netherlands, the countercyclical capital buffer (“CCyB”) (as described in “Regulation and Supervision — Capital requirements applicable to ING Group at a consolidated level” on page 61 of the 2024 Form 20-F incorporated herein by reference) is currently set at 2.0% by the central bank of The Netherlands (“DNB”). However, in respect of exposures outside The Netherlands, local regulators may set the CCyB at a level higher than the level set by DNB. As at June 30, 2025, the Group’s prevailing CET1 ratio requirement (including buffer requirements) was 10.74%, while the Group’s fully-loaded CET1 requirement was 10.86%. As at June 30, 2025, the Group CET1 Ratio was 13.3%.

Under the Banking Reform Package (as defined in the section entitled “Regulation and Supervision — CRRII / CRD V and BRRDII” starting on page 59 of the 2024 Form 20-F incorporated herein by reference), the restrictions imposed by the Maximum Distributable Amount will now encompass the minimum Leverage Ratio requirement and the MREL requirement. The Banking Reform Package covers multiple areas, including the Pillar 2 framework, the introduction of a leverage ratio requirement of 3% and a leverage ratio buffer requirement of 0.5% which is 50% of the G-SIB buffer requirement (applicable per January 1, 2023). Therefore, from January 1, 2023, a Leverage Ratio Maximum Distributable Amount (“L-MDA”) requirement of 3.5% applies to ING Group. As at June 30, 2025, the Group Leverage Ratio was 4.3%. The Banking Reform Package also clarifies the stacking order between the combined buffer requirement and the MREL requirement and gives the relevant resolution authority the power to prohibit an entity from distributing more than the Maximum Distributable Amount for the Minimum Requirement for own funds and Eligible Liabilities (“MREL”) (calculated in accordance with Article 16a(4) of the BRRD, the “M-MDA”) where the combined buffer requirement and the MREL requirement are not met. The M-MDA combined buffer requirement already applies to the Issuer or the Group through Article 3A:11b of the Dutch Financial Supervision Act. In respect of the M-MDA, the Banking Reform Package provides a nine month grace period whereby the relevant resolution authority assesses on a monthly basis whether to exercise its powers under this provision, before the terms of CRD IV compel such resolution authority to exercise its power to prohibit distributions (subject to certain limited exceptions, to be verified on a monthly basis). There is no similar grace period in respect of the L-MDA. As at June 30, 2025, the Group MREL Ratio was 31.5% as percentage of RWA (and 8.9% as percentage of leverage exposure). As at the date of this Prospectus Supplement, the MREL requirements are 27.93% of RWA and 7.24% of leverage exposure (LR).

The Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant Interest Payment Date or redemption date.

The Securities may trade, and/or the prices for the Securities may appear, on the Global Exchange Market of the Irish Stock Exchange trading as Euronext Dublin (the “GEM”) and in other trading systems with accrued interest. If this occurs, purchasers of Securities in the secondary market will pay a price that includes such accrued interest upon purchase of the Securities. However, if a payment of interest on any Interest Payment Date or redemption date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Securities will not be entitled to that interest payment (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date or redemption date.

The interest rate on the Securities will be reset on each relevant Reset Date, which may affect the market value of the Securities.

The initial interest rate on the Securities will be 7.000% per annum. The interest rate on the Securities will be reset on each relevant Reset Date such that from (and including) each such Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reset Reference Rate on the relevant Reset Determination Date immediately preceding the relevant Reset Date and 3.594%. In each case, the interest rate for the Securities following any relevant Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which would affect the amount of any interest payments under the Securities and, by extension, could affect the market value of the Securities.

The administrator of SOFR may make changes that could change the value of SOFR or may discontinue SOFR.

The Reset Interest Rate is calculated by reference to a swap rate that is itself based on SOFR. The Federal Reserve Bank of New York (or its successor) as administrator of SOFR may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR, in which case a fallback method of determining the Reset Interest Rate on the Securities will apply. The administrator has no obligation to consider the interests of holders when calculating, adjusting, converting, revising or discontinuing SOFR. Such changes, alterations, discontinuation or suspension could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of SOFR which could have a material adverse effect on the trading price of and return on the Securities (including the rate of interest thereon).

Benchmark Unavailability and Discontinuation.

i. Temporary unavailability of the Screen Page

Where the Reset Interest Rate is to be determined by reference to the Screen Page (as defined herein) and the Screen Page is not available or the relevant rate does not appear on the Screen Page, the Reset Interest Rate is to be determined by the Interest Calculation Agent (as defined herein) by reference to quotations from banks communicated to the Interest Calculation Agent.

Where such quotations are not available (as may be the case if the relevant banks are not submitting rates for the determination of the Original Reference Rate (as defined herein), the ultimate fallback for the purposes of calculation of interest for a particular Reset Date may result in the interest rate for the last preceding Interest Period being used. This may result in the effective application of a fixed rate based on the interest rate for the previous Reset Period or, as the case may be, the application of the Initial Interest Rate applicable to the

Securities on the Issue Date. Uncertainty as to the continuation of the Original Reference Rate, the availability of quotes from reference banks, and the rate that would be applicable if the Original Reference Rate is discontinued may adversely affect the value of, and return on, the Securities.

ii. Benchmark Events

If a Benchmark Event (which, amongst other events, includes the permanent discontinuation of an Original Reference Rate or an announcement that an Original Reference Rate will be permanently discontinued in the future) occurs, the Issuer shall use its reasonable endeavors to appoint an Independent Adviser as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate (as defined herein) or Alternative Rate (as applicable) to be used in place of the Original Reference Rate.

If a Successor Rate or Alternative Rate (as applicable) is determined by the Issuer (in consultation with an Independent Advisor if the Issuer has been able to appoint one), an Adjustment Spread may be determined by the Issuer (in consultation with an Independent Advisor if the Issuer has been able to appoint one) and applied to such Successor Rate or Alternative Rate (as applicable).

Furthermore, if a Successor Rate or Alternative Rate (as applicable) for the Original Reference Rate is determined by the Issuer (in consultation with an Independent Advisor if the Issuer has been able to appoint one), the Issuer may vary the conditions, as necessary to ensure the proper operation of such Successor Rate or Alternative Rate (as applicable) and/or (in each case) the applicable Adjustment Spread, without any requirement for consent or approval of the holders.

Any Successor Rate or Alternative Rate (as applicable) will not be the economic equivalent of the Original Reference Rate and the use of any Successor Rate or Alternative Rate (as applicable) (including with the application of an Adjustment Spread) may result in the Securities performing differently (which may include payment of a lower interest rate) than they would if the Original Reference Rate were to continue to apply in its current form. Furthermore, the composition and characteristics of the Successor Rate or Alternative Rate (as applicable) may not be the same as those of the Original Reference Rate. Each of the foregoing means that a Benchmark Event may adversely affect the value of the Securities, the return on the Securities and the price at which investors can sell such Securities. If the Issuer is unable to appoint an Independent Adviser, the Issuer, acting in good faith, may still determine (i) a Successor Rate or Alternative Rate (as applicable) and (ii) in each case, an Adjustment Spread, and/or any other amendments to the terms of the Securities (including, without limitations, any Benchmark Amendments without consultation with an Independent Adviser. Where, for the purposes of determining any Successor Rate, Alternative Rate or Adjustment Spread and/or any other amendments to the terms of the Securities (including, without limitations, any Benchmark Amendments) (as the case may be), the Issuer will act in good faith as an expert and take into account any relevant and applicable market precedents and customary market usage as well as any published guidance from relevant associations involved in the establishment of market standards and/or protocols in the international debt capital markets, any such determinations by the Issuer may lead to a conflict of interests of the Issuer and the holders including with respect to certain determinations and judgments that the Issuer may make that may influence the amount receivable under the Securities. As a result, investors in the Securities may receive less interest than expected.

If the Issuer is unable to appoint an Independent Adviser, the Independent Adviser fails to determine a Successor Rate or Alternative Rate (as applicable) for the life of the Securities, or the Issuer fails to determine a Successor Rate or Alternative Rate (as applicable) without consultation with an Independent Adviser, the initial Interest Rate, or the Interest Rate applicable as at the last preceding Reset Determination Date before the occurrence of the Benchmark Event, will continue to apply. This will result in the Securities, in effect, becoming fixed rate Securities. Furthermore, if the Issuer determines it is not able to follow the prescribed steps or if and to the extent that, in the determination of the Issuer, the same could reasonably be expected to prejudice the qualification of the Securities as Additional Tier 1 Capital, the relevant fallback provisions may not operate as intended at the relevant time. Any such consequences may adversely affect the value of, and return on, the Securities.

The market continues to develop in relation to risk free rates (including overnight rates such as SOFR).

Investors should be aware that the market continues to develop in relation to risk free rates, such as SOFR as a reference rate in the capital markets for U.S. dollar, and their adoption as alternatives to the relevant interbank offered rates. The market or a significant part thereof may adopt risk free rates that are significantly different or may apply such risk free rates in a manner significantly different than as set out herein (and the same could apply in respect of any Successor Rate or Alternative Rate (if and as applicable)), either of which may adversely affect the trading price of the Securities.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of the Securities.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the Securities.

Historical levels of SOFR are not an indication of its future levels.

The publication of SOFR (in its current form) began in April 2018 and it therefore has a limited history. The future performance of SOFR may therefore be difficult to predict based on the limited historical performance. The level of SOFR during the term of the Securities may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR such as correlations, may change in the future. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

The Securities may be subject to Conversion following the occurrence of a Trigger Event, in which case the Securities will be converted into ordinary shares and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities.

The Securities are being issued for regulatory capital adequacy purposes with the intention and purpose of being eligible as Additional Tier 1 Capital of the Group. Such eligibility depends upon a number of conditions being satisfied, which are reflected in the Description of the Securities and which, in particular, require the Securities and the proceeds of their issue to be available to absorb any losses of the Group.

A Trigger Event will occur if at any time the Group CET1 Ratio is less than 7.00% as determined by the Issuer, the Competent Authority or any agent appointed for such purpose by the Competent Authority. Any such determination shall be binding on the trustee and holders of the Securities. Upon the occurrence of a Trigger Event, Conversion will occur at the Conversion Price as described in “Description of the Securities — Conversion Upon Trigger Event — Conversion Shares and Conversion Price,” at which point all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Securities, as, following Conversion, you will receive only the Conversion Shares or, if you elect, ADSs, and the realizable value of the Conversion Shares or ADSs may be significantly less than the principal amount of the Securities you hold. At the time the Conversion Shares are issued, the Conversion Price may not reflect the market price of the Issuer’s Conversion Shares, which could be significantly lower than the Conversion Price. As a result, the value of the Conversion Shares or ADSs you receive may be significantly less than the principal amount of the Securities. Furthermore, upon the occurrence of Conversion, you will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Securities shall be cancelled and shall not become due and payable at any time. See “Description of the Securities — Conversion Upon Trigger Event” for more information.

After the occurrence of a Trigger Event, Conversion will occur at the Conversion Price, at which point all of the Issuer’s obligations under the Securities shall be irrevocably discharged and satisfied by the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such discharged obligations be reinstated. As a result, holders could lose all or part of the value of their investment in the Securities, as, following Conversion, they will receive only the Conversion Shares, and the realizable value of the Conversion Shares may be significantly less than the principal amount of the Securities they hold. As a result, the value of the Conversion Shares they receive may be significantly less than the principal amount of the Securities. Furthermore, upon the occurrence of Conversion, holders will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Securities shall be cancelled and shall not become due and payable at any time.

In addition, upon the occurrence of Conversion, the holders will not be entitled to any compensation in the event of any improvement in the Group CET1 Ratio after the Conversion Date. Holders should also note that upon the occurrence of a Trigger Event and, subsequently, a Conversion, existing holders of ordinary shares will not lose such ordinary shares but become subject to dilution.

The circumstances surrounding or triggering Conversion are unpredictable, and there are a number of factors, including factors outside the Issuer’s control, that could affect the Group CET1 Ratio. The Issuer has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore the Group CET1 Ratio and to avoid a Trigger Event and actions it takes could result in the Group CET1 Ratio falling.

The occurrence of a Trigger Event and therefore Conversion is inherently unpredictable and depends on a number of factors, any of which may be outside the Issuer’s control. Although the Issuer currently publicly reports the Group CET1 Ratio only as of each quarterly period end, a Trigger Event could occur at any time if the Group CET1 Ratio is less than 7.00% as determined by the Issuer, the Competent Authority or any agent appointed for such purpose by the Competent Authority. Thus, investors may receive only limited, if any, warning of any deterioration in the Group CET1 Ratio. In addition, the Issuer’s regulator may instruct the Issuer to calculate the ratio as at any date. Moreover, any perceived or actual indication that the Group CET1 Ratio is moving towards the level of a Trigger Event may have an adverse effect on the market price of the Securities. A decline or perceived decline in the Group CET1 Ratio may significantly affect the trading price of the Securities. As at June 30, 2025, the Group CET1 Ratio was 13.3%, the Group Tier 1 Ratio was 15.1% and the Group Total Capital Ratio was 18.2%.

The Group CET1 Ratio may be affected by a large variety of factors, including, among other things, changes in the mix of the Issuer’s business, major events affecting the Issuer’s earnings, shock stress events that have a material negative impact on the Group’s capital, accounting changes, pension contributions, dividend payments by the Issuer, regulatory changes (including changes to definitions and calculations of regulatory capital ratios and their components, including Group CET1 Capital and Group Total Risk Exposure Amount) and the Issuer’s ability to manage its Group Total Risk Exposure Amount in both its ongoing businesses and those which it may seek to exit. In addition, the Issuer has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the euro equivalent value of foreign currency denominated capital resources and risk weighted assets. As a result, the Group CET1 Ratio is exposed to foreign currency movements. Actions that the Issuer takes could also affect the Group CET1 Ratio, including causing it to decline. The Issuer has no obligation to increase its Group CET1 Capital, reduce its Group Total Risk Exposure Amount or otherwise operate its business in such a way, or take mitigating actions in order to prevent its Group CET1 Ratio from falling below 7.00% or to maintain or increase its Group CET1 Ratio or to otherwise consider the interests of the holders of the Securities in connection with any of its business decisions that might affect the Group CET1 Ratio.

Because of the inherent uncertainty regarding whether a Trigger Event will occur and there being no affirmative obligation on the Issuer’s part to prevent its occurrence, it will be difficult to predict when, if at all, Conversion may occur. Accordingly, the trading behavior of the Securities is not necessarily expected to follow the trading behavior of other types of security. Any indication or perceived indication that the Group CET1 Ratio is approaching the level that would cause a Trigger Event (and subsequent Conversion) to occur can be expected to have a material adverse effect on the market price and liquidity of the Securities. Under such circumstances, investors may not be able to sell their Securities easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including the Issuer’s other subordinated debt securities. In addition, the risk of Conversion could drive down the price of ordinary shares and have a material adverse effect on the market value of Conversion Shares or ADSs received upon Conversion.

Changes to the calculation of the Group CET1 Capital may negatively affect the Group CET1 Ratio, thereby increasing the risk of a Trigger Event leading to a Conversion, as a result of which your Securities will automatically be converted into Conversion Shares.

The calculation of the Group CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules (including, but not limited to, the introduction of IFRS 9 ‘Financial Instruments’ and related capital transitional arrangements). Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the Competent Authority could require the Issuer to reflect such changes in any particular calculation of the Group CET1 Ratio.

Accordingly, accounting changes or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital, including Group CET1 Capital and Group Total Risk Exposure Amount, and the Group CET1 Ratio. Any such changes in calculation that result in a decline of the Group CET1 Ratio could cause a Trigger Event at any time, which would lead to the automatic conversion of the Securities into Conversion Shares.

The Issuer’s Group CET1 Ratio will be affected by its business decisions and, in making such decisions, its interests may not be aligned with those of the holders of the Securities.

The Group CET1 Ratio could be affected by a number of factors. It will also depend on the Group’s decisions relating to its businesses and operations, as well as the management of its capital position. The Issuer will have no obligation to consider the interests of the holders of the Securities in connection with the Issuer’s strategic decisions, including in respect of its capital management. Holders of the Securities will not have any claim against the Issuer or any other member of the Group relating to decisions that affect the business and operations of the Group, including its capital position, regardless of whether they result in the occurrence of a Trigger Event. Such decisions could cause holders of the Securities to lose all or part of the value of their investment in the Securities.

Holders will bear the risk of changes in the Group CET1 Ratio.

The market price of the Securities is expected to be affected by changes, or anticipated changes, in the Group CET1 Ratio. Changes in the Group CET1 Ratio may be caused by changes in the amount of Group CET1 Capital and/or Group Total Risk Exposure Amount (each of which shall be calculated by the Issuer on a consolidated basis and such calculation shall be binding on the trustee and the holders), as well as changes to their respective definition and interpretation under the Capital Regulations. See “— The circumstances surrounding or triggering Conversion are unpredictable, and there are a number of factors, including factors outside the Issuer’s control, that could affect the Group CET1 Ratio. The Issuer has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore the Group CET1 Ratio and to avoid a Trigger Event and actions it takes could result in the Group CET1 Ratio falling.”

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities.

Upon a Conversion, all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. Conversion shall not constitute a default or Event of Default (as defined in the Indenture) under the Securities or the Indenture. Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the terms of the Indenture as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares. The holders’ sole recourse for the Issuer’s failure to issue and deliver the Conversion Shares to the Conversion Shares Depository (or to the other relevant recipient) on the Conversion Date shall be the right to demand that the Issuer make such issuance and delivery.

In addition, the Issuer has not yet appointed a Conversion Shares Depository, and it may not be able to appoint a Conversion Shares Depository if Conversion occurs. In such a scenario, the Issuer would inform holders of the Securities via DTC or the trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Conversion Shares and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Securities. For example, such arrangements may involve holders of the Securities having to wait longer to receive their Conversion Shares than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Under these circumstances, the Issuer’s issuance of the Conversion Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the Securities.

Following Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or, if the holder elects, ADSs from the Conversion Shares Depository, and the rights of the holders of the Securities will be limited accordingly.

Following Conversion, the Securities will remain in existence until the Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or, if the holder elects, ADSs from the Conversion Shares Depository. All obligations of the Issuer under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Securities shall be cancelled on the applicable Cancellation Date.

Although the Issuer currently expects that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date and that any trades in the Securities would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the Securities are transferable following Conversion, there is no guarantee that an active trading market will exist for the Securities following Conversion. Accordingly, the price received for the sale of any beneficial interest under a Security during this period may not reflect the market price of such Security or the Conversion Shares or ADSs. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Securities is suspended by DTC at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Securities and trading in the Securities may cease.

In addition, the Issuer has been advised by DTC that it will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, holders of the Securities will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Securities may cease to be admitted to trading on the GEM or any other stock exchange on which the Securities are then listed or admitted to trading after the Suspension Date.

Moreover, although the holders will become entitled to claim for delivery of the Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be issued to the Conversion Shares Depository (or the relevant recipient), no holder will be able to sell or otherwise transfer any Conversion Shares or, if the holder elects, ADSs, until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or, if the holder elects, ADSs.

In order to obtain delivery of the relevant Conversion Shares or, if the holder elects (provided that the Issuer maintains an ADS depositary facility at the time of such election), ADSs, a holder must deliver a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository. The Conversion Shares Settlement Notice must contain certain information, including the holder’s account details with the securities depositary system operated by Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“Euroclear Netherlands”) or ADS depositary account information, as applicable. Accordingly, holders of Securities (or their nominee, custodian or other representative) will have to have an account with Euroclear Netherlands in order to receive the Conversion Shares or must be a direct or indirect registered ADS holder in order to receive ADSs. If a holder of the Securities fails to properly complete and deliver a Conversion Shares Settlement Notice on or before the Notice Cut-Off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is or are so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date will have to provide evidence of its entitlement to the relevant Conversion Shares or, if the holder elects, ADSs satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares or, if the holder elects, ADSs. The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder’s not receiving any Conversion Shares or, if the holder elects, ADSs or from any delay in the receipt thereof as a result of such holder’s failing to submit a valid Conversion Shares Settlement Notice on a timely basis or at all.

Prior to receipt of the Conversion Shares, holders of the Securities will not be entitled to any rights with respect to the Conversion Shares but will be subject to all changes made with respect to the Conversion Shares.

The exercise of voting rights and rights related thereto with respect to any Conversion Shares is only possible after issue and delivery of the Conversion Shares or, if the holder elects, ADSs following the Conversion Date and the completion of any and all formalities in accordance with the provisions of, and subject to the limitations provided in, Dutch law and the articles of association of the Issuer.

As a result of your receiving Conversion Shares or, if the holder elects, ADSs upon a Trigger Event, and because the Floor Price is fixed at the time of issue of the Securities, you are particularly exposed to changes in the market price of the Conversion Shares or ADSs.

Investors in convertible or exchangeable securities may seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Securities may look to sell Conversion Shares in anticipation of taking a position in, or during the term of, the Securities.

This could drive down the price of the Conversion Shares or ADSs. Since the Securities will mandatorily convert into a variable number of Conversion Shares upon a Trigger Event, the price of the Conversion Shares and/or ADSs may be more volatile if the Issuer is trending toward a Trigger Event. Any movement in the price of the Conversion Shares could also impact the price of the Securities.

Additionally, because a Trigger Event will only occur at a time when the Group CET1 Ratio has deteriorated significantly, a Trigger Event may be accompanied by a deterioration in the market price of the Issuer’s ordinary shares, which may be expected to continue after the occurrence of the Trigger Event. If the Current Market Price is lower than the Floor Price, then the Floor Price will be used to calculate the number of Conversion Shares to be issued upon Conversion, resulting in the issuance of a lower number of Conversion Shares than would be issued if such number were to be calculated based on the Current Market Price. The Floor Price is fixed at the time of issue of the Securities at $8.76 per ordinary share, and is subject to certain anti-dilution adjustments, as described under “— Holders have limited anti-dilution protection and do not have anti-dilution protection in all circumstances.” below. As a result, the Conversion Price may not reflect the market price of ordinary shares of the Issuer, which could be significantly lower than the Conversion Price.

You may be subject to taxes upon Conversion.

Neither the Issuer, nor any member of the Group will pay, or shall be liable for, any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares to the Conversion Shares Depository. A holder of Securities must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion in connection with the issue and delivery of the Conversion Shares to the Conversion Shares Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Security or interest therein, in each case as are attributable to such holder. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Conversion Shares or ADSs to a purchaser in any Conversion shall be payable by the relevant purchaser of those Conversion Shares or, if the holder elects, ADSs, as applicable.

Holders have limited anti-dilution protection and do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository upon Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to Conversion on the Conversion Date divided by the Conversion Price (rounded down to the nearest whole number of Conversion Shares). The Conversion Price will be equal to the highest of (i) the Current Market Price (as defined in “Description of the Securities — Anti-Dilution — Definitions”) for ordinary shares translated into U.S. dollars at the Prevailing Rate on the date on which the Conversion Notice is given, (ii) the Floor Price and (iii) the nominal value of an ordinary share (currently €0.01) translated into U.S. dollars at the Prevailing Rate on the date on which the Conversion Notice is given, if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, and if they are not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above, in each case on the date on which the Conversion Notice is given.

If the Current Market Price is lower than the Floor Price, then the Floor Price will be used to calculate the number of Conversion Shares to be issued upon Conversion, resulting in the issuance of a lower number of Conversion Shares than would be issued if such number were to be calculated based on the Current Market Price. Thus, the Floor Price effectively caps the number of Conversion Shares that may be issued and limits the value that a holder of Securities may receive upon Conversion if the Current Market Price is below the Floor Price on the Conversion Date. Application of the Floor Price has the consequence of limiting the number of ordinary shares that shall be received by holders of the Securities upon a Conversion if the Current Market Price is less than the Floor Price.

The Floor Price will be adjusted (which may lead to a change in the Conversion Price) upon the occurrence of certain events, including if there is (i) a consolidation, reclassification or subdivision of ordinary shares, (ii) an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, (iii) an Adjustable Extraordinary Dividend, (iv) a rights issue, (v) an issuance of securities other than ordinary shares (or options, warrants or other rights to subscribe or purchase such shares), (vi) an issuance of ordinary shares (other than Conversion Shares or other ordinary shares issued in exchange for certain convertible instruments) wholly for cash or for no consideration, (vii) an issuance of securities (other than the Securities or any further issuance of the Securities), (viii) a modification of the rights of conversion, exchange, subscription purchase or acquisition attaching to any securities other than the Securities (or any further issuance of Securities), (ix) an issuance of securities in connection with which shareholders of the Issuer are entitled to participate in arrangements whereby such securities may be acquired by them or (x) a determination is made by the Issuer that the Floor Price should be reduced for whatever reason (but only in the situations and only to the extent provided in “Description of the Securities — Anti-Dilution”). These may include any modifications as an Independent Conversion Adviser (as defined under “Description of the Securities — Anti-Dilution — Definitions”) shall determine to be appropriate, including for certain situations falling between the Conversion Date and the applicable Settlement Date. There is no requirement that there should be an adjustment for every corporate or other event that may affect the market price of the Conversion Shares. Furthermore, the adjustment events that are included in the terms of the Securities are less extensive than those often included in the terms of convertible securities, including other series of additional tier 1 contingent convertible securities of the Issuer. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Securities.

Holders of the Securities may be obliged to make a take-over bid following a Trigger Event if they take delivery of ordinary shares.

Upon the occurrence of a Trigger Event, holders of the Securities receiving Conversion Shares or ADSs from the Conversion Shares Depository may have to make a take-over bid addressed to the shareholders of the Issuer pursuant to the rules of Dutch law implementing the Takeovers Directive (2004/25/EC) as amended or replaced from time to time if their aggregate holdings in the Issuer reach a specified percentage (currently 30%) of the voting rights in the Issuer as a result of Conversion of the Securities into Conversion Shares.

Holders may be subject to disclosure obligations and/or may need approval from a relevant governmental authority following Conversion.

As the holders of the Securities may receive Conversion Shares if a Trigger Event occurs, an investment in the Securities may result in holders, following Conversion, having to comply with certain disclosure and/or approval requirements pursuant to laws and regulations applicable in The Netherlands. For example, pursuant to Dutch law, the Issuer (and The Netherlands Authority for the Financial Markets, the “AFM”) must be notified by a person when the percentage of voting rights or shares in the Issuer controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and certain specified percentage points thereafter. In addition, pursuant to the Dutch Act on the national screening of investments, mergers and acquisitions (Wet veiligheidstoets investeringen, fusies en overnames), inter alia the acquisition of control (zeggenschap) in providers of certain vital processes (vitale aanbieders), which will likely include ING Bank as G-SII, needs to be ex ante notified to the Dutch Minister of Economic Affairs. The Dutch Minister of Economic Affairs may impose prior conditions to the acquisition of such control in the Group.

Furthermore, as Conversion Shares may represent capital instruments in or voting securities of a parent undertaking of a number of regulated group entities, under the laws of The Netherlands and other jurisdictions, ownership of the Securities themselves or Conversion Shares above certain levels may require the holder to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence by holders of the Securities of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the Securities, in respect of its existing shareholding and the level of holding it would have if it receives Conversion Shares following a Trigger Event.

Implementation of Basel III / CRD IV and additional Competent Authority supervisory expectations, and future changes under the Banking Reform Package and the Basel III Finalization.

CRD IV introduced significant changes in the prudential regulatory regime applicable to banks, including: increased minimum capital ratios; changes to the definition of capital and the calculation of risk weighted assets or Group Total Risk Exposure Amount; and the introduction of new measures relating to leverage, liquidity and funding. CRD IV permits a transitional period for certain of the enhanced capital requirements and certain other measures, such as the CRD IV leverage ratio.

CRD IV requirements adopted in The Netherlands may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards or recommendations developed or to be developed by the EBA or changes to the way in which the Competent Authority interprets and applies these requirements to banks located in The Netherlands (including as regards individual model approvals granted under CRD II and III).

Such changes, either individually and/or in aggregate, may lead to further unexpected, enhanced requirements in relation to the Group’s CRD IV capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated. If the Competent Authority’s rules, guidance or expectations in relation to capital or leverage were to be amended in the future and depending on the content of binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. This may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Issuer’s capital position.

CRD IV also introduced a new calculation of CET1 and risk weighted assets. Future regulatory changes to the calculation of CET1 and/or risk weighted assets may negatively affect the Group CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

Under CRD IV, the Issuer is required to calculate the Group’s capital resources for regulatory purposes on the basis of “common equity tier 1 capital” and calculate the Group’s risk weighted assets or Group Total Risk Exposure Amount, which represent the Group’s assets adjusted for their associated risk, on a different basis than the Issuer did prior to CRD IV.

Any changes that may occur in the application of the CRD IV rules in The Netherlands subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect the Group CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to Conversion, as a result of which you could lose all or part of the value of your investment in the Securities.

The Group may be impacted by the implementation of further regulations which have been or are currently under consultation or are yet to be finalized. By way of example, these include the Banking Reform Package proposals announced by the European Commission in November 2016 and published in the Official Journal on June 7, 2019, and the Basel III Finalization (also referred to as “Basel IV” by the industry) formally announced by the BCBS in December 2017. On October 27, 2021, the European Commission published the legislative proposals to implement the Basel III Finalization in the EU and political agreement on the proposals was reached in June 2023. On May 30, 2024, the European Council announced it had adopted the proposals. As a result, the amendments to the CRR implementing the Basel III Finalization largely apply from January 1, 2025. However, on June 18, 2024, the European Commission announced that it intends to postpone the entry into force of the market risk framework by one year until January 1, 2026 and on June 12, 2025 it announced a further intended one-year postponement of the entry into force until January 1, 2027. The amendments to the CRD IV Directive will need to be implemented into national law and are set to largely apply from January 11, 2026.

In light of the above, DNB has set a minimum floor on the risk-weighting of (part of) the mortgage loan portfolios of Dutch banks, such as ING Bank, using internal risk models for said risk-weighting, for a period of at least one year. This measure effectively came into force in The Netherlands as of January 1, 2022, and is currently set to expire on December 1, 2026, but DNB can decide whether or not to extend the measure, each time for a period of two years.

Although the timing for adoption, contents and impact of the above proposals remain subject to considerable uncertainty, the implementation of this new risk assessment framework may impact the calculation of the Group’s risk-weighted assets and, consequently, the Group CET1 Ratio. For more information on regulatory action and its potential impact on the value of the Securities, see the risk factor “— Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities” below and “Regulation and Supervision — Bank recovery and resolution directive,” starting on page 61 of the 2024 Form 20-F incorporated herein by reference.

The Issuer may redeem the Securities at its option in certain situations.

The Securities may be redeemed at the Issuer’s option, in whole but not in part, on the First Reset Date and on any Interest Payment Date thereafter. The Securities may also be redeemed at any time if at least 75% or more of the aggregate principal amount of the Securities of the series issued have been redeemed or purchased and cancelled. In considering whether to exercise its option to redeem the Securities on any relevant date the Issuer will consider a range of factors including prevailing market conditions, its cost of borrowing and the Dutch tax regime at that time. For example, as the qualification as debt or equity for Dutch tax purposes may also determine whether payments on the Securities are subject to Dutch dividend withholding tax, uncertainty also remains in this area. If the interest payments by the Issuer on the Securities are subject to Dutch dividend withholding tax, this may be a factor that the Issuer will consider in assessing whether or not to exercise its redemption option at the relevant time. Any redemption will also be subject to certain conditions of redemption as set out in “Description of the Securities — Redemption — Conditions to Redemption, Substitution, Variation and Purchase.”

The Securities may also be redeemed at any time in the event of certain regulatory or tax events, as described under “Description of the Securities — Redemption.” If the Issuer redeems the Securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Securities may limit their market value, which is unlikely to rise substantially above the price at which the Securities can be redeemed. In addition, any early redemption of the Securities is subject to it obtaining the Competent Authority’s prior permission, regardless of whether such redemption would be favorable or unfavorable to holders. See “Description of the Securities — Redemption — Conditions to Redemption, Substitution, Variation and Purchase” concerning conditions to redemption. Furthermore, you have no right to require the Issuer to redeem the Securities. Also, upon the occurrence of any event giving the Issuer the right to redeem the Securities prior to maturity, the Issuer may, instead of redeeming the Securities, choose to redeem other outstanding capital instruments if the terms of those capital instruments so provide, leaving the holders of the Securities subject to the risk of Conversion while other investors are redeemed at par or other advantageous prices.

The Issuer may substitute or vary the Securities following a Regulatory Event, Tax Event or Alignment Event in a manner which may be adverse to a holder or beneficial owner of the Securities.

If a Regulatory Event, Tax Event or Alignment Event (as defined herein) has occurred and is continuing with respect to the Securities then the Issuer may, without any requirement for the consent or approval of the holders of the Securities, substitute such Securities, in whole but not in part, or vary the terms of the Securities, in whole but not in part, so that the substituted securities are, or that the Securities remain, Compliant Securities. Any substitution or variation of the Securities is subject to the provisions described under “Description of the Securities — Conditions to Redemption, Substitution, Variation and Purchase”.

While Compliant Securities are required to have terms not materially less favorable to holders of the Securities than the terms of the relevant securities (as the Issuer reasonably determines), any such substitution or variation could adversely affect the interests of any particular holder or beneficial owner. In addition, the tax and stamp duty consequences of holding such substituted or varied Securities could be different for some categories of holders or beneficial owners of Securities from the tax and stamp duty consequences for them of holding the Securities prior to such substitution or variation.

The Competent Authority may have discretion as to whether or not it will approve any substitution or variation of the Securities. Any such substitution or variation which is considered by the Competent Authority to be material may be treated by it as the issuance of a new instrument. Therefore, the Securities, as so substituted or varied, must be eligible to qualify as Additional Tier 1 Capital, in accordance with the Capital Regulations (as defined herein) at the relevant time. This may include a requirement that (save in certain prescribed circumstances) the Securities may not be redeemed or repurchased prior to five years after the effective date of such substitution or variation. Any such substitution or variation may therefore result in an extension of the effective maturity date of such Securities, requiring holders of Securities to hold the Securities longer than anticipated at the time of issuance.

Holders or beneficial owners of the Securities may suffer tax consequences upon substitution or variation of terms following a Regulatory Event, Tax Event or Alignment Event

If upon the occurrence of a Regulatory Event, Tax Event or Alignment Event, the Issuer determines to substitute all of the Securities for, or (where applicable) varies the terms of such Securities so that they remain or, as appropriate, become, Compliant Securities, such substitution or variation in terms might be treated for a holder’s or beneficial owner’s local income tax purposes as a deemed disposition of such Securities by such holder or beneficial owner in exchange for new Securities. There is a risk that as a result of this deemed disposition, a holder or beneficial owner could be required to recognize taxable gain or loss for these purposes, and such holders or beneficial owners could potentially be subject to other adverse tax consequences.

The Dutch corporate income tax and withholding tax treatment might change.

In general, the Dutch tax qualification of Additional Tier 1 instruments and similar instruments with equity-like features is not straightforward and has been the subject of debate and court proceedings. For example, a judgment of the Dutch Supreme Court on May 15, 2020, which concerned a corporate hybrid security with certain terms similar to the terms of the Securities, decided this matter in favor of the taxpayer qualifying the instrument in question as debt for Dutch corporate income tax purposes. If, as a result of this decision, Additional Tier 1 instruments, such as the Securities, are treated as debt for Dutch corporate income tax purposes then interest payments on the Securities would in principle be tax deductible. Following this judgment, the Dutch State Secretary of Finance on several occasions has expressed the view that Additional Tier 1 instruments should be qualified as debt instruments for Dutch corporate income tax purposes. However, uncertainty remains as the judgment did not directly address Additional Tier 1 instruments such as the Securities. If the Securities are not treated as debt for Dutch corporate income tax purposes, then any interest payment on the Securities would not be tax deductible at the level of the Issuer. This could result in a substantial Dutch corporate income tax payment by the Issuer in relation to the Securities and may entitle the Issuer to redeem the Securities as described under “Description of the Securities — Redemption” if the non-deductibility is a result of a Tax Law Change.

As the qualification as debt or equity for Dutch tax purposes may also determine whether payments on the Securities are subject to Dutch dividend withholding tax, uncertainty also remains in this area. If the interest payments by the Issuer on the Securities are subject to Dutch dividend withholding tax, the Issuer may be entitled to redeem your Securities as described under “Description of the Securities — Redemption” if this is a result of a Tax Law Change.

Investors are also referred to the risk factor “— The Issuer may redeem the Securities at its option in certain situations” above.

The Issuer’s gross-up obligation under the Securities is limited to payments of interest.

The Issuer’s obligation to pay Additional Amounts in respect of any withholding or deduction in respect of Dutch taxes under the terms of the Securities applies only to payments of interest in respect of the Securities and not to payments of principal. Accordingly, the Issuer would not be required to pay any Additional Amounts under the terms of the Securities to the extent any such withholding or deduction applied to payments of principal. In such circumstances, holders of the Securities may receive less than the full amount of principal due in respect of the Securities, and the market value of the Securities may be adversely affected. See “Description of the Securities — Payment of Additional Amounts.”

The Securities do not contain events of default and there are limited remedies in the case of non-payment under the Securities.

The terms of the Securities do not provide for any events of default. The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “Description of the Securities — Ranking.” Your remedies for the Issuer’s breach of any obligations under the Securities are extremely limited, as described under “Description of the Securities — Enforcement Events and Remedies.”

As described under “Description of the Securities — Interest Cancellation,” the Issuer may in its absolute discretion cancel any interest payment, in whole or in part, on any Interest Payment Date or redemption date and the Issuer’s failure to make any payment of interest on an Interest Payment Date or redemption date, in whole or in part, shall be deemed to cancel its obligation to make such payment, which shall not then be due and payable. Accordingly, the non-payment of interest on any Interest Payment Date or redemption date (in whole or in part) is not a default in payment or otherwise under the terms of the Securities or the Indenture.

In addition, neither the occurrence of a Conversion nor the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall constitute a default under the Securities or the Indenture, and following a Conversion no holder of the Securities will have any rights against the Issuer with respect to the repayment of the principal of, or interest on, the Securities. By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that no exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities in whole or in part in accordance with the terms of the Indenture and the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The sole remedies of the holders of the Securities and the trustee for the Issuer’s breach of any obligation under the Securities or the Indenture shall be (1) to demand payment of the principal amount of the Securities if not paid within 14 days of the date fixed for redemption (provided that (i) the notice of redemption shall not have been revoked as described under “Description of the Securities — Redemption — Notice of Redemption” and (ii) the applicable conditions described under “Description of the Securities — Redemption — Conditions to Redemption, Substitution, Variation and Purchase” shall have been satisfied), (2) to seek enforcement of any other obligation of the Issuer under the Securities or the Indenture (other than any payment obligation) or damages for the Issuer’s failure to satisfy any such obligation and (3) to exercise the remedies described under “Description of the Securities — Ranking.” The foregoing shall not prevent the holders of the Securities or the trustee from instituting proceedings for the bankruptcy of the Issuer.

Following the occurrence of a Trigger Event, all of the Issuer’s obligations under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and no principal or interest can become due and payable after such date. Conversion will not constitute a default or Event of Default (as defined in the Indenture) under the Securities or the Indenture.

Under the terms of the Indenture, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities is not a default in payment or otherwise.

For further detail regarding the limited remedies of the trustee and the holders of the Securities, see “Description of the Securities — Enforcement Events and Remedies” and “Description of the Securities — Trustee’s Duties” in this prospectus supplement.

The market value of the Securities may be influenced by unpredictable factors.

Certain factors, many of which are beyond the Issuer’s control, will influence the value of the Securities and the price, if any, at which securities dealers may be willing to purchase or sell the Securities in the secondary market, including:

•	the creditworthiness of the Issuer and, in particular, the level of the Group CET1 Ratio from time to time;

•	supply and demand for the Securities;

•	economic, financial, political or regulatory events or judicial decisions that affect ING or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of its ordinary shares and/or ADSs.

Accordingly, if you sell your Securities in the secondary market, you may not be able to obtain a price equal to the principal amount of the Securities or a price equal to the price that you paid for the Securities.

There is no established trading market for the Securities, and one may not develop.

The Securities are a new issue of securities and have no established trading market. Although application will be made to have the Securities admitted to listing and to trading on the GEM, there can be no assurance that an active trading market will develop. If the Securities are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Issuer. Even if an active trading market does develop, it may not be liquid and may not continue. Therefore, investors may not be able to sell their Securities easily or at all or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as

Conversion or Dutch Bail-in Power. If the secondary market for the Securities is limited, there may be few buyers for the Securities, and this may significantly reduce the relevant market price of the Securities.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Securities could cause the liquidity or market value of the Securities to decline.

Upon issuance, it is expected that the Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Issuer is under no obligation to ensure the Securities are rated by any rating agency and any rating initially assigned to the Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Issuer’s business, so warrant. If the Issuer determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Securities.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Issuer to rate the Securities may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Securities, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Issuer could adversely affect the market value and liquidity of the Securities.

The Securities are not considered investment grade by one of the two rating agencies and are subject to the risks associated with non-investment grade securities.

The Securities, upon issuance, will not be considered to be investment grade securities by one of the two rating agencies, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Securities.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the Securities. The ratings may not reflect the potential impact of all risks related to the structure, market, Conversion, Dutch Bail-in Power, additional factors discussed herein and other factors that may affect the value of the Securities and the ability of the Issuer to make payments under the Securities (including, but not limited to, market conditions and funding-related and operational risks inherent to the business of the Issuer). A credit rating is not a recommendation to buy, sell or hold securities. There is no assurance that a rating will remain for any given period of time or that a rating will not be suspended, lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances in the future so warrant.

Moreover, the rating agencies that currently, or may in the future, publish a rating for the Issuer or the Securities may change the methodologies that they use for analyzing securities with features similar to the Securities.

In the event that a rating assigned to the Securities, or the Issuer is subsequently suspended, lowered or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Securities. Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to the Issuer, or the Securities could cause the liquidity or trading prices of the Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to the Issuer or the Securities may adversely affect the market value of the Securities.

Changes in law, or changes in the regulatory classification of the Securities due to other factors, may adversely affect the rights of holders of the Securities.

The terms and conditions of the Securities are based on Dutch law in effect as at the date of this prospectus supplement. No assurance can be given as to the impact of any possible judicial decision or change to Dutch, European or any other applicable laws, regulations or administrative practices after the date of this prospectus supplement.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes, administrative practices and judicial decisions during the life of the Securities, which may have an adverse effect on an investment in the Securities.

In addition, any change in law or regulation that triggers a Regulatory Event or a Tax Event would entitle the Issuer, at the Issuer’s option, to redeem the Securities, in whole but not in part, as more particularly described under “Description of the Securities — Redemption.” See also “— The Issuer may redeem the Securities at its option in certain situations.”

A Regulatory Event is triggered by a change in the regulatory classification of the Securities such that they will be excluded in whole or in part from the own funds of the Issuer, calculated as more fully described in the sections referred to above. A change in the regulatory classification may be caused by reasons other than changes in law (such as changes in the corporate structure of the Group) such that the Securities are no longer eligible as own funds of the Issuer, which would allow the Issuer, at its option, to redeem the Securities as described in the preceding paragraph and may affect the trading price of the Securities.

Any legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described above, could have on the Securities.

The financial services industry continues to be the focus of significant regulatory reforms which may adversely affect the Group’s business, financial performance and capital plans.

A number of regulators have proposed, are proposing or are considering or implementing legislation and rulemaking, or have implemented legislation and rules, that could have a significant impact on the future legal entity structure, business mix and management of the Group. These include (a) the European Commission proposals of January 2014 for a directive to implement recommendations of the EU High Level Expert Group Review (the Liikanen Review), (b) the final rules issued by the U.S. Board of Governors of the Federal Reserve System implementing various enhanced prudential standards under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 applicable to certain foreign banking organizations and their U.S. operations and (c) the Banking Reform Package and the Basel III Finalization as mentioned above. These laws and regulations and the way in which they are interpreted and implemented by regulators may have a number of significant consequences, including changes to the legal entity structure of the Group, changes to how and where capital and funding is raised and deployed within the Group, increased requirements for loss-absorbing capacity within the Group and/or at the level of certain legal entities or sub-groups within the Group and potential modifications to the Group’s business mix and model (including potential exit of certain business activities). These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition, which could in turn affect the levels of Group CET1 Capital and Group Total Risk Exposure Amount and, therefore, the resulting Group CET1 Ratio. It is not yet possible to predict the detail or effects of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the Securities which could be material.

See also “— Implementation of Basel III / CRD IV and additional Competent Authority supervisory expectations, and future changes under the Banking Reform Package.”

You will bear the risk of depreciation of the euro against the U.S. dollar.

Upon a Conversion (except in the case of a Liquidation Event), you will be entitled to receive ordinary shares of the Issuer or ADSs representing ordinary shares of the issuer. The ADSs representing ordinary shares trade in U.S. dollars, while the Issuer’s ordinary shares are denominated and trade in euro. The euro value of the Issuer’s ADSs may fluctuate depending on the exchange rate between the euro and the U.S. dollar. For example, if the U.S. dollar depreciates relative to the euro, the euro value of the Issuer’s ADSs will decrease. The Floor Price is fixed at $8.76 per ordinary share, subject to adjustment as described under “Description of the Securities — Anti-Dilution” below. Therefore, if the Floor Price is used to calculate the number of Conversion Shares to be issued after a Conversion (because the Floor Price is higher than the Current Market Price on the relevant date), and the euro has depreciated against the U.S. dollar since the Issue Date, you will receive Conversion Shares having a lower value in euro than you would have received if the euro had not depreciated or had appreciated against the U.S. dollar. If this happens you will not receive any additional compensation.

Exchange rate risks and exchange controls.

The Issuer will pay principal and interest on the Securities in U.S. dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than U.S. dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of the U.S. dollar or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the U.S. dollar would decrease (i) the Investor’s Currency-equivalent yield on the Securities, (ii) the Investor’s Currency-equivalent value of the principal payable on the Securities and (iii) the Investor’s Currency-equivalent market value of the Securities. If the Securities are denominated in a currency other than the currency of the country in which you are resident, you are exposed to the risk of fluctuations in the exchange rate between the two aforementioned currencies. Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal at all.

The Indenture contains provisions which may permit modification of the Securities without the consent of all investors.

The Indenture contains provisions permitting modifications and amendments to the Securities without the consent of holders of the Securities in certain instances, and with the consent of not less than two-thirds in aggregate outstanding principal amount of the Securities in other circumstances. Decisions by such holders of the Securities will bind all holders of the Securities including holders of the Securities who did not attend and vote at the relevant meeting and holders of the Securities who voted in a manner contrary to the majority. For further information, see “Description of the Securities — Modification and Waiver.”

Legality of Purchase.

Neither the Issuer nor any of its affiliates has or assumes responsibility for the lawfulness of the acquisition of the Securities by a prospective investor in the Securities, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it. The Joint Lead Managers are also required to comply with COBS, the PRIIPs Regulation, MiFID II and/or UK MiFIR, as the case may be, and as a result of this compliance, prospective investors will be required to give the representations, warranties, agreements and undertakings. For further information, see “Marketing Restrictions” above.

The Securities have a minimum denomination.

As the Securities may only be held and transferred in a minimum denomination plus a higher integral multiple of another smaller amount, it is possible that the Securities may be traded in amounts in excess of $200,000 (or its equivalent) that are not integral multiples of $1,000 (or its equivalent). Under the Indenture, a holder of the Securities will be required to hold an amount of Securities that is not less than the minimum denomination of $200,000.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (i) the Securities are legal investments for it, (ii) the Securities can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the Securities. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Securities under any applicable risk-based capital or similar rules.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA Withholding”). To avoid becoming subject to FATCA Withholding, the Issuer and other non-U.S. financial institutions may be required to report information to the U.S. Internal Revenue Service (the “IRS”) regarding the holders of Securities and Conversion Shares and to withhold on a portion of payments under the Securities and Conversion Shares (to the extent treated as “foreign passthru payments”) to certain holders that fail to comply with the relevant information reporting requirements (or hold Securities and Conversion Shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. The rules for the implementation of this withholding have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this withholding will have on holders of the Securities and Conversion Shares.

The Issuer will not pay any additional amounts in respect of this withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Securities or Conversion Shares. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Regulatory action in the event of a bank failure could materially adversely affect the value of the Securities.

Reference is made to the section entitled “Regulation and Supervision – Bank Recovery and Resolution Directive” starting on page 61 of the 2024 Form 20-F incorporated herein by reference and the Statutory Loss Absorption provisions. The powers described therein may also be applied in respect of the Securities, and none of the actions described therein would constitute an event of default under the Securities entitling holders to seek repayment. The BRRD includes provisions (known as the bail-in tool) to give regulators resolution powers, inter alia, to write down the debt of a failing bank (or to convert such debt into capital) to strengthen its financial position and allow it to continue as a going concern, subject to appropriate restructuring measures being taken. In addition to this general bail-in tool, the BRRD provides for resolution authorities to have the further powers to, as a resolution action or when the relevant resolution authority determines that otherwise the institution or the group would no longer be viable, cancel all or a portion of the principal amount of, or interest on, among other things, Additional Tier 1 capital instruments (such as the Securities) and Tier 2 capital instruments of a failing financial institution or a relevant holding company (such as the Issuer) and/or to convert certain debt claims (which could include the Securities) into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (“Statutory Loss Absorption”).

Pursuant to the exercise of any Statutory Loss Absorption measures, the Securities could become subject to a determination by the relevant resolution authority or the Issuer (following instructions from the relevant resolution authority) that all or part of the principal amount of the Securities, including accrued but unpaid interest in respect thereof, must be reduced (which may include reduction to zero), cancelled, written down (whether or not on a permanent basis or subject to a write-up by the relevant resolution authority) or converted (in whole or in part) into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action) or that the terms of the Securities must be varied (which may include amending interest amounts and payment dates, including by suspending payment for a temporary period), or that the Securities must otherwise be applied to absorb losses or give effect to resolution tools or powers, all as prescribed by the Applicable Resolution Framework (as defined herein). Such determination shall not constitute a default under the Securities and holders will have no further claims in respect of any amount so written off or otherwise as a result of such Statutory Loss Absorption. Any such Statutory Loss Absorption may be applied by the relevant resolution authority either at the point of non-viability (and independently of resolution action) or together with a resolution action and could occur before the Trigger Event.

Any determination that all or part of the principal amount of the Securities will be subject to Statutory Loss Absorption may be inherently unpredictable and may depend on a number of factors which may be outside the Issuer’s control. Accordingly, trading behavior in respect of Securities which are subject to Statutory Loss Absorption is not necessarily expected to follow trading behavior associated with other types of securities. Any indication that the Securities will become subject to Statutory Loss Absorption could have an adverse effect on the market price of the Securities. Potential investors should consider the risk that a holder may lose all of its investment in the Securities, including the principal amount plus any accrued but unpaid Interest, if those Statutory Loss Absorption measures were to be taken.

There remains uncertainty as to the full impact of the BRRD, the SRMR or the Dutch Intervention Act (Interventiewet, as implemented in relevant statutes) on the Issuer, the Group and on holders of the Securities, and there can be no assurance that the taking of any actions by the relevant authority would not adversely affect the rights of holders of the Securities, the price or value of an investment in the Securities and/or the Issuer’s ability to satisfy its obligations under the Securities. The taking of any such action or any suggestion thereof could materially adversely affect the value of the Securities and could lead to the holders of the Securities losing some or all of their investment in the Securities.

It is possible that under the BRRD, the SRMR, the Intervention Act or any other future similar legislation, any powers given to the relevant resolution authority or another relevant authority could be used in such a way as to result in capital instruments of the Issuer, such as the Securities, absorbing losses or otherwise affecting the rights of holders of the Securities either in the course of any resolution of the Issuer or, prior thereto, at the point of non-viability. If these powers were to be exercised in respect of the Issuer (or any member of the Group), there could be a material adverse effect on the rights of holders of the Securities, including through a material adverse effect on the price of the Securities.

The BRRD, the SRMR and the Intervention Act could negatively affect the position of Holders and the credit rating attached to the Securities, in particular if and when any of the above proceedings would be commenced against the Issuer, since the application of any such legislation may affect the rights and effective remedies of the holders of the Securities as well as the market value of the Securities. Investors in the Securities may lose their investment if resolution measures are taken.

Because the Issuer is incorporated under the laws of The Netherlands and many of the members of the Issuer’s Supervisory and Executive Board and officers reside outside of the United States, it may be difficult for you to enforce judgments against the Issuer or the members of the Issuer’s Supervisory and Executive Boards or officers.

Most of the Issuer’s Supervisory Board members, the Issuer’s Executive Board members and some of the experts named in the accompanying prospectus, as well as many of the Issuer’s officers are persons who are not residents of the United States, and most of the Issuer’s assets and their assets are located outside the United States. As a result, you may not be able to serve process on those persons within the United States or to enforce in the United States judgments obtained in U.S. courts against the Issuer or those persons based on the civil liability provisions of the U.S. securities laws.

You also may not be able to enforce judgments of U.S. courts under the U.S. federal securities laws in courts outside the United States, including The Netherlands. The United States and The Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, you will not be able to enforce in The Netherlands a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, even if the judgment is not based only on the U.S. federal securities laws, unless a competent court in The Netherlands gives binding effect to the judgment.

CAPITALIZATION AND INDEBTEDNESS

The following table shows the actual capitalization and indebtedness of the Group as of June 30, 2025, and the capitalization and indebtedness of the Group as of June 30, 2025 as adjusted for the issuance of the Securities. The information in the following table is derived from the unaudited condensed consolidated financial statements of the Group as of June 30, 2025, which are incorporated by reference into this prospectus supplement. This table should be read together with such unaudited condensed consolidated financial statements and the notes thereto in our Current Report on Form 6-K filed with the SEC on July 31, 2025 (Film No. 251169177). The accounting principles used to prepare this information comply with IFRS as issued by the International Accounting Standards Board.

	As of June 30, 2025	As Adjusted
	(in € millions)	(in € millions)
Capitalization
Share capital(1)	31	31
Share premium	17,116	17,116
Other reserves	(3,158)	(3,158)
Retained earnings	38,300	38,300
Shareholders’ equity (parent)(2)	52,290	52,290
Non-controlling interests	1,031	1,031

Total equity	53,321	53,321

Outstanding indebtedness
Debt securities designated at fair value through profit or loss	9,096	9,096
Debt securities in issue	151,016	151,016
Subordinated liabilities designated at fair value through profit or loss(3)	122	128
Subordinated loans(3)(4)	16,566	17,826
Of which AT1 Indebtedness	6,102	7,362
Total indebtedness(5)	176,800	178,066

Total capitalization and indebtedness(6)	230,121	231,387

Group contingent liabilities and commitments	221,894	221,894

Cash and cash equivalents	79,389	80,656

(1)

Ordinary shares (nominal value €0.01 per share; authorized 9,142,000,000 shares; issued 3,147,391,173 shares). On July 15, 2025, 125,848,305 shares purchased under the €2,000 million share buyback programme, which commenced on October 31, 2024, were cancelled. On May 2, 2025, ING commenced a €2,000 million share buyback program and expects it to be completed before October 27, 2025. As of August 22, 2025, a total of 65,204,188 shares have been repurchased at an average price of €18.97 per share and for a total consideration of €1,237 million. The purpose of the share repurchase program is to converge our CET1 ratio towards ING’s target. The total maximum amount of the share buyback programme is already deducted from the above Capitalization table as of June 30, 2025.

(2)	In August 2025, ING paid an interim dividend over 2025 of €1,039 million (€0.35 per share).

(3)

The Securities will be classified as liabilities on the balance sheet, with an amount of €1,260 million included under subordinated loans and an amount of €6 million under subordinated liabilities designated at fair value through profit or loss. For purposes of the Euro-denominated “as adjusted” column, the principal amount of the Securities in U.S. dollars has been translated into Euro amounts at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) on June 30, 2025 of €0.8496 to $1.00.

(4)	On August 20, 2025, ING issued €1,250 million Fixed Rate Subordinated Tier 2 Notes due August 20, 2037 (ISIN: XS3153087559) under its €70,000 million Debt Issuance Programme.

(5)	The total indebtedness excludes lease liabilities of €1,107 million. Lease liabilities are presented in the balance sheet under Other liabilities.

(6)

On July 1, 2025, ING redeemed $1,000 million of Fixed-to-Fixed Rate Callable Senior Notes due July 2026 under its €70,000 million Debt Issuance Programme (ISIN: USN4580HAC18 (Reg S) / US456837AU72 (144A). On August 30, 2025, ING redeemed £300 million of Fixed-to-Floating Rate Callable Senior Notes due August 2026 under the €70,000 million Debt Issuance Programme (ISIN: XS2526852350). These securities are included in the above table on the lines ‘Debt securities in issue’ and ‘Debt securities designated at fair value through profit or loss’ for a total amount of €1,200 million and €23 million respectively. Other than as set forth herein, there has been no material change since June 30, 2025, in the capitalization and indebtedness of the Group.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by the Issuer estimated at $0.6 million, the net proceeds from the sale of the Securities are estimated to be $1,490 million. The Issuer intends to use the net proceeds of the offering of the Securities for its general corporate purposes and to strengthen its capital base.

DESCRIPTION OF THE SECURITIES

The following description of the Securities supplements (and, where different from, supersedes) the description of the Securities in the accompanying prospectus. This prospectus supplement includes an Index of Defined Terms on page S-130.

In considering an investment in the Securities, please review carefully the “Notice to Investors” on page S-2, which sets forth important acknowledgements and agreements each holder and beneficial owner of a Security or any interest therein makes by acquiring any Securities.

The Securities shall constitute a series of Securities issued under the Capital Securities Indenture dated as of April 16, 2015 (the “Original Indenture”) between the Issuer and The Bank of New York Mellon, London Branch, as trustee, as supplemented by a supplemental indenture with respect to the Securities, to be entered into on or about the date the Securities are first issued. References to the “Indenture” are to the Original Indenture as supplemented by the supplemental indenture. The terms of the Securities include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act. Capitalized terms used and not defined in this “Description of the Securities” have the respective meanings given to them in the Indenture.

General

The Securities shall initially be issued in an aggregate principal amount of $1,500,000,000.

The Securities:

•	are perpetual securities with no fixed maturity or redemption date;

•	are not redeemable at the option or election of holders;

•	may be redeemed at the Issuer’s option, in whole but not in part, on the First Reset Date (as defined herein) and on any Interest Payment Date (as defined herein) thereafter;

•

may be redeemed at the Issuer’s option, in whole but not in part, at any time if at least 75% of the aggregate principal amount of the Securities has been redeemed or purchased and cancelled, subject to redemption conditions;

•	may be redeemed at the Issuer’s option, in whole but not in part, at any time in the event of certain regulatory or tax events, as described under “—Redemption”;

•

provide that payments of interest shall be due and payable at the sole and absolute discretion of the Issuer and, in certain circumstances, shall not be paid, and any such interest not paid shall be cancelled as described under “—Interest Cancellation”;

•	automatically convert into ordinary shares if a Trigger Event occurs, as described under “—Conversion Upon Trigger Event”;

•

are subject to the exercise of the Dutch Bail-in Power by the relevant resolution authority, as described under “—Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power”; and

•	constitute the Issuer’s unsecured obligations ranking pari passu without any preference among themselves and rank subordinate to Senior Instruments as described under “—Ranking.”

The Issuer may, without the consent of the holders of the Securities, issue additional Securities having the same ranking, interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as the Securities described in this prospectus supplement, other than the price to the public, the issue date and the amount of the first interest payment. Any such additional Securities, together with the Securities offered by this prospectus supplement, shall constitute a single series of securities under the Indenture. There is no limitation under the Indenture on the amount of Securities or other debt securities or capital securities that the Issuer or its subsidiaries’ may issue and there is no restriction on the Issuer’s issuing securities that may have preferential rights to the Securities or securities with similar or different provisions to those described herein.

The Securities shall be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The denomination of each Security is referred to as its “Tradable Amount” in this prospectus supplement. Prior to a Conversion (as described under “— Conversion Upon Trigger Event” below), the principal amount of each Security shall be equal to its Tradable Amount. Following a Conversion, the principal amount of each Security shall be zero, but its Tradable Amount shall remain unchanged.

Interest

Subject to the conditions described under “— Interest Cancellation,” interest on the Securities shall be payable semi-annually in arrears on May 16 and November 16 (each an “Interest Payment Date”), commencing on November 16, 2025, to holders of record at the close of business on the immediately preceding business day (or, if the Securities are held in definitive form, the 15th calendar day preceding such Interest Payment Date), and shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each (the “Day Count Fraction”) and, in the case of an incomplete month, the actual number of days elapsed. A payment made on that first Interest Payment Date, if any, would be in respect of the period from (and including) September 9, 2025, the date of initial issuance of the Securities (the “Issue Date”), to (but excluding) November 16, 2025. If any Interest Payment Date is not a business day, interest shall be payable on the following business day without adjustment. The term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in London, Amsterdam or The City of New York.

The interest rate on the Securities shall be:

•	from (and including) the Issue Date to (but excluding) November 16, 2032 (the “First Reset Date”), 7.000% per annum; and

•

from (and including) each Reset Date to (but excluding) the next following Reset Date, a rate per annum equal to the sum of the applicable Reset Reference Rate on the relevant Reset Determination Date and 3.594%.

The “Reset Dates” are the First Reset Date and each five-year anniversary thereafter.

The “Reset Period” is any period from and including each Reset Date to but excluding the next succeeding Reset Date.

The “Reset Determination Date” for each applicable Reset Date is the second business day immediately preceding such Reset Date. An “Interest Period” is the period from and including an Interest Payment Date (or the Issue Date, in the case of the initial Interest Period) to but excluding the next succeeding Interest Payment Date.

Determination of Reset Interest Rate

The interest will be reset on the First Reset Date and each five-year anniversary thereafter (each a “Reset Date”) to a rate per annum equal to the sum of the applicable Reset Reference Rate on the relevant Reset Determination Date and the Margin (the “Reset Interest Rate”).

The Interest Calculation Agent will, as soon as practicable after 11.00 a.m. (New York City time) on each Reset Determination Date, determine the Reset Interest Rate in respect of the relevant Reset Period and calculate the corresponding interest amount for each Interest Period falling in that Reset Period.

Benchmark Discontinuation

In addition to and notwithstanding the provisions in “— Determination of Reset Interest Rate” above, if the Issuer determines that a Benchmark Event occurs in relation to the Original Reference Rate when the Reset Interest Rate (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavors to appoint an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate or Alternative Rate (as applicable) and the applicable Adjustment Spread and any other amendments to the terms of the Securities (including, without limitation, any Benchmark Amendments).

In making such determination, the Issuer shall act in good faith as an expert. In the absence of fraud, the Issuer and the Independent Adviser, as applicable, shall have no liability whatsoever to the Issuer, the Interest Calculation Agent, the holders for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer.

If the Issuer is unable to appoint an Independent Adviser, the Issuer, acting in good faith, may still make any determinations and/or any amendments applying mutatis mutandis to allow such determinations or amendments to be made by the Issuer without consultation with an Independent Adviser). Without prejudice to the definitions set herein, for the purposes of making any determination, the Issuer will take into account any relevant and applicable market precedents and customary market usage as well as any published guidance from relevant associations involved in the establishment of market standards and/or protocols in the international debt capital markets.

If the Issuer, following consultation with the Independent Adviser, determines that:

(i)

there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Reset Interest Rate (or the relevant component part thereof) for all future payments of interest on the Securities;

(ii)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Reset Interest Rate (or the relevant component part thereof) for all future payments of interest on the Securities;

The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be).

If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined and the Issuer, following consultation with the Independent Adviser, determines (i) that amendments are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof, without any requirement for the consent or approval of holders, vary the terms to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer, but subject to receipt by the Trustee and Principal Paying Agent of a certificate signed by two authorized signatories of the Issuer, the Trustee and Principal Paying Agent and the Interest Calculation Agent shall (at the expense of the Issuer), without any requirement for the consent or approval of the holders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of an agreement supplemental to or amending the Indenture), provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or the Indenture (including, for the avoidance of doubt, any supplemental indenture) in any way.

In connection with any such variation, the Issuer shall comply with the rules of any stock exchange on which the Securities are for the time being listed or admitted to trading.

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, will be notified promptly by the Issuer to the Trustee and Principal Paying Agent, the Interest Calculation Agent and the holders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee of the same, the Issuer shall deliver to the Trustee a certificate signed by two authorized signatories of the Issuer:

(i)

confirming (a) that a Benchmark Event has occurred, (b) the Successor Rate or, as the case may be, the Alternative Rate, (c) the applicable Adjustment Spread and (d) the specific terms of the Benchmark Amendments (if any); and

(ii)	certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread.

The Trustee shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee and Principal Paying Agent, the Interest Calculation Agent and the holders.

Without prejudice to the obligations of the Issuer contained herein, the Original Reference Rate and the fallback provisions will continue to apply unless and until the Calculation Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and any Adjustment Spread and Benchmark Amendments.

The occurrence of a Benchmark Event shall be determined by the Issuer and promptly notified to the Trustee and Principal Paying Agent and the Interest Calculation Agent. For the avoidance of doubt, neither the Trustee and Principal Paying Agent nor the Interest Calculation Agent shall have any responsibility for making such determination.

Notwithstanding any other provision, no Successor Rate or Alternative Rate (as applicable) will be adopted, nor will the applicable Adjustment Spread be applied, nor will any other amendments to the terms of the Securities be made, if and to the extent that, in the determination of the Issuer, the same could reasonably be expected to prejudice the qualification of the Securities as Additional Tier 1 Capital.

For the purposes of this section:

“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)

in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate);

(ii)

the Issuer following consultation with the Independent Adviser, determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer, following consultation with the Independent Adviser, determines that no such spread is customarily applied);

(iii)

the Issuer, following consultation with the Independent Adviser, determines, is recognized or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).

“Alternative Rate” means an alternative benchmark or screen rate which the Issuer, following consultation with the Independent Adviser, which is customarily applied in the international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) in U.S. dollars.

“Benchmark Event” means

(i)	the Original Reference Rate ceasing to be published for a period of at least 5 Business Days as a result of such benchmark ceasing to be calculated or administered;

(ii)

a public statement by the administrator of the Original Reference Rate that it has ceased, or will cease, publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate);

(iii)	a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued;

(iv)

a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally or in respect of the Securities;

(v)	it has become unlawful for the Interest Calculation Agent, the Issuer or other party to calculate any payments due to be made to any holders using the Original Reference Rate; or

(vi)

a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market, provided that the Benchmark Event shall be deemed to occur (a) in the case of sub-paragraphs (ii) and (iii) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (iv) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (vi) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case if different, not the date of the relevant public statement.

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own expense.

“Interest Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Interest Calculation Agent for the purposes of calculating the applicable Reset Reference Rate (or component thereof) shall be conclusive and binding on the holders of the Securities, the Issuer and the trustee, absent manifest error. None of the Issuer, the Interest Calculation Agent, the trustee nor any paying agent shall be responsible for determining whether manifest error has occurred or any liability therefor. The Interest Calculation Agent shall not be responsible to the Issuer, holders of the Securities or any third party for any failure of the Reset Reference Banks to provide quotations as requested of them or as a result of the Interest Calculation Agent having acted on any quotation or other information given by any Reset Reference Banks which subsequently may be found to be incorrect or inaccurate in any way.

“Margin” means 3.594%.

“Mid-Swap Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed for floating interest rate swap transaction in U.S. dollars which (i) has a term commencing on the relevant Reset Date which is equal to 5 years; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the relevant swap market; and (iii) has a floating leg based on the overnight SOFR rate compounded for 12 months (calculated on an Actual/360 day count basis).

“Original Reference Rate” means (i) SOFR or (ii) (if applicable) any other Successor Rate or Alternative Rate (or any component part(s) thereof) determined and applicable to the Securities.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)

the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the Mid-Swap Quotations provided by the Reset Reference Banks to the Interest Calculation Agent at or around 11:00 a.m. in New York on the relevant Reset Determination Date and, rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards). If at least four quotations are provided, the Reset Reference Bank Rate will be the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Bank Rate will be the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Bank Rate will be the rounded quotation provided. If no quotations are provided, the Reset Reference Bank Rate will be (i) in the case of each Reset Period other than the Reset Period commencing on the First Reset Date, the Reset Reference Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, an amount equal to the Initial Interest Rate less the Margin.

“Reset Reference Banks” means five leading swap dealers in the principal interbank market relating to U.S. dollars selected by the Issuer.

“Reset Reference Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (i) the applicable annual mid-swap rate for swap transactions in U.S. dollars (with a maturity equal to 5 years) where the floating leg pays daily compounded SOFR annually, which is calculated and published by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate), as displayed on the Screen Page at 11.00 a.m. (in New York) on the relevant Reset Determination Date or (ii) if such rate is not displayed on the Screen Page at such time and date (in circumstances other than those in which the Issuer has determined that a Benchmark Event has occurred or that there is a Successor Rate, the Reset Reference Bank Rate) on the relevant Reset Determination Date.

“Screen Page” means Bloomberg screen page “USISSO05” or such other screen page as may replace it on Bloomberg or, as the case may be, on such other page provided by such information service that may replace Bloomberg, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying comparable rates.

“SOFR” unless the context otherwise requires, means, in respect of any Business Day, a reference rate equal to the daily Secured Overnight Financing Rate as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the New York Fed’s Website, in each case on or about 5:00 p.m. (New York City Time) on the Business Day immediately following such Business Day.

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

Publication of Reset Interest Rate and reset interest amounts

The Interest Calculation Agent will cause the applicable interest rate for the Reset Period commencing on the relevant Reset Date and the corresponding interest amount for each Interest Period falling in that Reset Period to be notified to the Paying Agents and the GEM or any other stock exchange on which the Securities are for the time being listed or admitted to trading, to holders, in each case as soon as practicable after their determination but in any event not later than the fourth business day thereafter. To the extent the Interest Calculation Agent is unable to notify the stock exchange on which the Securities are for the time being listed or admitted to trading, the Interest Calculation Agent will immediately notify the Issuer, and upon receipt of such notice from the Interest Calculation Agent the Issuer shall procure that such interest rate and interest amount are notified to the relevant stock exchange.

Interest Calculation Agent

With effect from the First Reset Date, and so long as any Securities remain outstanding thereafter and a function expressed in the conditions to be performed by the Interest Calculation Agent falls to be performed, the Issuer will maintain an Interest Calculation Agent.

The Issuer may from time to time replace the Interest Calculation Agent with another leading investment, merchant or commercial bank or financial institution in London. If the Interest Calculation Agent is unable or unwilling to continue to act as the Interest Calculation Agent or fails duly to determine the interest rate in respect of any Reset Period or to calculate the corresponding interest amount, the Issuer shall appoint another leading investment, merchant or commercial bank or financial institution in London to act as such in its place. The Interest Calculation Agent may not resign its duties or be removed without a successor having been appointed as aforesaid.

Determinations of Interest Calculation Agent binding

The determination of the applicable interest rate and the corresponding interest amount by the Interest Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be final and binding upon all parties and (in the absence of willful misconduct, gross negligence or bad faith) no liability shall attach to the Interest Calculation Agent in connection with the exercise by it of any of its powers, duties and discretions.

Interest Cancellation

Interest Payments Discretionary

Subject to the restrictions set forth under “— Restriction on Interest Payments” below, interest on the Securities shall be due and payable at the sole and absolute discretion of the Issuer. The Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date or redemption date. If the Issuer does not make an interest payment on any Interest Payment Date or redemption date in whole or in part, such interest payment (or the portion thereof not paid) shall be deemed cancelled and shall not be due and payable whether or not the Issuer has provided notice of cancellation of such interest payment as described under “— Notice of Interest Cancellation” below. An interest payment otherwise payable on an Interest Payment Date or redemption date that is not a business day will not be deemed cancelled if it is paid on the following business day. As described under “— Ranking” and “— Conversion Upon Trigger Event” below, on the occurrence of any Liquidation Event or Conversion, any accrued and unpaid interest on the Securities shall be deemed cancelled.

If the Competent Authority exercises its general powers under Article 104 of the CRD IV Directive to restrict or prohibit interest payments to holders of Additional Tier 1 Capital Securities, the Issuer will exercise its discretion to cancel (in whole or in part, as required by the Competent Authority) interest payments in respect of the Securities.

Restriction on Interest Payments

The Issuer shall not make an interest payment (including any Additional Amounts) on the Securities on any Interest Payment Date or redemption date (or the following business day, if such date is not a business day) and such interest payment shall not be due if and to the extent that:

(a)

the amount of such interest payment otherwise due, together with any interest payments or distributions which have been paid or made or which are required to be paid or made during the then current financial year on other own funds items (which, for the avoidance of doubt, excludes any such interest payments or distributions which (i) are not required to be made out of Distributable Items or (ii) have already been provided for, by way of deduction, in the calculation of Distributable Items) shall, in the aggregate exceed the amount of Distributable Items of the Issuer as at such Interest Payment Date or redemption date;

(b)

the payment of such interest, when aggregated together with certain other distributions of the kind referred to in Article 3:62b(2) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (implementing Article 141(2) of the CRD IV Directive), Article 3:62ba(2) of the Dutch Financial Supervision Act (implementing Article 141b(2) of the CRD IV Directive) or

Article 3A:11b of the Dutch Financial Supervision Act (implementing Article 16a BRRD) or Article 10a of the SRMR, in each case as amended or replaced from time to time (or any provision of applicable law, including the Dutch Financial Supervision Act, as amended or replaced, and as in force and applicable in The Netherlands from time to time) or, as applicable, any analogous restrictions arising from the requirement to meet capital buffers under the Capital Regulations, would cause the Maximum Distributable Amount, if any, then applicable to the Issuer to be exceeded; or

(c)	the payment of such interest is scheduled to be made on an Interest Payment Date falling on or after the date of a Trigger Event or Liquidation Event.

The Issuer may, however, in its sole discretion, elect to make a partial interest payment on the Securities to the extent that such partial interest payment may be made without breaching the above restriction.

“BRRD” or the “Bank Recovery and Resolution Directive” means Directive 2014/59/EU of the European Parliament and of the Council dated May 15, 2014, as amended or replaced from time to time (including by Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, 2019) (or any provision of applicable law, including the Dutch Financial Supervision Act, transposing or implementing such directive, as in force and applicable in the Netherlands from time to time).

“CRD IV” means the legislative package consisting of the CRD IV Directive and the CRR.

“CRD IV Directive” means the Directive (2013/36/EU) of the European Parliament and of the Council dated 26 June 2013, as amended or replaced from time to time, including by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 (or any provision of applicable law, including the Dutch Financial Supervision Act, transposing or implementing such directive, as in force and applicable in the Netherlands from time to time).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time (including by Regulation (EU) 2019/876 of the European Parliament and of the Council dated May 20, 2019 and Regulation (EU) 2024/1623 of the European Parliament and of the Council of May 31, 2024).

“Capital Regulations” means, at any time, any requirements of Dutch law or contained in the regulations, requirements, guidelines and policies of the Competent Authority, or of the European Parliament and the European Council and of the European Banking Authority, then in effect or applied in The Netherlands relating to capital adequacy and resolution and applicable to the Issuer, ING Bank or the Group, including but not limited to the CRD IV Directive and the CRR (including articles 77 and 78, as amended, and articles 52(1)(i), 63(j), 72b(2)(j) and 78a thereof), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRMR and taking into account any transitional arrangements thereunder.

“Distributable Items” has (subject to the terms as provided in the parentheses below) the meaning assigned to such term in the CRR, as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. As of the date of this prospectus supplement, “Distributable Items” means, in respect of any interest payment, the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments (which, for the avoidance of doubt, excludes any such distributions paid or made on Tier 2 instruments or any such distributions which have already been provided for, by way of deduction, in calculating the amount of Distributable Items), less any losses brought forward, any profits which are non-distributable pursuant to provisions in legislation or the Issuer’s by-laws and any sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the Issuer, in each case with respect to the specific category of own funds instruments to which legislation or the Issuer’s by-laws or statutes relate; such profits, losses and reserves being determined on the basis of the individual accounts of the Issuer and not on the basis of the consolidated accounts.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Issuer required to be calculated in accordance with Article 3:62b(2) of the Dutch Financial Supervision Act (implementing Article 141(2) of the CRD IV Directive), Article 3:62ba(2) of the Dutch Financial Supervision Act (implementing Article 141b(2) of the CRD IV Directive), Article 3A:11b of the Dutch Financial Supervision Act (implementing Article 16a BRRD) or Article 10a of the SRMR, in each case as amended or replaced from time to time or, as the case may be, any provision of applicable law, including the Dutch Financial Supervision Act, transposing or implementing the CRD IV Directive, as amended, supplemented or replaced, and as in force and applicable in The Netherlands from time to time or, as applicable, any analogous restrictions arising from the requirement to meet capital buffers under the Capital Regulations.

Agreement to Interest Cancellation

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that:

(a)

interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant Interest Payment Date or related Interest Period or redemption date to the extent that it has been cancelled or deemed cancelled (in whole or in part) by the Issuer in its sole discretion and/or as a result of (i) the Issuer having insufficient Distributable Items, (ii) the relevant interest payment’s causing the Maximum Distributable Amount to be exceeded, or (iii) a Trigger Event or a Liquidation Event having occurred; and

(b)

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Securities.

Interest shall only be due and payable to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “— Interest Payments Discretionary” and “— Restriction on Interest Payments” above. Any interest payment cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not accumulate or be payable at any time thereafter, and holders of the Securities shall have no rights thereto (whether upon a Liquidation Event or otherwise) or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. The non-payment of any interest in whole or in part by the Issuer shall not constitute a default for any purpose on the part of the Issuer, and the holders and beneficial owners of the Securities shall have no right thereto whether in the case of a Liquidation Event or otherwise.

Notice of Interest Cancellation

If practicable, the Issuer shall provide notice of any cancellation of interest (in whole or in part) at least five business days prior to the relevant Interest Payment Date or redemption date to the trustee and the holders of the Securities and shall provide notice of any deemed cancellation of interest to the trustee and the holders of the Securities as promptly as practicable following the relevant Interest Payment Date or redemption date. Failure to provide such notice, however, shall not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, and shall not constitute a default under the Securities for any purpose or give holders of the Securities any rights as a result of such failure.

Ranking

The Securities and any interest therein shall constitute the Issuer’s unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders of the Securities or any interest therein are subordinated as described in this section “— Ranking”.

If a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of the Issuer (any such event, a “Liquidation Event”) occurs prior to a

Trigger Event, the Securities shall be subordinated to Senior Instruments of the Issuer, and rank pari passu with all Parity Instruments of the Issuer, in each case in accordance with and subject to mandatory applicable law, including as provided pursuant to Section 212rf of the Dutch Bankruptcy Code (Faillissementswet). By virtue of such subordination, any payments to the holders of the Securities upon any Liquidation Event shall only be made after all payment obligations of the Issuer in respect of Senior Instruments have been satisfied. The amount of any claim in respect of each Security shall be its principal amount. The exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall not constitute a Liquidation Event.

If a Liquidation Event occurs on or after a Trigger Event but before the Conversion Shares deliverable upon Conversion are issued and delivered to the Conversion Shares Depository (or other relevant person), each holder of a Security shall have a claim, in lieu of any other payment by the Issuer, for the amount, if any, it would have been entitled to receive if the Conversion relating to such Trigger Event had occurred and the relevant number of Conversion Shares to which such holder would have been entitled had been delivered to such holder immediately prior to the Liquidation Event.

“Existing Capital Instruments” means the 5.750% Perpetual Additional Tier 1 Contingent Capital Securities issued on September 10, 2019, 4.875% Perpetual Additional Tier 1 Contingent Convertible Capital Securities issued on February 28, 2020, 3.875% Perpetual Additional Tier 1 Contingent Capital Securities issued on September 14, 2021, 4.250% Perpetual Additional Tier 1 Contingent Capital Securities issued on September 14, 2021, 7.500% Perpetual Additional Tier 1 Contingent Capital Securities issued on February 14, 2023, 8.000% Perpetual Additional Tier 1 Contingent Capital Securities issued on February 12, 2024 and 7.250% Perpetual Additional Tier 1 Contingent Capital Securities issued on September 12, 2024.

“Parity Instruments” means securities, instruments or obligations of the Issuer which upon a Liquidation Event occurring prior to the Trigger Event rank, or are expressed to rank, pari passu with the Securities, including the Existing Capital Instruments.

“Senior Instruments” means securities, instruments or obligations of the Issuer: (i) the holders of which are unsubordinated creditors of the Issuer (“Unsubordinated Instruments”), or (ii) which are, or are expressed to be, subordinated (whether only in the event of the liquidation of the Issuer or otherwise) to Unsubordinated Instruments but not further or otherwise, or (iii) which in case of a Liquidation Event occurring prior to the Trigger Event are, or are expressed to be, further or otherwise subordinated, other than those which in such event rank, or are expressed to rank, pari passu with or junior to the Securities. For the avoidance of doubt, “Senior Instruments” includes securities, instruments or obligations of the Issuer which are Tier 2 instruments within the meaning of Article 52(1)(d) of the CRR.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of Securities nor the trustee acting on behalf of the holders and beneficial owners of Securities may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the Securities or the Indenture and each holder and beneficial owner of Securities, by virtue of its holding of any Securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Securities, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. To the extent that any such holder or beneficial owner of Securities or any interest therein nevertheless claims a right of set-off, netting, compensation or retention in respect of any such amount, whether by operation of law or otherwise, and irrespective of whether the set-off, netting, compensation or retention is effective under any applicable law, such holder or beneficial owner shall immediately transfer to the Issuer (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Issuer, as the case may be) an amount equal to the amount which purportedly has been set off, netted, compensated or retained (such a transfer, a “Set-off Repayment”) and no rights can be derived from the Securities or any interest therein until the Issuer (or the liquidator or administrator of the Issuer, as the case may be) has received in full the relevant Set-off Repayment and accordingly any such set-off, netting, compensation or retention shall be deemed not to have taken place. The foregoing shall not prevent any set-off in order to give effect to a Conversion. Irrespective of any other set-off, netting, compensation or retention agreement providing otherwise, the possibility of any set-off, netting, compensation or retention by a holder or beneficial owner of Securities shall be exclusively governed by Dutch law.

Agreement and Acknowledgement with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), the Issuer has included the following two paragraphs in the terms of the Securities:

(a)

Notwithstanding any other agreements, arrangements or understandings between the Issuer and any holder or beneficial owner of a Security, by acquiring the Securities, each holder and beneficial owner of a Security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the relevant resolution authority) of all, or a portion, of the principal amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of the Issuer or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Securities must otherwise be applied to absorb losses, or any expropriation of the Securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a Security or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a Security or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any Dutch Bail-in Power by the relevant resolution authority is separate and distinct from a Conversion following a Trigger Event. In addition, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to vary the terms of the Securities, which may include amending the Interest Payment Dates or amount, or to suspend any payment in respect of the Securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act (Wet op het financieel toezicht)) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRMR, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (Interventiewet, as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other instruments of ownership or other securities or obligations of the obligor or obligations of any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be exercised with respect to the Securities without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the Securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to the Issuer.

In addition, the exercise of any Dutch Bail-in Power may require interests in the Securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

See also “Risks Relating to our Debt Securities and Capital Securities — Risks Relating to Our Securities and Capital Securities Generally — Under the terms of our debt securities and capital securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority” on page 11 of the accompanying prospectus.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the Trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to the Securities.

The Issuer (or the relevant resolution authority) shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to the Securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, the Securities. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By acquiring any Securities, each holder of the Securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the Securities under Section 5.12 (Control by Holders) of the Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the Securities have given a direction to the trustee pursuant to Section 5.12 of the Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of a Dutch Bail-in Power by the relevant resolution authority, the Securities remain outstanding (for example, if the exercise of a Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree by means of a supplemental indenture or amendment.

By acquiring any of the Securities, each holder of the Securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be exercised with respect to the Securities without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the relevant Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant Securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the relevant Securities as it may be exercised, without any further action or direction on the part of such holder or the trustee.

Under the terms of the Securities, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the relevant Securities will not be an Event of Default (as defined in the Indenture) under the Indenture or the Securities.

Payment of Additional Amounts

Payment of “Additional Amounts” as defined in the accompanying prospectus, if any, shall be made under the circumstances described in the section entitled “Description of Capital Securities — Payment of Additional Amounts with Respect to the Capital Securities” in the accompanying prospectus.

Furthermore, Additional Amounts shall only be paid in the event that deduction or withholding relates to interest payments (and not payments of principal), and subject to the restrictions described under “— Interest Cancellation — Restriction on Interest Payments” above.

Redemption

Subject to the conditions set forth below and as described under “— Conditions to Redemption, Substitution, Variation and Purchase” below, the Issuer may, at its option, redeem all, but not less than all, of the Securities (i) on the First Reset Date and on any subsequent Interest Payment Date with respect to the Securities, (ii) at any time if at least 75% of the aggregate principal amount of the Securities issued have been redeemed or purchased and cancelled, (iii) at any time if a Regulatory Event has occurred and is then continuing, or (iv) at any time if a Tax Event has occurred and is then continuing, in each of cases (i)-(iv), at their principal amount, plus accrued and unpaid interest to the redemption date (including Additional Amounts, if any), excluding any interest that has been cancelled or deemed cancelled in accordance with the provisions described under “— Interest Cancellation — Interest Payments Discretionary” or that the Issuer would not be permitted to pay pursuant to the provisions described under “— Interest Cancellation — Restriction on Interest Payments.”

A “Regulatory Event” is deemed to have occurred if at any time on or after the Issue Date, as a result of a change in the regulatory classification of the Securities, the Securities have been or will be excluded from the own funds of the Issuer, calculated in accordance with Article 11 of the CRR on the basis of the consolidated situation of the Issuer as the parent financial holding company for ING Bank, or reclassified as own funds of lower quality (that is, no longer Additional Tier 1 Capital), in each case whether in whole or in part, provided that, for the avoidance of doubt, a Regulatory Event shall not be deemed to have occurred in the case of a partial exclusion of the Securities as a result of a Conversion.

“Additional Tier 1 Capital” at any time, has the meaning given thereto (or to any equivalent term) at such time, by the Capital Regulations.

The “Bank” means ING Bank N.V.

A “Tax Event” is deemed to have occurred if the Issuer determines that as a result of a Tax Law Change which was not reasonably foreseeable on the Issue Date:

(a)

the Issuer will or would be required on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) to pay holders Additional Amounts; or

(b)

the Issuer would not be entitled to claim a deduction in respect of any interest payments made on the next Interest Payment Date (or if the next Interest Payment Date is scheduled to occur within 30 days, then on the Interest Payment Date immediately following the next Interest Payment Date) in computing the Issuer’s taxation liabilities in The Netherlands, or the amount of the deduction would be materially reduced, save to the extent that such Tax Law Change merely codifies, rules or otherwise confirms that the interest payment would not be or was not deductible based on applicable law as at the Issue Date;

provided, in each case, that the consequences of such event cannot be avoided by the Issuer taking reasonable measures available to it.

Prior to giving notice of a redemption due to a Tax Event, the Issuer shall be required to deliver to the trustee an opinion from a recognized law or tax firm of international standing chosen by the Issuer, in a form satisfactory to the trustee confirming the occurrence of such Tax Event.

A “Tax Law Change” means a change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which The Netherlands is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the Issue Date.

Notice of Redemption

The Issuer shall give notice of any redemption of the Securities, including a redemption as a result of a Regulatory Event or Tax Event, not less than 15 days or more than 30 days prior to the redemption date to the holders of the Securities and to the trustee at least five business days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. The redemption notice shall state: (1) the redemption date, (2) the redemption price, (3) that, on the redemption date, each Security will be redeemed and that, subject to certain exceptions, interest will cease to accrue after that date, (4) the place or places where the Securities are to be surrendered for payment of the redemption price and (5) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Securities being redeemed.

The Issuer shall deliver to the trustee a certificate signed by any two members of the Executive Board prior to delivering any notice of a redemption due to a Regulatory Event or Tax Event stating that the conditions to such redemption have been satisfied.

The Issuer may not give a notice of redemption of the Securities following the occurrence of a Trigger Event (and any such purported notice shall be ineffective). A notice of redemption shall be irrevocable, except that the occurrence of a Trigger Event or the exercise of the Dutch Bail-in Power by the relevant resolution authority prior to the date fixed for redemption shall automatically revoke such notice and no Securities shall be redeemed and no payment in respect of the Securities shall be due and payable.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption price with respect to such redemption a Trigger Event or Liquidation Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption price will be due and payable, and, as applicable, a Conversion shall occur as described under “— Conversion Upon Trigger Event” below, or a holder of the Securities will have a claim as described under “— Ranking” above.

If the Issuer has elected to redeem the Securities but prior to the payment of the redemption price with respect to such redemption the relevant resolution authority exercises its Dutch Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price will be due and payable.

Conditions to Redemption, Substitution, Variation and Purchase

Notwithstanding any other provision, the Issuer may redeem, substitute, vary or purchase the Securities (and give notice thereof to the holders of such Securities in the case of redemption, substitution or variation) only if the Issuer has obtained the prior permission of the Competent Authority at the time of redemption, substitution, variation or purchase, if required, and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR — including articles 72b(2)(j), 77 and 78a thereof), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRM Regulation, as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect).

Any redemption, substitution, variation or purchase of the Securities is subject to the additional conditions as set out below, in each case if and to the extent required under the Capital Regulations:

(a)	the Issuer has obtained the prior written permission of the Competent Authority;

(b)

either (i) on or before such redemption or purchase of the Securities, the Issuer has replaced the Securities with own funds instruments of equal or higher quality on terms that are sustainable for the Issuer’s income capacity or (ii) the Issuer has demonstrated to the satisfaction of the Competent Authority that the own funds and eligible liabilities of the Issuer would, following such redemption or purchase, exceed its minimum capital and MREL requirements (including any buffer requirements) by a margin (calculated in accordance with the prevailing Capital Regulations) that the Competent Authority considers necessary at such time;

(c)

in respect of a redemption prior to the fifth anniversary of the Issue Date (i) in the case of redemption due to the occurrence of a Tax Event, the Issuer has demonstrated to the satisfaction of the Competent Authority that the change in the applicable tax treatment of the Securities is material and was not reasonably foreseeable as at the Issue Date; or (ii) in the case of redemption upon the occurrence of a Regulatory Event, the Issuer has demonstrated to the satisfaction of the Competent Authority that the change in the regulatory classification of the Securities was not reasonably foreseeable as at the Issue Date; or (iii) on or before such redemption or purchase of the Securities, the Issuer replaces the Securities with own funds instruments of equal or higher quality at terms that are sustainable for the Issuer’s income capacity and the Competent Authority has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (iv) the Securities are purchased for market making purposes; and

(d)

if, at the time of such redemption, substitution, variation or purchase, the prevailing Capital Regulations permit the redemption, substitution, variation or purchase only after compliance with one or more alternative or additional pre-conditions to those set out in clauses (a), (b) and (c) above, the Issuer having complied with such other pre-condition(s).

The Issuer or any member of the Group may purchase or procure others to purchase beneficially for its account any of the outstanding Securities in any manner and at any price, subject to the conditions included above in this section “— Conditions to Redemption, Substitution, Variation and Purchase” and to applicable law and regulation (which at the Issue Date shall include, without limitation, the Capital Regulations including Article 52(1)(i) of the CRR).

“Applicable Resolution Framework” means any relevant laws and regulations applicable to the Issuer and/or the Regulatory Group at the relevant time either pursuant to, or which implement, or are enacted within the context of the BRRD, the SRM Regulation and the Dutch Intervention Act, as amended or replaced from time to time, or any other resolution or recovery rules which may from time to time be applicable to the Issuer and/or the Regulatory Group.

“Competent Authority” means the European Central Bank or any other body or authority having primary supervisory authority with respect to the Issuer, ING Bank or the Group and/or the relevant Resolution Authority.

“Regulatory Group” means the Issuer, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with the Issuer for regulatory purposes, in each case in accordance with the rules and guidance of the Competent Authority then in effect.

“Resolution Authority” means the European Single Resolution Board, the European Central Bank, the Dutch Central Bank (De Nederlandsche Bank N.V.) or such other regulatory authority or governmental body having the power to impose statutory loss absorption on the Securities pursuant to the Applicable Resolution Framework.

Cancellation

All Securities redeemed or repurchased by the Issuer shall forthwith be cancelled. All Securities purchased on behalf of the Issuer by any member of the Group other than the Issuer may be held, reissued, resold or, at the option of the Issuer, surrendered for cancellation to the trustee. Securities so surrendered shall be cancelled forthwith. Any Securities so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Securities shall be permanently and irrevocably discharged.

Substitution and Variation

Notwithstanding anything to the contrary in the Securities or the Indenture or supplemental indenture with respect thereto, if a Regulatory Event, Tax Event or Alignment Event has occurred and is continuing with respect to any series of the Securities, then the Issuer may at its option at any time, and without any requirement for any consent or approval of the holders or beneficial owners of such Securities, substitute such Securities, in whole but not in part, or vary the terms of such Securities, in whole but not in part, so that the substituted Securities are, or the Securities remain following such variation, Compliant Securities. The Issuer shall give notice to the holders of the Securities of any substitution or variation of the Securities not less than 15 days nor more than 30 days prior to the date fixed for such substitution or variation and to the trustee at least 5 business days prior to such date unless a shorter notice period shall be satisfactory to the trustee.

By its acquisition of the Securities or any beneficial interest therein, each holder and beneficial owner of the Securities and each subsequent holder and beneficial owner of the Securities, (i) acknowledges, accepts, agrees to be bound by, and consents to, the Issuer’s determination to substitute the Securities or vary the terms of the Securities as provided above, (ii) grants to the Issuer and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Securities or the variation of the terms of the Securities, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Issuer and the trustee for, agrees not to initiate a suit against the Issuer or the trustee in respect of, and agrees that neither the Issuer nor the trustee shall be liable for, any action that the Issuer or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Securities or the variation of the terms of the Securities at the option of the Issuer as provided above.

“Alignment Event” means, at any time on or after the Issue Date, the Capital Regulations (or interpretation thereof) have been amended to permit instruments with one or more provisions that differ from those of the Securities at such time to be treated as Additional Tier 1 Capital.

“Compliant Securities” means securities that comply with the following (which compliance has been certified to the trustee in a certificate signed by two authorized signatories of the Issuer and delivered to the trustee prior to the relevant substitution or variation):

(1)	such securities are issued by the Issuer;

(2)	such securities rank equally with the ranking of the Securities as at the Issue Date;

(3)	(without prejudice to (2) above) such securities have terms not materially less favorable to holders of the Securities than the terms of the Securities (as reasonably determined by the Issuer);

(4)

(without prejudice to (3) above) such Securities (1) contain terms such that they comply with the then applicable Capital Regulations in order to be eligible to qualify in full towards the Issuer’s and/or the Regulatory Group’s Additional Tier 1 Capital; (2) have the same principal amount as the principal amount of the Securities and bear the same rate of interest from time to time applying to the Securities and preserve the same interest payment dates; (3) preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to redemption of the Securities, including (without limitation) as to timing of, and amounts payable upon, such redemption; (4) contain terms providing for the conversion or write-down of the principal amount of such securities only if such terms are not materially less favorable to holders of the Securities than the corresponding provisions of the Securities and (5) preserve any existing rights to any accrued and unpaid interest and any other amounts payable under the Securities which has accrued to holders of the Securities and not been paid (but subject always to the right of the Issuer subsequently to cancel such accrued and unpaid interest in accordance with the terms of the securities);

(5)

such securities are listed on the same stock exchange or market as the Securities or the regulated market of the London Stock Exchange or any EEA regulated market selected in good faith by the Issuer; and

(6)

where the Securities which have been substituted or varied had a published rating solicited by the Issuer from one or more rating agencies immediately prior to their substitution or variation, such securities benefit from (or will, as announced, or otherwise confirmed in writing, by each such relevant rating agency, benefit from) an equal or higher published rating from each such rating agency as that which applied to the Securities.

Conversion Upon Trigger Event

A “Trigger Event” shall occur if at any time the Issuer, the Competent Authority or any agent appointed for such purpose by the Competent Authority has determined that the Group CET1 Ratio is less than 7.00%. If a Trigger Event occurs, the Securities shall be converted, in whole and not in part, into ordinary shares, at the Conversion Price described under “— Conversion Shares and Conversion Price” below, on the date specified in a Conversion Notice delivered in accordance with the procedures described under “— Conversion Procedure” below as the date on which the Conversion shall take place (the “Conversion Date”). The Conversion Date shall occur without delay upon the occurrence of a Trigger Event and in any event within one month following the occurrence of a Trigger Event and in accordance with the requirements set out in Article 54 of the CRR as at the Issue Date. The Issuer shall immediately inform the Competent Authority of the occurrence of a Trigger Event and shall, prior to delivery of the Conversion Notice, deliver to the trustee a certificate signed by any two members of its executive board (raad van bestuur) (the “Executive Board”) stating that a Trigger Event has occurred. As soon as practicable after the Issuer delivers such certificate to the trustee (and, in any event, within such period as the Competent Authority may require), it shall deliver a Conversion Notice (which shall be irrevocable) to holders of the Securities as described under “— Conversion Procedure” below. The irrevocable and automatic release of all of the Issuer’s obligations to the holders under the Securities will occur upon and in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (on behalf of the holders of the Securities) or to the relevant recipient, as described below (the “Conversion”). Failure to deliver a Conversion Notice shall not prevent Conversion and Conversion shall not constitute a default under the Securities.

If a Trigger Event occurs, the Securities shall be converted in full together with any other perpetual Additional Tier 1 contingent convertible capital securities of the Issuer that have the same trigger and that in accordance with their terms shall thereupon be converted in full.

“Group CET1 Ratio” means, as of any date, the ratio of the aggregate amount of Group CET1 Capital to the Group Total Risk Exposure Amount as of the same date, expressed as a percentage, where “Group CET1 Capital” means, at any time and expressed in euro, the common equity tier 1 capital (or an equivalent or successor term) at such time, of the Issuer calculated in accordance with Article 11 of the CRR on the basis of the consolidated situation of the Issuer as the parent financial holding company for ING Bank and taking into account any transitional arrangements under the Capital Regulations, and “Group Total Risk Exposure Amount” means, at any time and expressed in euro, the total risk exposure amount (or an equivalent or successor term) at such time, of the Issuer calculated in accordance with Article 11 of the CRR on the basis of the consolidated situation of the Issuer as the parent financial holding company for ING Bank, in accordance with the Capital Regulations and taking into account any transitional arrangements under the Capital Regulations.

The Issuer’s calculation of its Group CET1 Capital, Group Total Risk Exposure Amount and Group CET1 Ratio, as well as any certificate delivered to the trustee stating that a Trigger Event has occurred, shall be binding on the trustee and the holders of the Securities.

“Conversion Shares” means the ordinary shares to be issued to the Conversion Share Depository (or other relevant recipient) upon a Conversion.

“Euronext Amsterdam” means Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V.

“Relevant Stock Exchange” means Euronext Amsterdam or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the Euronext Amsterdam, the principal stock exchange or securities market (if any) on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

The Issuer shall appoint a reputable financial institution, trust company, depository entity, nominee entity or similar entity that is wholly independent of the Issuer (the “Conversion Shares Depository”) as promptly as possible following the occurrence of a Trigger Event. As a condition of such appointment, the Conversion Shares Depository shall be required to undertake, for the benefit of the holders of the Securities, to hold the Conversion Shares on behalf of the holders of the Securities in one or more segregated accounts and, in any event, on terms consistent with the Indenture. If the Issuer is unable to appoint a Conversion Shares Depository, it shall make such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Conversion Shares to another independent nominee to be held on behalf of the holders of the Securities, or to the holders of the Securities directly.

Upon a Conversion, all of the Issuer’s obligations to the holders under the Securities shall be irrevocably and automatically released in consideration of the Issuer’s issuance and delivery of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. Following a Conversion, no holder of Securities shall have any rights against the Issuer with respect to the repayment of the principal amount of the Securities or the payment of interest or any other amount on or in respect of such Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the Securities shall equal zero at all times thereafter until the Securities are cancelled. Any interest in respect of an Interest Period ending on any Interest Payment Date or redemption date falling between the date of a Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Trigger Event and shall not be due and payable.

The Conversion Shares shall initially be issued to the Conversion Shares Depository (which shall hold the Conversion Shares for the holders of the Securities) or the relevant recipient as contemplated above, and each holder of the Securities agrees that the holder will, and shall be deemed to have irrevocably directed the Issuer to, issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (which shall hold the Conversion Shares for the holders of the Securities) or to such other relevant recipient.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the Indenture as described herein, with effect from the Conversion Date, holders of the Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares. The holders’ sole recourse for the Issuer’s failure to issue and deliver the Conversion Shares to the Conversion Shares Depository (or to the other relevant recipient) on the Conversion Date shall be the right to demand that the Issuer make such issuance and delivery.

The Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by acquiring any Securities, each holder and beneficial owner of a Security or any interest therein shall be deemed to (i) agree to all the terms and conditions of the Securities, including, without limitation, those related to (x) the occurrence of a Trigger Event and any related Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient), (ii) agree that effective upon, and following, a Trigger Event, no amount shall be due and payable to the holders under the Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Trigger Event and any related Conversion, (iii) agree that upon a Trigger Event and Conversion the principal amount of the Securities may be applied in such manner as the Issuer deems necessary in connection with the issue and paying up of the relevant Conversion Shares and the delivery thereof to the Conversion Shares Depository and (iv) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Conversion.

Conversion Shares and Conversion Price

The number of Conversion Shares to be issued to the Conversion Shares Depository (or other relevant recipient) upon Conversion will be the aggregate principal amount of the Securities outstanding immediately prior to Conversion on the Conversion Date divided by the Conversion Price (rounded down, if necessary, to the nearest whole number of Conversion Shares). Each holder of the Securities shall be entitled (subject to compliance with the relevant settlement procedures) to receive a number of Conversion Shares from the Conversion Shares Depository (or other relevant initial recipient) equal to the aggregate Tradable Amount of the Securities held by such holder divided by the Conversion Price (rounded down, if necessary, to the nearest whole number of Conversion Shares). The Conversion Shares Depository (or other relevant recipient) shall hold the Conversion Shares on behalf of the holders of the Securities to the extent of each such holder’s entitlement to receive Conversion Shares as set forth above. Fractions of Conversion Shares shall not be issued or delivered following a Conversion and no cash payment shall be made in lieu thereof.

The “Conversion Price” per ordinary share in respect of the Securities shall be:

•

if the ordinary shares are then admitted to trading on a Relevant Stock Exchange, the highest of (i) the Current Market Price (as defined under “— Anti-Dilution” below) per ordinary share translated into U.S. dollars at the Prevailing Rate, (ii) the Floor Price and (iii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate, and

•

if the ordinary shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (i) the Floor Price and (ii) the nominal value of an ordinary share of the Issuer translated into U.S. dollars at the Prevailing Rate.

The Current Market Price, Floor Price and Prevailing Rate shall each be determined on the date on which the Conversion Notice is given. The nominal value of an ordinary share is currently €0.01, which translated into U.S. dollars at the Noon Buying Rate on August 29, 2025, of $1.1695 to €1.00 is equivalent to $0.0117.

The Floor Price is fixed at $8.76 per ordinary share, subject to adjustment as described under “— Anti-Dilution” below. Application of the Floor Price has the consequence of limiting the number of ordinary shares that shall be received by holders of the Securities upon a Conversion if the Current Market Price is less than the Floor Price.

The ordinary shares issued following a Conversion shall be fully paid and non-assessable and shall in all respects rank pari passu with the fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued shall not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the entitlement to which falls prior to the Conversion Date.

Conversion Procedure

After the Issuer has notified the Competent Authority of the occurrence of a Trigger Event and delivered to the trustee a certificate signed by two members of its Executive Board, it shall deliver a Conversion Notice to the trustee and to the holders of the Securities as soon as practicable and, in any event, within such period as the Competent Authority may require.

A “Conversion Notice” means a written notice requesting that holders complete a Conversion Shares Settlement Notice (in the form attached thereto) and specifying the following information:

•	that a Trigger Event has occurred;

•	the Conversion Price;

•	the Conversion Date;

•	the date on which the Issuer expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

•

the details of the Conversion Shares Depository (if one has been appointed) and the procedures holders of the Securities must follow to obtain delivery of the Conversion Shares from the Conversion Shares Depository;

•

if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the Securities as it shall consider reasonable in the circumstances;

•

a date, at least 20 business days following the Suspension Date (the “Notice Cut-Off Date”), by which holders must deliver a completed Conversion Shares Settlement Notice to the Conversion Shares Depository;

•

the date on which the Securities for which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-Off Date shall be cancelled, which date is expected to be no more than 15 business days following the Notice Cut-Off Date (the “Final Cancellation Date”); and

•	that the Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Conversion Shares from the Conversion Shares Depository.

The date on which the Conversion Notice shall be deemed to have been given shall be the date on which it is delivered by the Issuer to DTC (or if the Securities are held in definitive form, to the trustee).

Promptly following its receipt of the Conversion Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Conversion Notice to its “Reorganization Inquiry for Participants System,” and within two business days of its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the direct participants of DTC holding the Securities at such time.

The Conversion Shares Depository (or the relevant recipient, as applicable) shall hold the Conversion Shares for the holders of the Securities, who shall be entitled to direct the Conversion Shares Depository to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends), except that holders shall not be able to sell or otherwise transfer the Conversion Shares until Conversion Shares are delivered to holders in accordance with the procedures set forth under “— Settlement Procedure” below.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) on the Conversion Date and until the Cancellation Date, the Securities shall evidence solely the holder’s right to receive Conversion Shares from the Conversion Shares Depository (or such other relevant recipient). Although the Issuer currently expects that beneficial interests in the Securities shall be transferrable until the Suspension Date and that any trades in the Securities would clear and settle through DTC until such date, there can be no assurance that an active trading market will exist for the Securities following the Conversion. The Securities may cease to be admitted to trading on the GEM or any other stock exchange on which the Securities are then listed or admitted to trading after the Suspension Date. “Cancellation Date” means (i) with respect to any Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the applicable Settlement Date (as defined under “— Settlement Procedure” below) and (ii) with respect to any Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the Final Cancellation Date.

Once the Issuer has delivered the Conversion Notice to DTC following the occurrence of a Trigger Event (or following a Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Conversion Notice or unless the trustee is instructed in writing by the Issuer to act otherwise.

The procedures set forth in this section and the following section are subject to change to reflect changes in clearing system practices or the issuance of the Securities in definitive form.

Settlement Procedure

Delivery of the Conversion Shares to the holders of the Securities shall be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices. Holders of Securities may elect to have their Conversion Shares delivered in the form of American Depositary Shares (“ADSs”) in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Conversion Shares delivered in such form will apply only if at the time of Conversion, the Issuer continues to maintain its ADS depositary facility. For further information on the ADSs and the Issuer’s current ADS deposit agreement, see “Description of American Depositary Shares” in the accompanying prospectus.

It is expected that the Conversion Shares shall be delivered to holders of the Securities in uncertificated form through Euroclear Netherlands, unless the Conversion Shares are not a participating security in Euroclear Netherlands at the relevant time, in which case the Conversion Shares shall either be delivered through the relevant clearing system in which the Conversion Shares are a participating security or in certificated form. It is expected that where the Conversion Shares are to be delivered to holders of the Securities by the Conversion Shares Depository through Euroclear Netherlands or such other clearing system in which such Conversion Shares are a participating security, they shall be delivered on the relevant Settlement Date to the account specified by the relevant holder in its Conversion Shares Settlement Notice, as described below. It is expected that where the Conversion Shares are to be delivered in certificated form, certificates shall be delivered by mail free of charge to each holder or as it may direct in its Conversion Shares Settlement Notice (in each case uninsured and at the risk of the relevant recipient) within 28 days following delivery of its Conversion Shares Settlement Notice), as described below.

On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the Securities. As a result, holders of the Securities will not be able to settle the transfer of any Securities following the Suspension Date, and any sale or other transfer of the Securities that a holder of the Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Conversion Notice shall request that holders deliver a completed Conversion Shares Settlement Notice to the Conversion Shares Depository (or to the relevant recipient), with a copy to the trustee. A “Conversion Shares Settlement Notice” is a written notice to be delivered by the holder to the Conversion Shares Depository and specifying the following information:

•	the name and address of the holder;

•	the Tradable Amount of the book-entry interests in the Securities held by such holder on the date of such notice;

•	the name to be entered in the Issuer’s share register (if the Conversion Shares are to be delivered in registered form);

•	whether Conversion Shares are to be delivered to the holder or whether Conversion Shares are to be deposited on behalf of the holder into the Issuer’s ADS facility against delivery of ADSs;

•

the details of the Euroclear Netherlands or other clearing system account (or, if the Conversion Shares are not a participating security in Euroclear Netherlands or another clearing system, the address to which the Conversion Shares should be delivered), or if Conversion Shares are to be deposited on behalf of the holder into the Issuer’s ADS facility against delivery of ADSs, details of the registered account of the holder in the Issuer’s ADS facility; and

•

such other details as may be required by the Conversion Shares Depository (including a representation that the relevant holder of the Securities is entitled to take delivery of the Conversion Shares and has obtained any consents necessary in order to do so).

If the Securities are held in definitive form, no Conversion Shares Settlement Notice shall be valid unless accompanied by delivery of the certificates evidencing such Securities, duly endorsed to the Conversion Shares Depository.

“Settlement Date” means (i) with respect to any Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository (or the relevant recipient, as applicable) on or before the Notice Cut-Off Date, the date that is two (2) business days after (a) the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository or (b) (if later) the date on which the Conversion Shares are delivered to the Conversion Shares Depository, and (ii) with respect to any Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-Off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares.

In order to obtain delivery of the relevant Conversion Shares or ADSs, a holder must deliver its Conversion Shares Settlement Notice, to the Conversion Shares Depository (or the relevant recipient, as applicable) on or before the Notice Cut-Off Date. If such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following business day.

If the Securities are held through DTC, the Conversion Shares Settlement Notice must be given in accordance with the applicable procedures of DTC (which may include the notice being given to the Conversion Shares Depository by electronic means) and in a form acceptable to DTC and the Conversion Shares Depository. If the Securities are in definitive form, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities.

Except as provided herein and provided the Conversion Shares Settlement Notice and the relevant Securities, if applicable, are delivered on or before the Notice Cut-Off Date, the Conversion Shares Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) to, or shall deposit such relevant Conversion Shares with the ADS Depositary on behalf of, the holder of the relevant Securities completing the relevant Conversion Shares Settlement Notice or its nominee in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Settlement Date.

Each Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Conversion Shares Settlement Notice and the relevant Securities, if applicable, may result in such notice being treated by the Conversion Shares Depository as null and void. Any determination as to whether any Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Conversion Shares Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

Neither the Issuer, nor any member of the Group shall be liable for any taxes or capital, stamp, issue and registration or transfer taxes or duties arising on Conversion or that may arise or be paid as a consequence of the issue and delivery of the Conversion Shares upon a Conversion (other than any taxes due by the Issuer or any member of the Group according to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969)). A holder of Securities (or, if different, the person to whom the Conversion Shares are delivered) must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion and/or in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository for such holder and such holder (or other person to whom the Conversion Shares are delivered, as applicable) must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Securities or interest therein and/or issue or delivery to it of any Conversion Shares (or any interest therein).

Failure to Deliver a Conversion Shares Settlement Notice

If a Conversion Shares Settlement Notice and the relevant Securities, if applicable, are not delivered to the Conversion Shares Depository on or before the Notice Cut-Off Date, then the Conversion Shares Depository shall continue to hold the relevant Conversion Shares until a Conversion Shares Settlement Notice (and the relevant Securities, if applicable) is so delivered. However, the relevant Securities shall be cancelled on the Final Cancellation Date and any holder of Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-Off Date shall have to provide evidence of its entitlement to the relevant Conversion Shares satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares. The Issuer shall have no liability to any holder of the Securities for any loss resulting from such holder not receiving any Conversion Shares or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a valid Conversion Shares Settlement Notice and the relevant Securities, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of Conversion Shares which a holder elects to be delivered in the form of ADSs as specified in its Conversion Shares Settlement Notice, the Conversion Shares Depository shall deposit with JPMorgan Chase Bank, as the depositary under the Issuer’s ADS depositary facility (the “ADS Depositary”), the number of Conversion Shares to be issued upon Conversion of the Securities, and the ADS Depositary shall issue the corresponding number of ADSs to such holder (in accordance with the ADS-to-ordinary share ratio in effect on the Conversion Date). Once such Conversion Shares have been deposited, the ADS Depositary shall be entitled to the economic rights of a holder of the Conversion Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holder, and the holder shall become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depositary may be delayed until the ADS Depositary or its custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. The delivery of the Conversion Shares to the ADS Depositary shall be deemed for all purposes to constitute the delivery of the Conversion Shares to any holder electing to be converted into ADSs.

Anti-Dilution

Adjustment of Floor Price

Upon the happening of any of the events described below, the Floor Price shall be adjusted as follows:

(i)

If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of ordinary shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

 A

 B

where:

A	is the aggregate number of ordinary shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(ii)

If and whenever the Issuer shall issue any of its ordinary shares credited as fully paid to the Issuer’s shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

 A

 B

where:

A	is the aggregate number of ordinary shares in issue immediately before such issue; and

B	is the aggregate number of ordinary shares in issue immediately after such issue.

Such adjustment shall become effective on the first date of issue of such ordinary shares.

(iii)

(A)

If and whenever the Issuer shall pay any Adjustable Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date of the Adjustable Extraordinary Dividend by the following fraction:

 A – B

 A – C

where:

A	is the Current Market Price of one ordinary share on such Effective Date;

B

is the portion of the Fair Market Value of the aggregate Adjustable Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Adjustable Extraordinary Dividend by the number of ordinary shares entitled to receive the Adjustable Extraordinary Dividend; and

C

is equal to (A) (i) the amount (if any) by which the Maximum Available Amount (on the Effective Date of the Adjustable Extraordinary Dividend) for the Relevant Financial Year in relation to the Adjustable Extraordinary Dividend exceeds an amount equal to the aggregate of the Fair Market Values of any other Extraordinary Dividends (x) the Effective Date of which occurred prior to the Effective Date of the Adjustable Extraordinary Dividend and (y) the Relevant Financial Year in relation to which is the Relevant Financial Year for the Adjustable Extraordinary Dividend, or (ii) where no Effective Date has previously occurred in respect of any such other Extraordinary Dividends, such Maximum Available Amount, divided by (B) the number of ordinary shares entitled to receive the Adjustable Extraordinary Dividend (provided that “C” shall be equal to zero if the aggregate of the Fair Market Values of such previous Extraordinary Dividends is equal to, or exceeds, such Maximum Available Amount).

Such adjustment shall become effective on the Effective Date of the Adjustable Extraordinary Dividend or, if later, the first date upon which the Fair Market Value of the Adjustable Extraordinary Dividend can be determined.

“Effective Date” means, for purposes of this paragraph (iii)(A) and the definition of “Adjustable Extraordinary Dividend”, the first date on which the ordinary shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange.

(B)

If and whenever the Issuer shall pay or make any Non-Cash Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A – B

 A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one ordinary share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of ordinary shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of ordinary shares or any depositary or other receipts or certificates representing ordinary shares by or on behalf of the Issuer or any member of the Group, by the number of ordinary shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any ordinary shares, or any ordinary shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend can be determined as provided herein.

“Effective Date” means, for purposes of this paragraph (iii)(B), the first date on which the ordinary shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of ordinary shares or any depositary or other receipts or certificates representing ordinary shares by or on behalf of the Issuer or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the ordinary shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C)

For the purposes of this paragraph (iii) and the definition of “Adjustable Extraordinary Dividend”, the Fair Market Value of any Cash Dividend or Non-Cash Dividend shall (subject as provided in paragraph (i) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date of such Cash Dividend, or, as the case may be, Non-Cash Dividend.

(D)	In making any calculations for the purposes of this paragraph (iii), such adjustments (if any) shall be made as an Independent Conversion Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of any ordinary shares or (ii) the issue of ordinary shares by way of capitalization of profits or reserves (or any like or similar event) or (iii) any increase in the number of ordinary shares in issue in the relevant year in question.

(iv)

If and whenever the Issuer shall issue ordinary shares to shareholders as a class by way of rights, or the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any ordinary shares (or shall grant any such rights in respect of existing securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

 A + B

 A + C

where:

A	is the number of ordinary shares in issue on the Effective Date;

B

is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price per ordinary share; and

C

is the number of ordinary shares to be issued or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (iv), the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)

If and whenever the Issuer or any member of the Group or (at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue any securities (other than ordinary shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares or securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, ordinary shares) to shareholders as a class by way of rights or grant to shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities (other than ordinary shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire ordinary shares or securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, ordinary shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (v), the first date on which the ordinary shares are traded ex-the relevant securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi)

If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any ordinary shares (other than ordinary shares issued on conversion of the Securities or comparable contingent convertible capital securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire ordinary shares) or if and whenever the Issuer or any member of the Group or (at the direction or request or pursuance to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in paragraph (iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any ordinary shares (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of ordinary shares in issue immediately before the issue of such ordinary shares or the grant of such options, warrants or rights;

B

is the number of ordinary shares which the aggregate consideration (if any) receivable for the issue of such ordinary shares or, as the case may be, for the ordinary shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per ordinary share; and

C

is the number of ordinary shares to be issued pursuant to such issue of such ordinary shares or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vi), the date of issue of such ordinary shares or, as the case may be, the grant of such options, warrants or rights.

(vii)

If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity (otherwise than as mentioned in paragraphs (iv) through (vi) above) shall issue wholly for cash or for no consideration any securities (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, ordinary shares (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be reclassified/redesignated as ordinary shares, and the price per ordinary share upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of ordinary shares in issue immediately before such issue or grant (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire ordinary shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such issue, less the number of such ordinary shares so issued, purchased or acquired);

B

is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such securities or, as the case may be, for the ordinary shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per ordinary share; and

C

is the maximum number of ordinary shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of ordinary shares which may be issued or arise from any such reclassification/redesignation;

provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this paragraph (vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any securities (other than, for the avoidance of doubt, the Securities or any Further Capital Securities or comparable contingent convertible capital securities) as are mentioned in paragraph (vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per ordinary share has been reduced and is less than 95% of the Current Market Price per ordinary share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of ordinary shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, ordinary shares which have been issued, purchased or acquired by the Issuer or any member of the Group (or at the direction or request or pursuant to any arrangements with the Issuer or any member of the Group) for the purposes of or in connection with such securities, less the number of such ordinary shares so issued, purchased or acquired);

B

is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the securities so modified would purchase at such Current Market Price per ordinary share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such securities; and

C	is the maximum number of ordinary shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Conversion Adviser in good faith shall consider appropriate for any previous adjustment under this paragraph (viii) or paragraph (vii) above;

provided that if on the Effective Date such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this paragraph (viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such securities.

(ix)

If and whenever the Issuer or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Issuer or any member of the Group) any other company, person or entity shall offer any securities in connection with which shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Floor Price is required to be adjusted under paragraphs (ii) through (vi) above (or would be required to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per ordinary share on the relevant dealing day under paragraph (v) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B

  A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one ordinary share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, for purposes of this paragraph (ix), the first date on which the ordinary shares are traded ex-rights on the Relevant Stock Exchange.

(x)

If the Issuer determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the Securities) in such manner and with effect from such date as the Issuer shall determine and notify to the holders of the Securities.

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (iv) and (vi)–(viii), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(ii)

(x) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the applicable Effective Date as described in paragraph (iv) or as at the relevant date of the first public announcement referred to in paragraphs (vi)–(viii) above, as the case may be plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)

if the consideration or price determined pursuant to clause (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of clause (i) above) or the relevant date of first public announcement (in the case of paragraphs (vi)–(viii) above);

(iv)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

Notwithstanding the foregoing provisions:

(A)

where the events or circumstances giving rise to any adjustment pursuant to paragraphs (i)–(x) above have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Conversion Adviser to be in its opinion appropriate to give the intended result;

(B)

such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Conversion Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once, (ii) to ensure that the economic effect of a Dividend is not taken into account more than once and (iii) to reflect a redenomination of the issued ordinary shares for the time being into a new currency;

(C)	for the avoidance of doubt, the issue of ordinary shares following a Conversion shall not result in an adjustment to the Floor Price;

(D)

no adjustment shall be made to the Floor Price where ordinary shares or any other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

Record Date

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in paragraph (i) under “— Adjustment of Floor Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii)–(v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, falls after the date on which the Conversion Notice is given in relation to the Conversion but before such ordinary shares are issued, then the Issuer shall procure the execution of the corresponding adjustment mechanism under “— Adjustment of Floor Price” above so that the calculation of the number of Conversion Shares to be issued and delivered to the Conversion Shares Depository takes into account the Floor Price as so adjusted.

The Issuer shall not issue any additional Conversion Shares if the Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (i) of “— Adjustment of Floor Price” above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (ii)–(v) or (ix) under “— Adjustment of Floor Price” above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraphs (vi) and (vii) under “— Adjustment of Floor Price” above or of the terms of any such modification as is mentioned in paragraph (viii) under “— Adjustment of Floor Price” above, but before the relevant adjustment to the relevant price becomes effective under such section.

Conversion Calculation Agent and Independent Conversion Adviser

So long as any Securities are outstanding, there shall at all times be a conversion calculation agent (the “Conversion Calculation Agent”), which may be the Issuer or another person appointed by the Issuer to serve in such capacity, who shall be responsible in consultation with the Issuer for the calculation of all adjustments to the Floor Price and all related determinations required to be made in connection therewith. All such calculations and determinations performed by the Conversion Calculation Agent shall be conclusive and binding on the holders and beneficial owners of the Securities or any interest therein, save in the case of bad faith or manifest error. If any provision of the Indenture described under “Anti-Dilution Provisions” at any time calls for any calculation or determination to be made by an Independent Conversion Adviser, which may include the Conversion Calculation Agent appointed by the Issuer to act in such Independent Conversion Adviser capacity, if the person then serving as Conversion Calculation Agent is not wholly independent of the Issuer, the Issuer shall use commercially reasonable efforts to appoint an Independent Conversion Adviser which is wholly independent of the Issuer to make such calculation or determination. A written opinion of such Independent Conversion

Adviser in respect of such calculation or determination shall be conclusive and binding on the Issuer and the holders and beneficial owners of the Securities or any interest therein, save in the case of manifest error. The Issuer has appointed Conv-Ex Advisors Limited as the initial Conversion Calculation Agent. The Issuer may change the Conversion Calculation Agent at any time without prior notice to any holder.

The Conversion Calculation Agent (if not the Issuer) shall act solely upon request from, and solely as agent of, the Issuer and will not thereby assume any obligations towards or relationship of agency or trust with, and it shall not be liable and shall incur no liability as against, the holders of Securities.

Rounding Down and Notice of Adjustment to the Floor Price

On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price (i.e., two decimal places), it shall be rounded down to the same number of decimal places as the initial Floor Price (i.e., two decimal places). No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by the Issuer to holders of the Securities via DTC (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof and in accordance with “Description of Capital Securities—Notices” in the accompanying prospectus.

Definitions

Unless otherwise provided, for the purposes of this section:

“Adjustable Extraordinary Dividend” means any Extraordinary Dividend (the “Relevant Dividend”) if (i) the Fair Market Value of the Relevant Dividend, or (ii) the sum of (A) the Fair Market Value of the Relevant Dividend and (B) an amount equal to the aggregate of the Fair Market Value or Values of any other Extraordinary Dividend or Extraordinary Dividends (x) the Effective Date of which occurred prior to the Effective Date of the Relevant Dividend and (y) the Relevant Financial Year in relation to which is the Relevant Financial Year in relation to the Relevant Dividend, exceeds the Maximum Available Amount (on the Effective Date of the Relevant Dividend) for such Relevant Financial Year.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than any Dividend falling within paragraph (b) of the definition of “Spin-Off,” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (i) of the definition of “Dividend,” provided that a Dividend falling within paragraph (iii) or (iv) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(i)

if the ordinary shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement; or

(ii)

if the ordinary shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of such Dividend or entitlement per ordinary share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued and delivered do not rank for that Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Conversion Adviser.

A “dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares, securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Deferred Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a deferred or delayed dividend or distribution or any analogous or similar term due to any restriction, prohibition or recommendation (other than pursuant to any restrictions under the Capital Regulations) by the Competent Authority on the Group in respect of any previous financial year(s).

“Dividend” means any dividend or distribution to holders of ordinary shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of ordinary shares or other securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders of ordinary shares upon or in connection with a reduction of capital provided that:

(i)	where:

(A)

a Dividend in cash is announced which may at the election of a shareholder or shareholders of the Issuer be satisfied by the issue or delivery of ordinary shares or other property or assets, or where a capitalization of profits or reserves is announced which may at the election of a shareholder or shareholders be satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such ordinary shares as at the first date on which the ordinary shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of ordinary shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(B)

there shall be any issue of ordinary shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced), or a Dividend in cash that is to be satisfied by the issue or delivery of ordinary shares or other property or assets, the capitalization or Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such ordinary shares or, as the case may be, the Fair Market Value of such other property or assets, as at the first date on which the ordinary shares are traded ex-the relevant capitalization or, as the case may be, ex-the relevant Dividend on the Relevant Stock Exchange or, if later, the date on which the number of ordinary shares to be issued and delivered is determined;

(ii)	any issue of ordinary shares as described in paragraph (i) or (ii) under “—Adjustment of Floor Price” above shall be disregarded;

(iii)

(A) a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer in accordance with any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders and otherwise in accordance with the limitations prescribed under Dutch law for dealings generally by a company in its own shares and provided that the price paid for such share capital by or on behalf of the Issuer shall be within price limits that apply to any safe harbor for share buy-backs by the Issuer under applicable insider trading and market manipulation rules (on the Issue Date being Commission Delegated Regulation (EU) 2016/1052) shall not constitute a Dividend and (B) any other purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer shall not constitute a Dividend unless, in the case of (B) above, the weighted average price per ordinary share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of an ordinary shares on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of shareholders or any notice convening such a meeting of shareholders) has been made of the intention to purchase, redeem or buy back ordinary shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per ordinary share, a minimum price per ordinary share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such ordinary shares purchased, redeemed or bought back by the Issuer or, as the case may be, any member of the Group (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of an ordinary share determined as aforesaid and (ii) the number of ordinary shares so purchased, redeemed or bought back;

(iv)	if the Issuer or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing ordinary shares, the provisions of paragraph (iii) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Conversion Adviser; and

(v)

where a dividend or distribution is paid or made to shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling shareholders to elect, or which may require shareholders, to receive dividends or distributions in respect of the ordinary shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of the Indenture be treated as a dividend or distribution made or paid to shareholders by the Issuer, and the foregoing provisions of this definition, and the provisions of the Indenture, including references to the Issuer paying or making a dividend, shall be construed accordingly.

“EEA Regulated Market” means a market as defined by Article 4.1(21) of MiFID II, as the same may be amended from time to time.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders (including any distribution made as a result of any capital reduction), provided that any Deferred Dividend shall not be an Extraordinary Dividend.

“Fair Market Value” means, with respect to any property on any date, (a) in the case of a Cash Dividend, the amount of such Cash Dividend; (b) in the case of any other cash amount, the amount of such cash; (c) in the case of securities (including ordinary shares), Spin-Off Securities, options, warrants or other rights or assets publicly traded on a stock exchange or securities market of adequate liquidity (as determined by the Conversion Calculation Agent in good faith), (i) in the case of ordinary shares or Spin-Off Securities, the arithmetic mean of the daily Volume Weighted Average Prices of such ordinary shares or Spin-Off Securities and (ii) in the case of securities (other than ordinary shares or Spin-Off Securities), options, warrants or other rights or assets of the kind referred to above, the arithmetic mean of the daily closing prices of such securities, options, warrants or other rights or assets, in the case of both (i) and (ii) above, during the period of five (5) dealing days on the principal stock exchange or securities market on which such securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, commencing on such date (or, if later, the first such dealing day such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market) or such shorter period as such securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, quoted or dealt in on such stock exchange or securities market; and (d) in the case of securities (including ordinary shares), Spin-Off Securities, options, warrants or other rights or assets not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Conversion Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per ordinary share, the dividend yield of an ordinary share, the volatility of such market price, prevailing interest rates and the terms of such securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Relevant Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis, disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Further Capital Securities” means any securities issued after the Issue Date which are contingently convertible into ordinary shares pursuant to their terms in the event that the Group CET1 Ratio is less than a specified percentage.

“Independent Conversion Adviser” means an independent financial institution of international repute or independent financial adviser with appropriate expertise (which may include the initial Conversion Calculation Agent) appointed by the Issuer at its own expense.

“Maximum Available Amount” means, on any date and for any Relevant Financial Year, (i) the aggregate of 100% of the Group’s net results from continuing and discontinued operations (before minority interests) in respect of such Relevant Financial Year minus (ii) any Cash Dividend or Cash Dividends that has or have been declared, paid or made (as at such date) in respect of (or in respect of any part of) such Relevant Financial Year, provided that any Extraordinary Dividend and/or Deferred Dividend shall not be so deducted.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend and shall include a Spin-Off.

A “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Prevailing Rate” means, in respect of any pair of currencies on any calendar day, the spot rate of exchange between the relevant currencies prevailing at or about 12:00 pm, London time, on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Conversion Adviser shall in good faith prescribe.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Relevant Currency” means euro or such other currency in which the ordinary shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Relevant Financial Year” means, in relation to any Extraordinary Dividend, the most recently completed financial year for which the Group’s audited consolidated financial statements are available on the date on which such Extraordinary Dividend is declared.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information, as determined by the Conversion Calculation Agent.

“Shareholders” means the holders of ordinary shares.

“Spin-Off” means (a) a distribution of Spin-Off Securities by the Issuer to shareholders as a class; or (b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to shareholders as a class, pursuant to any arrangements with the Issuer or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” means each subsidiary as defined in Section 2:24a of the Dutch Civil Code for the time being of the Issuer.

“Volume Weighted Average Price” means, in respect of an ordinary share or security or Spin-Off Security on any dealing day, the order book volume-weighted average price of an ordinary share (or security or

Spin-Off Security, as applicable), published by or derived (in the case of an ordinary share) from the relevant Bloomberg page INGA NA <Equity> HP (setting “Weighted Average Line” or any successor setting) or (in the case of a security (other than ordinary shares) or Spin-Off Security) from the equivalent Bloomberg page for such security or Spin-Off Security in respect of the principal stock exchange or securities market on which such securities or Spin-Off Securities are then listed or quoted or dealt in, if any, or such other source as shall be determined in good faith to be appropriate by an Independent Conversion Adviser on such dealing day; provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share, security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Conversion Adviser might otherwise determine in good faith to be appropriate.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Conversion Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the ordinary shares or any issue of ordinary shares by way of capitalization of profits or reserves, or any like or similar event

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Enforcement Events and Remedies

The trustee and holders of the Securities shall not be entitled to declare the principal amount of the Securities due and payable under any circumstance, provided that upon the occurrence of a Liquidation Event, holders of the Securities shall have the rights and claims described under “— Ranking” above. For the avoidance of doubt, the events of default described in the section entitled “Description of Capital Securities — Events of Default” in the accompanying prospectus do not apply to the Securities.

As described under “— Interest Cancellation” above, the Issuer may in its absolute discretion cancel any interest payment, in whole or in part, on any Interest Payment Date or redemption date and the Issuer’s failure to make any payment of interest on an Interest Payment Date or redemption date, in whole or in part, shall be deemed to cancel its obligation to make such payment, which shall not then be due and payable. Accordingly, the non-payment of interest on any Interest Payment Date or redemption date (in whole or in part) is not a default in payment or otherwise under the terms of the Securities or the Indenture. In addition, neither the occurrence of a Conversion nor the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities shall constitute a default under the Securities or the Indenture, and following a Conversion no holder of the Securities will have any rights against the Issuer with respect to the repayment of the principal of, or interest on, the Securities. By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that no exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the Securities or cancellation or deemed cancellation of interest on the Securities in whole or in part in accordance with the terms of the Indenture and the Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies

The sole remedies of the holders of the Securities and the trustee for the Issuer’s breach of any obligation under the Securities or the Indenture shall be (1) to demand payment of the principal amount of the Securities if not paid within 14 days of the date fixed for redemption (provided that (i) the notice of redemption shall not have been revoked as described under “— Redemption — Notice of Redemption” above and (ii) the applicable conditions described under “— Redemption — Conditions to Redemption, Substitution, Variation and Purchase” above shall have been satisfied), (2) to seek enforcement of any other obligation of the Issuer under the Securities or the Indenture (other than any payment obligation) or damages for the Issuer’s failure to satisfy any such obligation, and (3) to exercise the remedies described under “— Ranking” above. The foregoing shall not prevent the holders of the Securities or the trustee from instituting proceedings for the bankruptcy of the Issuer.

Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of each of clauses (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions described under “— Ranking” above and set forth in the Indenture. Furthermore, nothing shall impair the Issuer’s obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trustee’s Duties

The provisions described in the accompanying prospectus under “Description of Capital Securities — Trustee’s Duties” shall apply in respect of the Securities, except that for these purposes, a “default” shall occur (i) upon a Liquidation Event that occurs before the Conversion Date, (ii) if the Issuer fails to pay the principal amount of the Securities within 14 days of the date fixed for redemption (as described under “— Enforcement Events and Remedies” above) or (iii) upon a breach by the Issuer of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Securities may not waive any past default other than a breach of a Performance Obligation. “Performance Obligation” means any term, obligation or condition binding on the Issuer under the Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest).

The Issuer’s obligations to indemnify the trustee in accordance with Section 6.07 of the Original Indenture shall survive the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the Securities and any Conversion.

By acquiring any Securities, each holder and beneficial owner of a Security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority, (a) the trustee shall not be required to take any further directions from holders of the Securities under Section 5.12 of the Original Indenture and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the Securities have given a direction to the trustee pursuant to Section 5.12 of the Original Indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of a Dutch Bail-in Power by the relevant resolution authority, the Securities remain outstanding (for example, if the exercise of a

Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the trustee shall agree.

The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus supplement or the accompanying prospectus.

Subsequent Investors’ Agreement

Holders or beneficial owners of Securities that acquire them in the secondary market shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to interest cancellation, the Conversion, the Dutch Bail-in Power and the limitations on remedies specified in “— Enforcement Events and Remedies” above.

Modification and Waiver

Any amendment or modification of the Indenture or the Securities shall be subject to the Issuer obtaining the prior written consent of the Competent Authority.

The Indenture and the Securities may be modified as described under “Description of Capital Securities — Modifications of the Capital Securities Indenture” in the accompanying prospectus, provided that the Issuer may not amend the Indenture to alter the subordination of any outstanding Securities without the consent of each holder of any Senior Instrument then outstanding who would be adversely affected. In addition, the Issuer may not modify the subordination provisions of the Indenture in a manner that would adversely affect the other capital securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series).

Undertakings

For so long as any Security remains outstanding, the Issuer shall:

(i)

not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, ordinary shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)

if any offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued ordinary shares, or if a scheme is proposed with regard to such acquisition, give notice of such offer or scheme to each holder of any Securities at the same time as any notice thereof is sent to the shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the trustee;

(iii)	use commercially reasonable efforts to ensure that the ordinary shares issued upon Conversion shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)

maintain all corporate authorizations necessary to issue and allot at all times sufficient ordinary shares, free from pre-emptive or other preferential rights, to enable Conversion of the Securities to be satisfied in full;

(v)	use commercially reasonable efforts to appoint a Conversion Shares Depository as soon as practicable following the occurrence of a Trigger Event; and

(vi)

if at the time of a Conversion the Issuer has an ADS depositary facility in effect, ensure that it has sufficient capacity under its then effective registration statement on Form F-6 (or successor form) to cause the ADS Depositary to issue the number of ADSs corresponding to the number of ADSs that holders and beneficial owners have elected to receive pursuant to the terms of the Indenture.

The Issuer shall not be required to comply with any of the above obligations if its compliance with such obligation would violate the Capital Regulations or to the extent that such compliance would cause a Regulatory Event to occur.

Any modification or waiver of the foregoing obligations shall require the consent of the holders of at least 75% in principal amount of the outstanding Securities.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Governing Law

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions, which will be governed by Dutch law.

Book-Entry Issuance

The Securities will be issued initially as registered global securities in book-entry form and will be represented by one or more global certificates registered in the name of a nominee of DTC. You may only hold beneficial interests in the Securities through DTC and its participants, including Euroclear and Clearstream, Luxembourg. Indirect holders trading their beneficial interests in the Securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems. The Securities will be issued as definitive debt securities only in the limited circumstances described under “Legal Ownership and Book Entry Issuance — Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. If definitive Securities are issued, they will be serially numbered and in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Payment of principal of and interest (if any) on the Securities, so long as the Securities are represented by global certificates, will be made in immediately available funds. Beneficial interests in the global certificates will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will settle in same-day funds. The Issuer currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date.

Each beneficial owner of Securities issued in book-entry form shall be deemed to make each of the same acknowledgements, agreements and representations that each register holder of Securities is deemed to make, and to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds its interest in any Securities to take any and all actions that may be necessary to implement any Conversion without any further action or direction on the part of such holder or the trustee.

TAX CONSIDERATIONS

The material U.S. federal income and Dutch tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Taxation” in the accompanying prospectus, and constitutes the opinion of Sullivan & Cromwell LLP, United States counsel to the Issuer, insofar as it relates to matters of U.S. federal income tax law, and the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. In particular, the discussion below incorporates by reference certain discussions under “Taxation — Material Tax Consequences of Owning American Depositary Shares — U.S. Taxation — U.S. Holders — Information with Respect to Foreign Financial Assets,” and “Taxation — Material Tax Consequences of Owning American Depositary Shares — U.S. Taxation — Backup Withholding and Information Reporting” in the accompanying prospectus.

WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF SECURITIES AND CONVERSION SHARES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES AND CONVERSION SHARES.

Material U.S. Federal Income Tax Consequences

As described in the accompanying prospectus, insofar as it relates to U.S. federal income tax consequences, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus) and you hold your Securities or Conversion Shares as capital assets for tax purposes and does not describe all of the tax consequences which may be applicable to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in this prospectus supplement (for example, if you did not purchase your Securities in the initial issuance of the Securities).

This section does not address the U.S. federal estate, gift, Medicare contribution, or alternative minimum tax consequences, if any, to U.S. holders of the Securities, or any state, local or non-U.S. tax consequences to U.S. holders. The Issuer has not sought, nor will it seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion or disposition of the Securities or that any such position would not be sustained.

This section is based on the Internal Revenue Code of 1986 (the “Code”), as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the double taxation treaty between The Netherlands and the United States of America (the “Treaty”). These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding the Securities should consult its tax adviser with regard to the U.S. federal income tax treatment of an investment in the Securities.

Characterization of the Securities for U.S. federal income tax purposes. There are no authorities addressing the tax consequences of an instrument with terms similar to the Securities. As a result, it is unclear whether the Securities should be treated as equity or debt of the Issuer for U.S. federal income tax purposes. We believe and the discussion below assumes, however, that the Securities will be treated as equity of the Issuer for U.S. federal income tax purposes. This characterization will be binding on a holder, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return.

Distributions on the Securities and Conversion Shares. In general, interest payments with respect to the Securities and distributions with respect to Conversion Shares will be treated as dividends to the extent paid out of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “— PFIC Considerations” below, any portion of such a payment in excess of the Issuer’s current and accumulated earnings and profits will be treated first as a nontaxable return of capital that would reduce your tax basis in the Securities, and will thereafter be treated as capital gain. The tax treatment of capital gain is discussed below under “— Sale or Redemption of the Securities and Conversion Shares.” Because the Issuer does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Securities and distributions on the Conversion Shares will generally be reported to U.S. holders as dividends.

Subject to the discussion under “— PFIC Considerations” below, if you are a non-corporate U.S. Holder, interest payments the Issuer makes with respect to the Securities and distributions with respect to the Conversion Shares that are treated as dividends for U.S. federal income tax purposes generally will be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Securities and/or Conversion Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which in the case of the Securities is generally the relevant record date in respect of the applicable Interest Payment Date and meet other holding period requirements. Dividends the Issuer pays with respect to the Securities and Conversion Shares generally will be qualified dividend income provided that, in the year that you receive the dividend, the Issuer is eligible for the benefits of the Treaty. The Issuer believes that it is currently eligible for the benefits of the Treaty and the Issuer therefore expects that dividends on the Securities and Conversion Shares will be qualified dividend income, but there can be no assurance that the Issuer will continue to be eligible for the benefits of the Treaty. Amounts the Issuer pays with respect to the Securities and with respect to the Conversion Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons (a “United States-owned foreign corporation”) and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year. There can be no assurances that we are not, or will not become, a United States-owned foreign corporation. If a portion of dividends we pay are characterized as from sources within the United States as a result of these rules, this could adversely affect a U.S. holder’s foreign tax credit limitation (and, depending on your circumstances, may limit your ability to credit any Dutch withholding tax on dividends against your U.S. federal income tax liability). The rules governing foreign tax credits are complex, and U.S. holders should consult their tax advisers regarding the creditability of foreign taxes in a U.S. holder’s particular circumstances.

If any Dutch tax is withheld from a payment or distribution with respect to the Securities or Conversion Shares, the U.S. federal income tax consequences to you as a result of such withholding are described in the accompanying prospectus under “Taxation — Material Tax Consequences of Owning American Depositary Shares — U.S. Taxation — U.S. Holders — Distributions.”

Substitution and Variation of the Securities and Conversion of the Securities into Conversion Shares. You generally will not recognize any gain or loss in respect of the receipt of the Conversion Shares upon a Conversion or upon the substitution or variation of the terms of the Securities. Your tax basis of the Conversion Shares received or of the substituted or modified Securities, as applicable, will equal the tax basis of the Securities converted, or being substituted or modified, and the holding period of such Conversion Shares or Securities will generally include the period during which the Securities were held prior to such Conversion or such substitution or variation. In general, your tax basis in your Securities will be equal to the price you paid for them. Where different blocks of Securities were acquired at different times or at different prices, the tax basis and holding period of the Conversion Shares or the substituted or modified Securities are generally determined by reference to each such block of Securities.

Sale or Redemption of the Securities and Conversion Shares. Subject to the discussion under “— PFIC Considerations” below, you will generally recognize capital gain or loss upon the sale of your Securities (other than a conversion of the Securities into Conversion Shares, as discussed above) in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. You should generally recognize capital gain or loss upon the sale of your Conversion Shares in an amount equal to the difference between the amount you receive (or, in cases where you receive amounts other than in U.S. dollars, the U.S. dollar value of the amount you receive) in respect of the Conversion Shares sold and your tax basis in such Conversion Shares. Such capital gain or loss will be long-term capital gain or loss if you held your Securities and Conversion Shares for more than one year. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

If we redeem your Securities, you will generally be treated as if you had sold your Securities if the redemption (i) results in a complete termination of your equity interest in us or (ii) is not essentially equivalent to a dividend with respect to you. In determining whether any of these tests has been met, you are generally required to take into account equity interests that you are deemed to own constructively under Section 318 of the Code. If you do not hold any of our voting stock, a redemption of Securities will generally be treated as not essentially equivalent to a dividend with respect to you.

If a redemption of Securities does not meet either of the tests described above, the redemption proceeds will generally be treated as a distribution on your Securities and will be taxable as described under “— Distributions on the Securities and Conversion Shares” above. You should consult your tax adviser regarding the appropriate tax treatment of redemptions in your particular circumstances.

Adjustment of the Floor Price. The Floor Price is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code may treat a U.S. holder of the Securities as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. holder’s proportionate interest in the assets or earnings and profits of the Issuer. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify fail to be made), you may be treated as having received a distribution even though you have not received any cash or property. For example, the IRS could assert that a decrease in the Floor Price to reflect an Adjustable Extraordinary Dividend to holders of ordinary shares give rise to a constructive taxable distribution to the U.S. holders of the Securities. Any constructive distribution would be includable in such U.S. holder’s income at its then fair market value in a manner described above under “— Distributions on the Securities and Conversion Shares.” Although the Issuer does not believe that an adjustment in most cases should give rise to a taxable distribution, it is possible that the IRS, and, if challenged, a court, could disagree. Adjustments to the Floor Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of a U.S. holder of the Securities, however, will generally not be considered to result in a constructive distribution to the U.S. holder.

PFIC Considerations. The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the Securities and Conversion Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to you if, for any taxable year in which you hold the Securities or Conversion Shares, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, generally determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income

(including cash). If the Issuer were a PFIC, gain recognized by you on a sale or other disposition of the Securities or Conversion Shares would be allocated ratably over your holding period for the Securities or Conversion Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Issuer became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. With certain exceptions, your Securities and Conversion Shares will be treated as stock in a PFIC if the Issuer were a PFIC at any time during the holding period in your Securities and Conversion Shares. In addition, if you are a non-corporate U.S. holder dividends that you receive from the Issuer will not be eligible for the special tax rates applicable to qualified dividend income if the Issuer is a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be generally taxable at rates applicable to ordinary income (or in the case of certain “excess distributions,” taxable in the manner described above for gains). You should consult your tax advisers regarding the potential application of the PFIC regime.

Foreign Account Tax Compliance Withholding. A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA Withholding”). To avoid becoming subject to FATCA Withholding, the Issuer and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of Securities and Conversion Shares and to withhold on a portion of payments under the Securities and Conversion Shares (to the extent treated as “foreign passthru payments”) to certain holders that fail to comply with the relevant information reporting requirements (or hold Securities and Conversion Shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. The rules for the implementation of this withholding have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this withholding will have on holders of the Securities and Conversion Shares.

The Issuer will not pay any additional amounts in respect of this withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Securities or Conversion Shares. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Material Dutch Tax Consequences

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the Securities and/or the Conversion of the Securities into Conversion Shares. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to you.

You should consult your own tax advisor regarding Dutch tax consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the Securities and/or the Conversion of the Securities into Conversion Shares.

This summary is based on the tax legislation, published case law, treaties, and other regulations and published policy, in each case as in The Netherlands in force as of the date of this prospectus supplement, and it does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

This summary does not describe the potential consequences for holders of the Securities and/or Conversion Shares pursuant to the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024).

The Issuer assumes that the holders of the Securities and/or Conversion Shares are not individuals to whom the Securities and/or Conversion Shares or the income therefrom is attributable to employment activities which are taxed as employment income in The Netherlands.

The Issuer assumes that the holders of the Securities and/or Conversion Shares do not hold a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, or is deemed to hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

The Issuer assumes that the benefits derived by a corporate holder from the Conversion Shares are not exempt under the participation exemption as laid down in the Dutch Corporate Income Tax Act of 1969 (Wet op de vennootschapsbelasting 1969) (“CITA”). Generally speaking, the participation exemption should not be applicable if the holder holds shares representing less than 5% of the nominal paid-up share capital of ING Groep N.V.

Where this summary refers to a holder of Securities and/or Conversion Shares, an individual holding Securities and/or Conversion Shares or an entity holding Securities and/or Conversion Shares, such reference is restricted to an individual or entity holding legal title to, as well as an economic interest in, such Securities and/or Conversion Shares or otherwise being regarded as owning Securities and/or Conversion Shares for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

The Issuer assumes that the holders of the Securities and/or Conversion Shares do not qualify as (i) an investment institution (fiscale beleggingsinstelling), (ii) a pension fund, exempt investment institution (vrijgestelde beleggingsinstelling) or other Dutch tax resident entity that is not subject to or exempt from Dutch corporate income tax.

The Issuer assumes that the holders of the Securities and/or Conversion Shares are not persons to whom the Securities and/or Conversion Shares and the income therefrom are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001).

The Issuer assumes that the holders of the Securities and/or Conversion Shares are not entities who are residents of Aruba, Curacao or Sint-Maarten and that have an enterprise, which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius, or Saba and the Securities are attributable to such permanent establishment or permanent representative.

Where this summary refers to The Netherlands, such reference is restricted to the part of the Kingdom of The Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Material Tax Consequences of Owning Securities

Withholding Tax

Generally, all payments made by ING Groep N.V. of interest and principal under the Securities can be made free of withholding or deduction of any taxes of whatever nature levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein, provided that the Securities are considered debt for Dutch civil law purposes and are not considered equity of ING Groep N.V. within the meaning of either Article 10, paragraph 1, under c, CITA or Article 10, paragraph 1, under d, CITA. Based on case law and statements by the State Secretary of Finance with respect to the tax treatment of Additional Tier 1 securities, it is expected that the Securities will be treated as debt for Dutch tax purposes and will not be treated as equity within the meaning of either Article 10, paragraph 1, under c, CITA or Article 10, paragraph 1, under d, CITA. However, this position is not without uncertainty. See the risk factor “— Deductions of interest payments and withholding tax” above.

However, Dutch withholding tax may apply on certain (deemed) interest due and payable to an affiliated (gelieerde) entity of ING Groep N.V. if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation of another person, (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the interest (hybrid mismatch), (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner would have been taxable based on one (or more) of the items in (i)-(v) above had the interest been due to him or her directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). In the event that any withholding would be required pursuant to the Dutch Withholding Tax Act 2021 with respect to payments on the Securities, ING Groep N.V. will not pay any additional amounts in respect of this withholding.

An entity is generally affiliated within the meaning of the Dutch Withholding Tax Act 2021 if it can directly or indirectly — either alone or as part of a qualifying unity — control the decisions made by the Issuer. An example of such control includes a situation in which an entity has more than 50% of the voting rights in the Issuer. An entity is also affiliated if, broadly speaking, the Issuer can directly or indirectly — either alone or as part of a qualifying unity — control the decisions made by that entity. Lastly, an entity is affiliated to the Issuer if a third party can directly or indirectly — either alone or as part of a qualifying unity — control the decisions of both the Issuer and the other entity.

Taxes on Income and Capital Gains

Residents of The Netherlands. Income derived from the Securities or a gain realized on the disposal, redemption, substitution, variation and/or Conversion of the Securities, by a holder of the Security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the Securities are attributable, is generally taxable in The Netherlands at a rate of 25.8%, with a step-up rate of 19% on the first €200,000 of taxable income (2025 rate).

Income derived or deemed to be derived from a Security or a gain realized on the disposal, redemption, substitution, variation and/or Conversion of a Security, by a holder of a Security who is an individual who is a resident or a deemed resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 49.50% (2025 rate) if:

(i)

the individual carries on a business (ondernemer), or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such Security is attributable; or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g. include activities with respect to the Security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to an individual that holds the Security, taxable income with regard to the Security must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 57,684 in 2025). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual (including the Security) less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis. As of 1 January 2025, the deemed return percentage applicable to the Security is 5.88%.

In June 2024, the Dutch Supreme Court ruled that, in situations where the actual return on investments is lower than the deemed return prescribed by law, the determination of the taxable income based on a deemed return has a discriminatory effect and is in violation of the right to property. Pursuant to the Supreme Court ruling, the actual return includes both the regular benefits associated with the investments (such as interest, dividends and rent) as well as realised and unrealised changes in the value of the investments. To the extent an individual can demonstrate that the actual return on the investments is lower than the deemed return, the taxable income in relation to these investments should be calculated taking into account the actual return. New legislation is anticipated, to align the Dutch taxation on investments with the Supreme Court ruling.

The deemed or actual return on savings and investments is taxed at a rate of 36% (2025 rate).

Non-residents of The Netherlands. A holder of a Security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such Security, or who realizes a gain on the disposal, redemption, substitution, variation and/or Conversion of the Security will not be subject to Dutch taxation on income or capital gains, unless:

(i)

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise, through a permanent establishment or a permanent representative in The Netherlands to which the Security is attributable or because such holder is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in The Netherlands and to which enterprise the Security is attributable; or

(ii)

the holder is an individual and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g. include activities with respect to the Security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a Security by way of a gift by, or on the death of, a holder of a Security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift tax only if he or she was resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a Security by way of a gift by, or on the death of, a Holder who is neither resident nor deemed to be resident of The Netherlands, unless:

(i)

in case of a gift of the Securities under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident of The Netherlands, such individual is resident or deemed to be resident of The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)

in case of a gift of Securities by an individual who, at the date of the gift or, in case of a gift under a condition precedent, at the date of the fulfillment of the condition, was neither resident nor deemed to be resident of The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident of The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the Securities, whether in respect of payments of interest and principal or in respect of the transfer of a Security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty (other than court fees) due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the Securities or the performance of ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a Security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such Security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA, the Common Reporting Standard and Directive on administrative cooperation in direct taxation

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. As a result, financial institutions where the Securities are maintained have to report specified information to the tax administration on financial accounts held by U.S. persons. The tax administration in turn exchanges this information with the United States.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on July 21, 2014. Over 100 countries, including The Netherlands, have publicly committed to implement the CRS. On December 9, 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). Since the CRS and DAC2 were implemented into legislation as per January 1, 2016 in most countries, financial institutions have to identify their account holder’s country of tax residence and report specified account information to the tax administration. The tax administration in turn exchanges this information with the tax administration of the account holder’s tax jurisdiction(s).

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

Material Tax Consequences of Owning Conversion Shares

The material Dutch tax consequences of owning Conversion Shares are equal to the material Dutch tax consequences of owning the Issuer’s Ordinary Shares or American Depositary Shares as described in the accompanying prospectus (under “Taxation — Material Tax Consequences of Owning American Depositary Shares — Netherlands Taxation”).]

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans or arrangements that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition, holding or conversion of the Securities offered hereby by a Plan with respect to which the Issuer, any underwriters, dealers, agents or any of their respective affiliates (the “Transaction Parties”) are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities offered hereby are acquired or held pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued several prohibited transaction class exemptions, (each a “PTCE”), that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of Securities offered hereby. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities offered hereby, provided that neither the Issuer nor any other Transaction Party has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Securities.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the fiduciary standards of ERISA or the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

Because of the foregoing, any purchaser or holder of the Securities offered hereby or any interest therein will be deemed to have represented by its purchase and holding of the Securities offered hereby that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing, holding or converting the Securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase, holding, conversion and/or disposition of the Securities offered hereby will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities offered hereby have exclusive responsibility for ensuring that their purchase, holding, conversion and/or disposition of the Securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any provisions of Similar Laws. Neither this discussion nor anything in herein is or is intended to be investment advice directed at any potential purchaser that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in Securities is suitable and consistent with ERISA, Section 4975 of the Code and any Similar Laws, as applicable.

The sale of any Securities offered hereby to a Plan or Non-ERISA Arrangement is in no respect a representation by any of the Transaction Parties or their representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

Underwriters	Principal Amount of the Securities
ING Bank N.V.	$689,583,000
BofA Securities, Inc.	$166,667,000
BNP Paribas Securities Corp.	$125,000,000
Goldman Sachs & Co. LLC	$125,000,000
J.P. Morgan Securities LLC	$125,000,000
Santander US Capital Markets LLC	$125,000,000
Standard Chartered Bank AG	$125,000,000
DBS Bank Ltd.	$18,750,000

Total	$1,500,000,000

Subject to the terms and conditions set forth in the Underwriting Agreement, dated September 2, 2025, between the Issuer and the underwriters named below, the Issuer agreed to issue to the underwriters, and each underwriter has severally and not jointly undertaken to purchase the principal amount of the Securities set forth opposite its name below:

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the Securities offered by this prospectus supplement if any of these Securities are purchased.

The underwriters propose to offer the Securities directly to the public at the price to public set forth on the cover of this prospectus supplement. The offering of the Securities by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Issuer estimates that total expenses for the offering, excluding any underwriting discount, will be approximately $0.6 million. The underwriters have agreed to reimburse the Issuer for certain expenses relating to the offering.

The Issuer has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The Securities are a new issue of securities with no established trading market. The Securities are expected to be admitted to trading on the GEM from September 9, 2025. Application has been made to the GEM for listing of the Securities. The Securities will settle through the facilities of DTC and its participants (including Euroclear and Clearstream, Luxembourg). The CUSIP number for the Securities is 456837 BT9, the ISIN is US456837BT90 and the Common Code is     .

Certain of the underwriters may not be U.S. registered broker-dealers. To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of the Securities in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with applicable U.S. securities laws and regulations.

Certain of the underwriters or their affiliates have performed investment banking and advisory services for the Issuer from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for the Issuer in the ordinary course of business.

It is expected that delivery of the Securities will be made, against payment for value on the Settlement Date, on or about September 9, 2025, which will be the fifth business day in the United States following the date of pricing of the Securities. Under Rule 15c6-1 under the Exchange Act, purchases or sales of Securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Securities who wish to trade the Securities on any date prior to one business day before delivery will be required, by virtue of the fact that the Securities initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own legal advisers.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuer (directly, or as collateral securing other obligations or otherwise) and/or person and entities with relationships with the Issuer. Certain of the underwriters or their respective affiliates that have a lending relationship with the Group routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to the Group consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Group’s securities, including potentially the Securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Securities offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or other trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such assets, securities and instruments.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in the offering. The underwriters may close a short position by purchasing Securities in the open market. Stabilizing transactions consist of various bids for or purchases of the Securities made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

This prospectus supplement may be used by an affiliate of the Issuer, in connection with offers and sales of the Securities in market-making transactions. In a market-making transaction, such affiliate may resell the Securities it acquires from other holders, after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Securities. This amount does not include Securities sold in market-making transactions.

The Issuer does not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

EEA

Prohibition of Sales to EEA Retail Investors

Each underwriter has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the EEA. For these purposes

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

MiFID II Product Governance / Professional Investors and ECPs only target market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

Each underwriter has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the Securities in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

FSMA

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the UK.

UK MIFIR product governance / Professional Investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is only eligible counterparties, as defined in COBS, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Canada

Each underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Securities, the Securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement, the underlying prospectus or the merits of the Securities and any representation to the contrary is an offence.

Each underwriter has represented and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any Securities, directly or indirectly, in Canada or to or for the benefit of any person subject to the securities laws of any province or territory of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

a)

any offer or sale of the Securities in Canada will be made only to only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold the Securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

b)

it is either (i) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the Securities, (ii) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (iii) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

c)

it has not and will not distribute or deliver any offering memorandum, or any other offering material in connection with any offering of the Securities, in or to a resident of Canada, other than delivery of this prospectus supplement, and otherwise in compliance with applicable Canadian securities laws.

Hong Kong

Each underwriter has represented and agreed that:

a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of that Ordinance the C(WUMP)O; and

b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

People’s Republic of China

This prospectus supplement may not be circulated in the People’s Republic of China (the “PRC”) and does not constitute a public offer of the Securities, whether by sale or subscription, in the PRC. The Securities are not being offered or sold, directly or indirectly, in the PRC to, or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may, directly or indirectly, purchase any of the Securities or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by ING Groep N.V. and its representatives to observe these restrictions.

South Korea

The Securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act of Korea and the Foreign Exchange Transaction Act of Korea and the decrees and regulations thereunder. The Securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Securities may not be re-sold to South Korean residents unless the purchaser of the Securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act of Korea and its subordinate decrees and regulations) in connection with their purchase.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). The Securities may not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, severally and not jointly, has represented, warranted and agreed that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement (together with the accompanying prospectus) or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

Each underwriter has represented and agreed that:

(i)	it will not make a public offer of the Securities, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the Swiss Financial Services Act (“FinSA”);

(ii)	the Securities will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(iii)

it will not offer, sell, advertise or distribute the Securities, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the FinSA, except to professional clients as such term is defined or interpreted under the FinSA (the “Professional Investors”); and

(iv)

no key information document pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any Securities and, therefore, any Securities with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The Securities may not be publicly offered, directly or indirectly, in Switzerland, except to Professional Investors. Offering or marketing material relating to Securities may not be distributed or otherwise made available in Switzerland, except to Professional Investors.

The Securities do not constitute participations in a collective investment scheme within the meaning of the Swiss Collective Investment Schemes Act (“CISA”). Therefore, the Securities are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”), and investors in the Securities will not benefit from protection under the CISA or supervision by FINMA.

Republic of Italy

The offering of the Securities has not been registered pursuant to Italian securities legislation and, accordingly, no Securities may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Securities be distributed in the Republic of Italy, except:

(i)

to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provisions of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(ii)

in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971, as amended from time to time, and applicable Italian laws.

Any offer, sale or delivery of the Securities or distribution of copies of this prospectus supplement or any other document relating to the Securities in the Republic of Italy under (i) or (ii) above must:

(i)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation

No. 20307 of February 15, 2018, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and

(ii)

in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

(iii)	in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other Italian authority.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE, including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Securities have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Securities has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Securities in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Securities may not be offered for sale, nor may application for the sale or purchase or any Securities be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Securities may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Securities or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

TRADING IN ORDINARY SHARES BY THE ISSUER AND ITS AFFILIATES

The SEC has granted exemptive relief from Rules 101 and 102 of Regulation M in connection with certain distributions of securities qualifying as additional tier 1 capital under CRD IV. This exemptive relief permits certain transactions in ordinary shares underlying such securities, including ordinary shares represented by ADSs, by issuers and affiliated purchasers, including those acting as distribution participants, during a distribution of such securities.

As a result, the Issuer and its affiliates may continue to engage, including during the offering of the Securities, in one or more market activities involving the Issuer’s ordinary shares and ADSs. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not for the purpose of facilitating the distribution of the Securities. In addition, the Issuer’s affiliates may, under certain circumstances, participate in the offering of the Securities.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, United States counsel to the Issuer, will pass upon the validity of the Securities under New York law. Linklaters LLP, Amsterdam, The Netherlands, Dutch counsel to the Issuer, will pass on the validity of the Securities under Dutch law. Davis Polk & Wardwell London LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

EXPERTS

The consolidated financial statements of ING Groep N.V. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of the internal control over financial reporting as of December 31, 2024, all appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX OF DEFINED TERMS

$11
€11
2024 Form 20-F	10
First Reset Date	i, 14, 59
Reset Dates	i, 59
Reset Period	59
Additional Amounts	17, 73
Additional Tier 1 Capital	73
Adjustable Extraordinary Dividend	96
Adjustment Spread	63
ADS Depositary	22,84
ADSs	22,82
AFM	44
Alignment Event	77
Alternative Rate	63
American Depositary Receipts	22
Applicable Resolution Framework	76
ASIC	125
Bank	73
Bank Recovery and Resolution Directive	ii, 2, 67, 70
Banking Act	124
Benchmark Amendments	61
Benchmark Event	60, 63
BRRD	ii, 2, 33, 67, 70
business day	59
Cancellation Date	81
Capital Regulations	67
Cash Dividend	96
CCyB	34
CISA	124
CITA	110
Clearstream, Luxembourg	23
COBS	i
Code	97
Competent Authority	19, 76
Conversion	78
Conversion Calculation Agent	95
Conversion Date	78
Conversion Notice	80
Conversion Price	21, 80
Conversion Shares	78
Conversion Shares Depository	78
Conversion Shares Settlement Notice	83
Corporations Act	125
CRD IV	67
CRD IV Directive	16, 67
CRR	67
CRS	114
Current Market Price	96
DAC1	114

DAC2	114
Day Count Fraction	59
dealing day	97
Deferred Dividend	97
DFSA	125
DIFC	125
Distributable Items	67
distributor	6, 7, 120, 121
Dividend	97
DNB	34
DTC	ii, 11
Dutch Bail-in Power	ii, 2, 23, 71
EEA	ii
EEA Regulated Market	99
Effective Date	87, 89, 90, 91, 92, 93
ERISA	115
EUR	11
Euroclear	25
Euroclear Netherlands	41
Euronext Amsterdam	78
euros	11
EUWA	5
Exchange Act	8
Excluded Investment Products	7
Executive Board	78
Existing Capital Instruments	69
Extraordinary Dividend	99
Fair Market Value	87, 99
FATCA	114
FATCA Withholding	53, 109
FCA	ii
Final Cancellation Date	81
Financial Instruments and Exchange Act	123
Financial Promotion Order	7, 120
Financial Services Act	124
FINMA	124
FinSA	123
First Reset Date	i, 14, 58
Floor Price	21
FSMA	6
Further Capital Securities	99
GEM	ii, 23, 34
Group	11
Group CET1 Capital	78
Group CET1 Ratio	78
Group Total Risk Exposure Amount	78
high net worth companies, unincorporated associations, etc.	7, 120
IA Determination Cut-off Date	61
IFRS	13
IFRS-EU	13
IFRS-IASB	13
Indenture	58

Independent Conversion Adviser	100
ING	8
ING Bank	11
ING Groep N.V.	11
ING Group	11
Insurance Distribution Directive	6
Interest Calculation Agent	64
Interest Payment Date	59
Interest Period	59
Investor’s Currency	52
IRS	53
Issue Date	14, 59
Issuer	i
Liquidation Event	18, 69
L-MDA	34
Margin	64
Marketing Restrictions	ii, 52
Maximum Available Amount	100
Maximum Distributable Amount	68
Mid-Swap Quotations	64
MiFID II	ii
M-MDA	34
MREL	34
NI 45-106	121
Non-Cash Dividend	100
Non-ERISA Arrangements	115
Noon Buying Rate	56
Notice Cut-Off Date	81
OECD	114
ordinary shares	11
Original Indenture	58
Original Reference Rate	64
Parity Instruments	69
Performance Obligation	102
person	100
PFIC	109
Plans	115
PRC	122
prescribed capital markets products	7
Prevailing Rate	100
PRIIPs Regulation	5
Professional Investors	123
PTCE	96
Regulated Market	100
Regulatory Event	19, 73
Regulatory Group	76
Relevant Currency	100
Relevant Dividend	96
Relevant Financial Year	100
Relevant Nominating Body	64
Relevant Page	100
relevant persons	7, 120

relevant resolution authority	ii, 2, 23, 71
Relevant Stock Exchange	78
Reset Dates	i, 59
Reset Determination Date	59
Reset Interest Rate	60
Reset Period	59
Reset Reference Bank Rate	64
Reset Reference Banks	65
Reset Reference Rate	15, 65
retail investor	6, 119, 120
Risk Factors	ii
SCA	125
Screen Page	65
SEC	10
Securities	14
Securities Act	8
Senior Instrumnets	69
Set-off Repayment	24, 70
Settlement Date	83
SFA	7, 123
SFO	122
Shareholders	100
Similar Laws	115
SOFR	65
Specified Share Day	98
Spin-Off	100
Spin-Off Securities	200
SRMR	ii, 2
SRM Regulation	ii, 2
Statutory Loss Absorption	54
Subsidiary	100
Successor Rate	65
Suspension Date	81
Tax Event	19, 73
Tax Law Change	74
Tradable Amount	59
Transaction Parties	115
Treaty	106
Trigger Event	i, 3, 21, 77
Trust Indenture Act	i, 3
trustee	3
UAE	125
United States-owned foreign corporation	107
U.S. dollars	11
UK	ii
UK MiFIR	5
UK MiFIR Product Governance Rules	7
UK PRIIPs Regulation	5
Unsubordinated Instruments	69
Volume Weighted Average Price	101

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-286734

PROSPECTUS

ING GROEP N.V.

(Amsterdam, The Netherlands)

Debt Securities

Capital Securities

Ordinary Shares

American Depositary Shares

ING Groep N.V. from time to time may offer to sell debt securities, capital securities, ordinary shares and American depositary shares, or “ADSs,” representing our ordinary shares. ADSs, representing our ordinary shares, are listed on the New York Stock Exchange under the symbol “ING.”

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC or another of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see “Risks Relating to our Debt Securities and Capital Securities” beginning on page 9 as well as the risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our affiliates may use this prospectus in a market-making transaction involving any of these securities after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated April 24, 2025

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves around 40 million customers in over 38 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed. ING Groep N.V.’s headquarters are located at Bijlmerdreef 106, 1102 CT Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands. For further information about ING Groep N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	capital securities;

•	ordinary shares; and

•	American depositary shares, or ADSs, representing our ordinary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our debt securities or capital securities, by acquiring our debt securities or our capital securities, each holder and beneficial holder thereof or of any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power (as defined herein) by the relevant resolution authority (references to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power) that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the debt securities or capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the applicable debt securities or capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. For more information on the Dutch Bail-in Power, see “Description of Debt Securities—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Capital Securities—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power”.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

Capital Securities

We may offer capital securities, which are subordinated securities of ING Groep N.V. and may be convertible into ordinary shares of ING Groep N.V. or ADSs in certain circumstances. The capital securities will not be secured by any assets or property of ING Groep N.V. or any of its subsidiaries or affiliates (including its subsidiary ING Bank N.V.). For any particular capital securities we offer, your prospectus supplement will describe the specific designation and aggregate principal amount, the maturity date, if any, whether the capital securities are intended to qualify as “additional tier 1” capital for regulatory purposes, the ranking relative to our other debt and equity, the provisions for cancellation of interest payments, the terms on which they may or will be converted, and any other specific terms.

American Depositary Shares and Ordinary Shares

We may offer ADSs representing our ordinary shares. ADSs are evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, N.A., as depositary. We describe the ordinary shares and the ADSs in detail under “Description of Ordinary Shares” and “Description of American Depositary Shares.”

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank SA/NV, as operator of the Euroclear system, or “Euroclear,” or Clearstream Banking, S.A. or “Clearstream, Luxembourg,” named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities and capital securities only in registered form, without coupons.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the U.S. Securities and Exchange Commission (the “SEC”). However, as a foreign private issuer, we and our shareholders are exempt from some of the Securities Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

Our filings with the SEC are available through the SEC’s Internet site at http://www.sec.gov, through the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, on which our ADSs are listed, and on our website at http://www.ing.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 6, 2025 (the “2024 Form 20-F”);

•	our Current Report on Form 6-K, furnished to the SEC on April 22, 2025, concerning the results of our 2025 Annual General Meeting; and

•

any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

We will provide to you, upon your oral or written request, at no cost, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request. Requests should be directed to the following address: ING Groep N.V., Attention: Investor Relations, Bijlmerdreef 106, 1102 CT Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31 20 576 4190.

We have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we refer you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we refer you constitute an offer to sell the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we refer you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein are “forward-looking statements” and are not historical facts, including, without limitation, certain statements made of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to a number of factors, including, without limitation:

•

changes in general economic conditions and customer behaviour, in particular economic conditions in ING’s core markets, including changes affecting currency exchange rates and the regional and global economic impact of the invasion of Russia into Ukraine and related international response measures;

•	changes affecting interest rate levels;

•	any default of a major market participant and related market disruption;

•	changes in performance of financial markets, including in Europe and developing markets;

•	fiscal uncertainty in Europe and the United States;

•	discontinuation of or changes in ‘benchmark’ indices;

•	inflation and deflation in our principal markets;

•	changes in conditions in the credit and capital markets generally, including changes in borrower and counterparty creditworthiness;

•	failures of banks falling under the scope of state compensation schemes;

•	non-compliance with or changes in laws and regulations, including those concerning financial services, financial economic crimes and tax laws, and the interpretation and application thereof;

•

geopolitical risks, political instabilities and policies and actions of governmental and regulatory authorities, including in connection with the invasion of Russia into Ukraine and the related international response measures;

•	legal and regulatory risks in certain countries with less developed legal and regulatory frameworks;

•	prudential supervision and regulations, including in relation to stress tests and regulatory restrictions on dividends and distributions, (also among members of the group);

•	ING’s ability to meet minimum capital and other prudential regulatory requirements;

•	changes in regulation of US commodities and derivatives businesses of ING and its customers;

•	application of bank recovery and resolution regimes, including write-down and conversion powers in relation to our securities;

•

outcome of current and future litigation, enforcement proceedings, investigations or other regulatory actions, including claims by customers or stakeholders who feel misled or treated unfairly, and other conduct issues;

•	changes in tax laws and regulations and risks of non-compliance or investigation in connection with tax laws, including FATCA;

•

operational and IT risks, such as system disruptions or failures, breaches of security, cyber-attacks, human error, changes in operational practices or inadequate controls including in respect of third parties with which we do business and including any risks as a result of incomplete, inaccurate, or otherwise flawed outputs from the algorithms and data sets utilized in artificial intelligence;

•

risks and challenges related to cybercrime including the effects of cyber-attacks and changes in legislation and regulation related to cybersecurity and data privacy, including such risks and challenges as a consequence of the use of emerging technologies, such as advanced forms of artificial intelligence and quantum computing;

•	changes in general competitive factors, including ability to increase or maintain market share;

•	inability to protect our intellectual property and infringement claims by third parties;

•	inability of counterparties to meet financial obligations or ability to enforce rights against such counterparties;

•	changes in credit ratings;

•

business, operational, regulatory, reputation, transition and other risks and challenges in connection with climate change, diversity, equity and inclusion and other ESG-related matters, including data gathering and reporting and also including managing the conflicting laws and requirements of governments, regulators and authorities with respect to these topics;

•	inability to attract and retain key personnel;

•	future liabilities under defined benefit retirement plans;

•	failure to manage business risks, including in connection with use of models, use of derivatives, or maintaining appropriate policies and guidelines;

•	changes in capital and credit markets, including interbank funding, as well as customer deposits, which provide the liquidity and capital required to fund our operations; and

•

the other risks and uncertainties detailed in our filings with the SEC, including the 2024 Form 20-F, which is available on the SEC’s website at http://www.sec.gov, and ING’s more recent disclosures, including press releases, which are available on www.ing.com.

Any forward looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the SEC.

This prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein may contain inactive textual addresses to internet websites operated by us and third parties. Reference to such websites is made for information purposes only, and information found at such websites is not incorporated by reference into this registration statement. ING does not make any representation or warranty with respect to the accuracy or completeness of, or take any responsibility for, any information found at any websites operated by third parties. ING specifically disclaims any liability with respect to any information found at websites operated by third parties. ING cannot guarantee that websites operated by third parties remain available following the filing of this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein or that any information found at such websites will not change following the filing of this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein. Many of those factors are beyond ING’s control.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Available Information”, carefully before you invest.

Unless otherwise specified in this prospectus, references to “ING Groep N.V.” or “we,” “our” and “us” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries. ING Groep N.V.’s primary banking subholding is ING Bank N.V.

RISKS RELATING TO OUR DEBT SECURITIES AND CAPITAL SECURITIES

Your investment in our debt securities and capital securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting ING Groep N.V. and its business, see “Item 3: Key Information — Risk Factors” of the 2024 Form 20-F, which is incorporated by reference into this prospectus and similar sections of the other documents incorporated herein by reference. The following risk factors are additional to the risk factors included in the 2024 Form 20-F.

Risks Relating to Our Debt Securities and Capital Securities Generally

Our debt securities and capital securities are obligations only of ING Groep N.V. Claims against ING Groep N.V. are structurally subordinated to the creditors of and other claimants against its subsidiaries.

Our debt securities and capital securities are the obligations only of ING Groep N.V., whose rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where ING Groep N.V. is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of ING Groep N.V.’s subsidiaries were to be wound up, liquidated or dissolved, (i) holders of debt securities and capital securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including for this purpose holders (which may include ING Groep N.V.) of any preference shares and other tier 1 capital instruments of such other subsidiary, before ING Groep N.V., to the extent ING Groep N.V. is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of our leverage and capital ratios and loss absorbing capacity, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank pari passu with the debt securities offered hereby or, in the case of subordinated debt securities and capital securities, rank senior to such securities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the debt securities and capital securities following a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of ING Groep N.V. and may limit our ability to meet our obligations under our debt securities and capital securities.

Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.

As more fully described in “Item 3: Key Information — Risk Factors — Risks related to the regulation and supervision of the Group — We are subject to the EU recovery and resolution regime and several other bank recovery and resolution regimes that include statutory write-down and conversion as well as other powers, which remains subject to significant uncertainties as to scope and impact on us..” and “Item 4. Information on the Company—Regulation and Supervision—Bank Recovery and Resolution Directive.” in the 2024 Form 20-F, our debt securities and capital securities may become subject to actions that can be taken or measures that can be applied by resolution authorities if ING Group experiences serious financial problems or if the stability of the financial system is in serious and immediate danger as a result of the financial condition of ING Group.

In certain circumstances, resolution authorities have the power to (whether at the point of non-viability when the resolution authority determines that otherwise ING Group will no longer be financially viable, or as or taken together with a resolution action), among others, (i) convert relevant capital instruments or eligible liabilities or bail-inable liabilities into shares or other instruments of ownership and/or (ii) write down relevant capital instruments or eligible liabilities or reduce or cancel the principal amount of, or interest on, certain unsecured liabilities (which could include certain securities that have been or will be issued by ING Group, including under this registration statement), whether in whole or in part and whether or not on a permanent basis. In addition, in certain circumstances, authorities also have the power to transfer liabilities of an entity to third parties or to a bridge bank or to an asset management company, and to expropriate securities issued by failing financial institutions. If we are subject to resolution, holders of our debt securities could also be affected by issuer substitution or replacement, transfer of debt, expropriation, modification of terms and/or suspension or termination of listings. Other relevant powers of the competent authorities may be to amend or alter the maturity date and/or any interest payment date of debt instruments or other bail-inable liabilities of the relevant financial institution, including by suspending payment for a temporary period, or to amend the interest amount payable under such instruments. None of these actions would be expected to constitute an event of default under those instruments or other eligible or bail-inable liabilities entitling holders to seek repayment. The application of actions, measures or powers as meant in this section may adversely affect the value of the relevant securities or result in an investor in the relevant securities losing all or some of his investment. Each prospective investor in our securities should refer to the sections entitled “Item 3: Key Information — Risk Factors — Risks related to the regulation and supervision of the Group — We are subject to the EU recovery and resolution regime and several other bank recovery and resolution regimes that include statutory write-down and conversion as well as other powers, which remains subject to significant uncertainties as to scope and impact on us.” and “Item 4. Information on the Company—Regulation and Supervision—Bank Recovery and Resolution Directive.” in the 2024 Form 20-F or similar information included in other documents incorporated by reference into this registration statement.

Under the terms of our debt securities and capital securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our debt securities or capital securities, by acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, our debt securities and capital securities and/or the conversion of all or a portion of the principal amount of, or interest on, our debt securities and capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of our debt securities and capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of our debt securities and capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such bail-in power (whether at the point of non-viability or as taken together with a resolution action). With respect to the above, references to principal and interest shall include only those payments of principal and interest (if any) that are due, but which have not been paid, prior to the exercise of any Dutch Bail-in Power. Each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges and agrees that the rights of the holders of our debt securities and capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of our debt securities and capital securities for a temporary period.

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners of our debt securities and capital securities losing all or a part of the value of your or its investment in our debt securities and capital securities or receiving a different security from our debt securities and capital securities, which may be worth significantly less than our debt securities and capital securities and which may have significantly fewer protections than those typically afforded to debt securities and capital securities. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders of our debt securities and capital securities. For more information, see “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Capital Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.” See also “—Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.”

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the relevant financial institution and/or securities, such as our debt securities and capital securities, issued by that institution.

Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power are expected to provide it with considerable discretion, holders of our debt securities and capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and our debt securities and capital securities.

The rights of holders of our debt securities and capital securities to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

Holders of our debt securities and capital securities may have no or only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Risks Relating to our Debt Securities Generally

Holders of our debt securities have very limited remedies in the case of non-payment under our debt securities.

Under the terms of our debt securities, there is no event of default except in the event of our bankruptcy or, in certain circumstances, liquidation, unless otherwise specified in the applicable prospectus supplement. The trustee and holders of our debt securities will be entitled to declare the principal amount of our debt securities due and payable prior to the scheduled maturity only upon our bankruptcy or a relevant liquidation (in which case the principal amount of our debt securities will be automatically accelerated). Your remedies for our breach of any obligations under our debt securities (including our obligation to pay amounts of principal and interest that have become due) are extremely limited, as described immediately below.

The non-payment of interest or principal on any interest payment date or redemption date (in whole or in part) is not an event of default under the terms of our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. Accordingly, there is no right under our debt securities or under the senior debt indenture or subordinated debt indenture, as applicable, to accelerate any payments under the debt securities in such circumstances.

In addition, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not constitute an event of default or a default under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. By acquiring any of our debt securities, each holder and beneficial owner of our debt securities or any interest therein acknowledges and agrees that exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act. See “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above and “—Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities” below for more information with respect to exercise of the Dutch Bail-in Power.

Unless otherwise specified in the applicable prospectus supplement, the sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “Description of Debt Securities — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” and (4) to claim in our liquidation or bankruptcy. The foregoing shall not prevent the holders our debt securities or the trustee from instituting proceedings for our bankruptcy.

Additional Risks Relating to our Subordinated Debt Securities

Our subordinated debt securities are unsecured and rank junior in right of payment to our senior debt as described further herein, and, as a result, your subordinated debt securities are a riskier investment than senior debt securities.

The subordinated debt securities will be junior in right of payment to all of our senior debt. This means, among other things, that we will not be permitted to pay interest, principal or any other amount on the subordinated debt securities (including upon redemption) if the trustee has been notified that we have failed to pay any principal or interest on our senior debt, until all the amounts owing on our senior debt have been paid in full. As described further under “Description of Debt Securities — Subordination Provisions”, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated.

In addition, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), the claims of the trustee (on behalf of the holders of our subordinated debt securities but not the rights and claims of the trustee in its personal capacity under the subordinated debt indenture) and the holders of our subordinated debt securities against us, in respect of such subordinated debt securities (including any damages or other amounts (if payable)) will be subordinated to the claims of all “senior creditors” (as such term will be defined in the relevant prospectus supplement). Therefore, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our assets would first be applied to satisfy all rights and claims of senior creditors. If we do not have sufficient assets to settle claims of such senior creditors in full, the claims of holders of our subordinated debt securities will not be settled and, as a result, such holders will lose the entire amount of their investment in the subordinated debt securities. The subordinated debt securities will share equally in payment with claims certain other subordinated creditors if we do not have sufficient funds to make full payments on all relevant subordinated claims. In such a situation, holders of our subordinated debt securities could lose all or part of their investment.

Risks Relating to our Capital Securities Generally

Investing in our capital securities involves risks that will be described in detail in the relevant prospectus supplement.

Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

If you intend to invest in a debt security or capital security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Security Denominated in a Currency Other Than U.S. Dollars Involves Currency-Related Risks

An investment in a debt security or capital security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security or capital security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities and capital securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities and capital securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security or capital security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. The exchange rate specified in your prospectus supplement will likely differ from the exchange rate used under the terms that apply to a particular debt security or capital security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

CAPITALIZATION AND INDEBTEDNESS

The following table shows the actual capitalization and indebtedness of the Group as of December 31, 2024. The information in the following table is derived from the audited consolidated financial statements of the Group as of December 31, 2024, which are incorporated by reference into this registration statement. This table should be read together with such audited consolidated financial statements and the notes thereto in the 2024 Form 20-F. The accounting principles used to prepare this information comply with IFRS as issued by the International Accounting Standards Board.

As of December 31, 2024
(in € millions)
Capitalization
Share capital(1)	31
Share premium	17,116
Other reserves	(687)
Retained earnings	36,243
Shareholders’ equity (parent)(2)	52,703
Non-controlling interests	995

Total equity	53,698

Outstanding indebtedness
Debt securities designated at fair value through profit or loss	9,844
Debt securities in issue	142,367
Subordinated liabilities designated at fair value through profit or loss	122
Subordinated loans	17,878

Total indebtedness(3)	170,211

Total capitalization and indebtedness(4)	223,909

Group contingent liabilities and commitments	218,728
Cash and cash equivalents	69,069

(1)

Ordinary shares (nominal value €0.01 per share; authorized 9,142,000,000 shares; issued 3,147,391,173 shares). On October 31, 2024, ING commenced a €2,000 million share buyback program and expects it to be completed before April 30, 2025. As of April 17, 2025 a total of 114,366,879 shares have been repurchased at an average price of €15.73 per share and for a total consideration of €1,798 million. ING intends to cancel these shares in June 2025. The total amount of the share buyback program of €2,000 million is already deducted from total equity as of December 31, 2024. On March 3, 2025, ING announced a share repurchase program which was completed on March 5, 2025. In total 3,674,043 shares have been repurchased at an average price of €17.44 per share and for a total consideration of €64 million. The purpose of the share repurchase program is to meet obligations under ING’s share-based compensation plans.

(2)

In 2024, ING declared and paid an interim dividend of €1,129 million (€0.35 per share) and proposed a final dividend of €2,152 million (€0.71 per share) to be paid after adoption of the annual accounts in April 2025. In addition, in January 2025 ING paid a cash dividend to the shareholders of €498 million (€0.161 per share). The €498 million dividend paid in January 2025 is already deducted from total equity as of December 31, 2024.

(3)	The total indebtedness excludes lease liabilities of €1,116 million. Lease liabilities are presented in the balance sheet under Other liabilities.
(4)	On February 17, 2025, ING completed the offering of €1,250,000,000 aggregate principal amount of 3.000% Fixed-to-Floating Rate Callable Senior Notes due August 2031 and €1,500,000,000 aggregate principal amount of 3.500% Fixed-to-Floating Rate Callable Senior Notes due August 2036. The notes will be classified as liabilities on the balance sheet, with an amount of €2,710 million included under debt securities in issue and an amount of €27 million included under debt securities designated at fair value through profit or loss. On February 20, 2025, ING announced the redemption of €750 million of Fixed Rate Subordinated Tier 2 Notes (ISIN: XS1796079488) on the call date of March 22, 2025. These securities are included in the above table on the lines ‘Subordinated loans’ and ‘Subordinated liabilities at fair value through profit or loss’, with a total amount of €751 million and €10 million respectively. On February 20, 2025, ING announced the redemption of $1,250 million of 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (CUSIP 456837AF0/ISIN US456837AF06) on the call date of April 16, 2025. These securities are included in the above table on the line ‘Subordinated loans’, with a total amount of €1,223 million. On February 26, 2025, ING announced the redemption of two series of outstanding SEC registered securities: the $500 million Callable Floating Rate Senior Notes (CUSIP 456837 BD4 / ISIN US456837BD49) and the $1,250 million 3.869% Callable Fixed-to-Floating Rate Senior Notes (CUSIP 456837 BA0 / ISIN US456837BA00) on their call date of March 28, 2025. Both series are included in the above table on the lines ‘Debt securities in issue’ and ‘Debt securities designated at fair value through profit or loss’, with total amounts of €1,687 million and €15 million, respectively. On March 25, 2025, ING completed the offering of $750,000,000 aggregate principal amount of 4.858% Callable Fixed-to-Floating Rate Senior Notes due 2029 (the “2029 Notes”), $1,000,000,000 aggregate principal amount of 5.066% Callable Fixed-to-Floating Rate Senior Notes due 2031 (the “2031 Notes”) and $1,000,000,000 aggregate principal amount of 5.525% Callable Fixed-to-Floating Rate Senior Notes due 2036 (the “2036 Notes”) and $750,000,000 aggregate principal amount of Callable Floating Rate Senior Notes due 2029 (the “floating rate notes” and, together with the 2029 Notes, the 2031 Notes and the 2036 Notes, the “Notes”) The Notes will be classified as liabilities on the balance sheet, with an amount of €3,337 million included under debt securities in issue and an amount of €36 million included under debt securities designated at fair value through profit or loss. Other than as set forth herein, there has been no material change since December 31, 2024 in the capitalization and indebtedness of the Group.

USE OF PROCEEDS

Unless otherwise specified in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for the Group’s operations and for other general corporate purposes. The Group’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES

Please note that, unless otherwise stated, in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instrument representing each series of debt securities. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the debt securities include those stated in the indentures and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

General

The debt securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security or a floating rate debt security and also whether it is an original issue discount debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•

the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•

the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•

the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if applicable, any additional investment considerations relating to the debt securities;

•

if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “ — Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any applicable provision related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “—Events of Default and Remedies”, and “—Modifications of the Indentures”.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), unless otherwise indicated in the relevant prospectus supplement, we will include the following two paragraphs in the terms of the debt securities:

(a)

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial owner of our debt securities, by acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the debt securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the debt securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the debt securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the debt securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a debt security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the debt securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the debt securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the debt securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the debt securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities.

We (or the relevant resolution authority) shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any debt securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such debt securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By its acquisition of debt securities, each holder of debt securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep N.V.’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.15 (Control by Holders) of the senior debt indenture or the Section 5.12 (Control by Holders) of the subordinated debt indenture, as applicable and (b) the senior debt indenture or the subordinated debt indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the debt securities have given a direction to the trustee pursuant to the relevant sections of the senior debt indenture or the subordinated debt indenture, as applicable, prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal of the debt securities), then the trustee’s duties under the senior debt indenture or the subordinated debt indenture, as applicable, shall remain applicable with respect to such debt securities following such completion to the extent required by the Trust Indenture Act that we and the trustee shall agree by means of a supplemental indenture or amendment.

By acquiring any debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to such debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds debt securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities will not be a default or an event of default under the senior debt indenture or the subordinated indenture, as applicable.

If any debt securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the debt securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe further related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of debt securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to Dutch Bail-in Powers.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below, will be our unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default and Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard); or

•

(a) in the event and during the continuation of any failure by us to pay principal, premium or interest on any senior indebtedness beyond any applicable grace period, unless the failure to pay has been cured or waived or ceased to exist or (b) in the event that any judicial proceeding is pending with respect to a failure by us to make any such payment.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. In such an event, the trustee under the subordinated debt indenture and the holders of that series can take limited action against us, as described under “— Events of Default and Remedies — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below; however, they will not receive any money until the claims of holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the senior debt indenture, subordinated debt indenture and the debt securities will be governed by New York law, except that, as specified in the senior debt indenture and subordinated debt indenture, any applicable subordination provisions of each series of subordinated debt securities and provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after an event of default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “ — Payment Mechanics for Debt Securities.”

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Groep N.V.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities (in addition to capital securities):

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities and Convertible Debt Securities

We may issue debt securities having a principal amount payable at maturity and/or amount(s) of interest payable determined by reference to securities of one or more issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument or one or more indices or baskets of the foregoing items. In addition, we may issue debt securities that are convertible into or exchangeable for ordinary shares, cumulative preference shares, ADSs, or other securities of ING Groep N.V. or another issuer. If we issue one of these types of securities, your prospectus supplement will include the relevant information describing how payments of principal and/or amounts of interest on the debt securities will be determined, the circumstances under which the debt securities may be converted, and the material income tax consequences of owning such securities.

Original Issue Discount Debt Securities

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — U.S. Holders — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

Optional Redemption and Repayment at the Holder’s Option

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Unless the relevant prospectus supplement provides otherwise, in the event that we exercise an option to redeem any debt security, including pursuant to the provisions described under “—Optional Tax and Regulatory Redemption” below, we will give to the trustee and the holder written notice of our election to redeem the debt security, the principal amount of the debt security to be redeemed and the date fixed for such redemption, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “ — Notices.”

If we elect to redeem any debt securities, including pursuant to the provisions described under “—Optional Tax and Regulatory Redemption” below, and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such debt securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable. For more information regarding the Dutch Bail-in Power, see “— Acknowledgment and Agreement with Respect to the Exercise of the Dutch Bail-in Power” above.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

In addition, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax and Regulatory Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 30 days’ notice to the holders of such debt securities, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•

we would be required to pay additional amounts, as explained below under “—Payment of Additional Amounts with Respect to the Debt Securities,” as a result of a change in or amendment to, the laws or regulations of The Netherlands or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which The Netherlands is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the date of issuance of that series;

•

a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in the event of such merger, conveyance, transfer or lease;

•

in the case of senior debt securities only, as a result of any amendment to, or change in, any Loss Absorption Regulation (as defined below), or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the original issue date of the series of debt securities affected, the debt securities are or (in our opinion or that of the competent authority and/or resolution authority, as appropriate) are likely to be fully or (if so specified in the applicable prospectus supplement) partially excluded from our and/or the Regulatory Group’s (as defined below) minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; unless the exclusion of the relevant series of debt securities from the relevant minimum requirement(s) is due to the remaining maturity of the debt securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the original issue date of the series of debt securities affected; or

•

in the case of subordinated debt securities only, there is a change in the regulatory classification of such subordinated debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities).

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Our ability to redeem certain series of debt securities in these circumstances will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described in “Conditions to Redemption, Substitution, Variation and Purchase” below. Unless otherwise specified in the applicable prospectus supplement, (i) such permission may be granted in the context of a redemption of debt securities for tax reasons only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of the debt securities and (ii) such permission may be granted in the context of a redemption of subordinated debt securities for regulatory reasons only if there is a change in the applicable regulatory classification of such debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities) which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, was not reasonably foreseeable at the time of the issuance of the debt securities.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of The Netherlands, the European Central Bank, the Dutch Central Bank or other competent authority, the resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in The Netherlands and applicable to us and/or the Regulatory Group including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the competent authority and/or the resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“Regulatory Group” means ING Groep N.V., its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with ING Groep N.V. for regulatory purposes, in each case in accordance with the rules and guidance of the competent authority then in effect.

Conditions to Redemption, Substitution, Variation and Purchase

Notwithstanding any other provision, and unless otherwise indicated in your prospectus supplement, we may redeem, substitute, vary or purchase our debt securities (and give notice thereof to the holders of such debt securities in the case of redemption, substitution or variation) only if we have obtained the prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption, substitution, variation or purchase, if such permission is at the relevant time and in the relevant circumstances required (which may require us to demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as appropriate, that the change in the applicable tax treatment of the debt securities or the change in treatment of the debt securities for purposes of the Loss Absorption Regulations, as applicable, was not reasonably foreseeable at the issue date and, in the case of a tax event, the change in the applicable tax treatment of the debt securities is material), and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(j), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRM Regulation, as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect).

Unless the relevant prospectus supplement provides otherwise, we or our affiliates may, whether in the context of market making or otherwise, purchase debt securities, either in the open market at prevailing prices or in private transactions at negotiated prices, in each case subject to prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is then required by applicable law or regulation including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(j), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRM Regulation, as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect). Debt securities that we or they purchase may, at our discretion, be held, resold or canceled, provided that such debt securities will only be resold if they would be fungible for U.S. federal income tax purposes with all of the other outstanding debt securities of the same series.

As at the date of this Prospectus, the relevant resolution authority is the Single Resolution Board and the competent authority is the European Central Bank.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause an event of default on the debt securities or any event which, after notice or lapse of time or both, would become an event of default.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Subject to applicable law and regulation (including our obtaining the prior permission of the Single Resolution Board (as resolution authority) and/or the European Central Bank (as competent authority), or any successor relevant resolution authority and/or competent authority, as appropriate, if such permission is required), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Debt Securities May Be Senior or Subordinated—Subordination Provisions” above, in the case of subordinated debt securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any additional amounts under the debt securities of the series will, to the extent provided as described under “—Payment of Additional Amounts with Respect to the Debt Securities” below, be payable in respect of any taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by The Netherlands, subject to exceptions equivalent to those that apply to any obligation to pay additional amounts in respect of taxes imposed by The Netherlands. However, if we make payment under this guarantee, we shall also be required to pay additional amounts related to taxes (subject to the exceptions set forth in “—Payment of Additional Amounts with Respect to the Debt Securities” above) imposed by The Netherlands due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption and Repayment” above with respect to any change or amendment to, or change in the official application of the laws or regulations of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

Tax authorities, including the U.S. Internal Revenue Service, might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption. Neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities as a result of an assumption of our obligations.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

In the case of the subordinated debt securities, the following requirements must also be met:

•

No event or condition may exist that, under the provisions described above under “—Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “—Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if an event of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Our ability to effect full defeasance or covenant defeasance with respect to any series of debt securities will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described in “Conditions to Redemption, Substitution, Variation and Repurchase” above. Unless otherwise specified in the applicable prospectus supplement, such permission may be granted for the purpose of defeasance or covenant defeasance only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of such debt securities.

Events of Default and Remedies

Events of Default and Acceleration of Principal

Unless otherwise specified in your prospectus supplement, an “event of default” with respect to any series of debt securities will result only if:

•	we are declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized); or

•

an order is made or an effective resolution is passed for our winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) we are permitted to enter into such merger, consolidation or combination pursuant the provisions described under “— Mergers and Similar Transactions” above or (b) the requisite majority of holders of the relevant series of debt securities, as described under “Modifications of the Indentures—Changes Requiring Majority Approval”, has waived the requirement that we comply with the covenant contained in “— Mergers and Similar Transactions” above.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of each series of our debt securities will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining the approvals described under “—Conditions to Redemption Substitution, Variation and Repurchase” above and, in the case of subordinated debt securities, to the applicable subordination provisions described under “—Subordination Provisions” above and in the relevant prospectus supplement. The payment of principal of our debt securities will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries). There will be no right of acceleration of the payment of principal of our debt securities if we fail to pay any principal, interest or any other amount (including upon redemption) on such debt securities or in the performance of any of our covenants or agreements contained in such debt securities. No such payment default or performance default will result in an event of default under our debt securities or permit any holders to take action to enforce the debt securities, except as described under “ —Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below. Moreover, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be an event of default.

Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies

The sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under the debt securities or the senior debt indenture or subordinated debt indenture, as applicable, shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “—Events of Default” above and (4) to claim in any proceeding relating to our liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement). The foregoing shall not prevent holders of our debt securities or the trustee from instituting proceedings for our bankruptcy.

Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of our debt securities under the provisions of the senior debt indenture and subordinated debt indenture and (2) nothing shall impair the right of a holder of our debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to its debt securities; provided that any judgment or award obtained in respect of a series of our subordinated debt securities or the subordinated debt indenture will be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any applicable supplemental indenture thereto.

No Other Remedies

Other than the limited remedies specified herein under “Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” above, no remedy against us will be available to the trustee (acting on behalf of the holders of our debt securities) or holders of our debt securities whether for the recovery of amounts owing in respect of such debt securities or under the senior debt indenture or subordinated debt indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of our debt securities or the senior debt indenture or subordinated debt indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any supplemental indenture thereto.

Waiver of Set-Off and Counterclaim

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, neither any holder or beneficial owner of our debt securities nor the trustee acting on behalf of the holders and beneficial owners of our debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, our debt securities, the senior debt indenture or the subordinated debt indenture, and each holder and beneficial owner of our debt securities, by virtue of its holding of any such debt securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of our debt securities, shall be deemed to have waived all such rights of set-off, compensation or retention (and, if provided in the applicable supplemental indenture and related prospectus supplement, all such rights of netting). If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a debt security or any interest therein by us in respect of, or arising under, the debt securities, the senior debt indenture or the subordinated debt indenture, are discharged by set-off (or, if provided in the applicable supplemental indenture and related prospectus supplement, by netting), such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of our debt securities, each holder and beneficial owner agrees to be bound by these provisions relating to waiver of set-off (and, if provided in the applicable supplemental indenture and related prospectus supplement, relating to waiver netting). No holder of our debt securities shall be entitled to proceed directly against us except as described in “— Limitation on Suits” below.

Trustee’s Duties

In case of a default under any series of our debt securities, the trustee shall exercise such of the rights and powers vested in it by the senior debt indenture or subordinated debt indenture, as applicable, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur upon (i) the occurrence of an event of default, (ii) failure by us to pay any principal or interest when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period) or (iii) breach by us of any term, obligation or commitment (other than any payment obligation) binding on us under the relevant series of debt securities or the senior debt indenture or the subordinated debt indenture, as applicable. Holders of a majority of the aggregate principal amount of the outstanding debt securities of a series may waive any past default specified in clause (iii) in the preceding sentence but may not waive any past default specified in clauses (i) and (ii) in the preceding sentence. For the avoidance of doubt, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be a default for these purposes.

If a default occurs and is continuing with respect to any series of our debt securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the debt securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities. However, this direction (a) must not be in conflict with any rule of law or the senior debt indenture or subordinated debt indenture, as applicable and (b) must not be unjustly prejudicial to the holder(s) of such series of the debt securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee is required to, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default known to a responsible officer of the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus.

We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the debt securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the debt securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price or any premium for a debt security;

•	change our obligation to pay additional amounts in respect of a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•

if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either the senior or subordinated debt indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a currency or currency unit other than U.S. dollars, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of an event of default; or

•	for debt securities with a principal amount denominated in one or more currencies or currency units other than the U.S. dollar, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either the senior or subordinated debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•

if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•

if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•

if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•

if the debt security is held through Clearstream, Luxembourg, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default or an event of default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default or an event of default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any withholding or deduction that will be required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•

a connection, other than the holding or ownership of the debt security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

•	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•

the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the debt securities;

•

the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent, or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the debt securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the debt securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the debt securities and the debt securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts with respect to the Debt Securities” explicitly provide otherwise.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

Please note that in this section references to “holders” mean those who own capital securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the capital securities indenture and your capital securities. They do not, however, describe every aspect of the capital securities indenture and your capital securities. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the capital securities indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities. The capital securities indenture and its associated documents, including your capital securities, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instruments representing each series of capital securities. We have filed copies of the form of capital securities indenture with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the capital securities indenture by reference to the Trust Indenture Act.

General

The capital securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the capital securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue the capital securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the capital securities;

•	any limit on the aggregate principal amount of the capital securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for ING Groep N.V. as the issuer of the capital securities of the series;

•	whether the capital securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the capital securities as discount securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of the capital securities;

•	any condition applicable to payment of any principal, premium or interest on the capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ING Groep N.V. (“conversion securities”), and, if so, the nature and terms of the conversion securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the conversion securities into which the capital securities may be converted;

•	the terms of any repurchase of the capital securities;

•	the denominations in which the capital securities will be issued, if other than $1,000 and integral multiples thereof;

•

the amount, or how to calculate the amount, that we will pay to the capital security holder, if the capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	the currency or currencies in which the capital securities are denominated, and in which we make any payments;

•	whether we will issue the capital securities wholly or partially as one or more global capital securities and the initial value with respect to such global security or capital security;

•	what conditions must be satisfied before we will issue the capital securities in definitive form (“definitive capital securities”);

•	any reference to an index we will use to determine the amount of any payments on the capital securities;

•

any other or different events of default, other categories of default or covenants applicable to any of the capital securities, and the relevant terms if they are different from the terms in the capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the capital securities;

•	whether we will not pay additional amounts, as defined below, on the capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the capital securities on a securities exchange;

•

whether holders of the capital securities may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the capital securities;

•

the respective rights and obligations, if any, of ourselves and holders of the capital securities following a change of control, including, if applicable, the terms and conditions under which we could be required to redeem or make an offer to purchase capital securities;

•

any applicable additional provision or provisions related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements; and

•	what we believe are any additional material U.S. federal and Dutch tax considerations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain considerations under ERISA.

Capital securities may bear interest at a fixed rate or a floating rate or we may issue capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the capital securities, the prospectus supplement applicable to your capital securities will summarize specific financial and other terms of your capital securities. Consequently, as you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities.

Holders of capital securities have no voting rights except as explained in this section below under “—Modifications of the Capital Securities Indenture,” “—Events of Default,” “—Trustee’s Duties” and “—Limitation on Suits.”

Principal and Interest

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of capital securities.

The Capital Securities Indenture

The capital securities are governed by a document called an indenture, which is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including capital securities and additional senior indebtedness.

The trustee under the indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Limitations on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your capital securities, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any capital securities, we mean the indenture including any supplemental indenture, and the trustee under that indenture.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), we have included the following two paragraphs in the terms of the capital securities:

(a)

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our capital securities, by acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a capital security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the capital securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

No principal of, or interest on, the capital securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the capital securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities.

We shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any capital securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By acquiring any capital securities, each holder of capital securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any capital securities.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to such capital securities, (a) the trustee shall not be required to take any further directions from holders of the capital securities under Section 5.12 of the capital securities indenture and (b) the indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the capital securities have given a direction to the trustee pursuant to Section 5.12 of the indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of such capital securities, the capital securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the capital securities), then the trustee’s duties under the indenture shall remain applicable with respect to the capital securities following such completion to the extent required by the Trust Indenture Act and that we and the trustee shall agree.

By its acquisition of capital securities, each holder of capital securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the capital securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds capital securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the capital securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities will not be a default or an event of default under the capital securities indenture.

If any capital securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the capital securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of capital securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of capital securities that acquire such capital securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such capital securities that acquire capital securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the capital securities, including in relation to Dutch Bail-in Powers.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of capital securities to be issued under the indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the capital securities indenture and the capital securities will be governed by New York law, except that, as specified in the capital securities indenture, the subordination provisions and provisions relating to waiver of set-off of each series of capital securities and the related provisions in the capital securities indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Capital Securities

We may issue as many distinct series of capital securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under that indenture, but also to “reopen” a previous issue of a series of capital securities and issue additional capital securities of that series. We will only reopen an issuance if the additional capital securities issued in the reopening and the outstanding capital securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series of capital securities will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of capital securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of capital securities that we may issue or the number of series or the aggregate amount of any particular series. Any capital securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indenture nor the capital securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities, unless described in your prospectus supplement.

Ranking of Capital Securities

Capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Form, Exchange and Transfer of Capital Securities

Form

We will issue each capital security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Capital securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the capital securities represented by the global security. Those who own beneficial interests in a global capital security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any capital securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their capital securities for capital securities of smaller denominations or combined into fewer capital securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their capital securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated capital securities at that office. We have appointed the trustee to act as our agent for registering capital securities in the names of holders and transferring and replacing capital securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any capital securities.

If we have designated additional transfer agents for your capital security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the capital securities of any series are redeemable and we redeem less than all those capital securities, we may block the transfer or exchange of those capital securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any capital security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any capital security being partially redeemed.

If a capital security is issued as a global capital security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the capital security as described in this subsection, since the depositary will be the sole holder of the capital security.

The rules for exchange described above apply to exchanges of capital securities for other capital securities of the same series and kind. If a capital security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Capital Securities

Who Receives Payment?

If interest is due on a capital security on an interest payment date, we will pay the interest to the person or entity in whose name the capital security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the capital security. If the principal or another amount besides interest is due on a capital security at maturity, we will pay the amount to the holder of the capital security against surrender of the capital security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate capital security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate capital security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate capital security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a capital security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any capital security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement. If we issue floating rate capital securities or capital securities with a specified currency other than U.S. dollars, we may specify what days will be considered business days in your prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Capital Securities. We will make payments on a global capital security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global capital security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Capital Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a capital security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the capital security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the capital security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the capital security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their capital securities.

How We Will Make Payments Due in Other Currencies

If we issue capital securities in currencies other than U.S. dollars, we will specify how we will make payments in your prospectus supplement.

Payment When Offices Are Closed

If any payment is due on a capital security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the capital securities indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any capital security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices capital securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Capital Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any capital securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, additional amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any withholding or deduction that will be required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•

a connection, other than the holding or ownership of the capital security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

•

the holder presented the capital security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•

the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

•

the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the capital securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the capital securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any capital security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such capital security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to capital securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the capital securities and the capital securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the capital securities and the capital securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a capital security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts with respect to the Capital Securities” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in your prospectus supplement.

If we elect to redeem any capital securities and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such capital securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of capital securities, however, we may not take any of these actions unless all the following conditions are met:

•

If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the capital securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•

The merger, sale of assets or other transaction must not cause a default on the capital securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the capital securities of any series, we will not need to obtain the approval of the holders of those capital securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your capital securities.

Modifications of the Capital Securities Indenture

There are four types of changes we can make to a particular indenture and the capital securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a capital security affected by the change under capital securities indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a capital security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price for a capital security;

•	permit redemption of a capital security if not previously permitted;

•	impair any right a holder may have to require repayment;

•	change the currency of any payment on a capital security other than as permitted by the capital security;

•	change the place of payment on a capital security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its capital security;

•

reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken together, the approval of whose holders is needed to change the indenture or the capital securities;

•

reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

modify any of the provisions of the applicable indenture dealing with modification or waiver of past events of default, except to increase any such percentage or to provide that certain other provisions of any applicable indenture cannot be modified or waived without the consent of the holders of the capital securities affected thereby.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the European Banking Authority, as and to the extent applicable from time to time.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the capital securities. These changes are limited to clarifications and changes that would not adversely affect the capital securities in any material respect. Nor do we need any approval to make any change that affects only capital securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular capital security, even if they affect other capital securities. In those cases, we do not need to obtain the approval of the holder of that capital security; we need only obtain any required approvals from the holders of the affected capital securities or other capital securities.

Changes Requiring Majority Approval

Any other change to the capital securities indenture and the capital securities issued thereunder would require the following approval:

•	if the change affects only one series of capital securities, it must be approved by the holders of a majority in principal amount of the relevant series of capital securities; or

•

if the change affects more than one series of capital securities issued under the capital securities indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the capital securities indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular capital security, or in the capital securities indenture as it affects that capital security, that we cannot change without the approval of each holder of that capital security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the capital securities or request a waiver.

Events of Default

Unless your prospectus supplement provides otherwise, an “event of default” with respect to the capital securities shall result if (i) a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “— Ranking of Capital Securities” above), if an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of and any accrued but unpaid interest on the securities to be due and payable immediately. However, if the event of default shall be deemed to have been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of an event of default which is continuing, no remedy against us will be available to the trustee or the holders of the capital securities whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such capital securities or under the capital securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such event of default and shall not be subject to any subordination provisions applicable to the capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the capital securities in response to such event of default under the provisions of the capital securities indenture and provided that any payments on the capital securities of such series are subject to the subordination provisions set forth in the capital securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any capital security may not be set-off (or, if provided in the applicable supplemental indenture and related prospectus supplement, netted) or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim (and, if provided in the applicable supplemental indenture and related prospectus supplement, any right of netting) in respect of the capital securities or the capital securities indenture that they might otherwise have against us. No holder of capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If an event of default occurs and is continuing with respect to the capital securities, the trustee will have no obligation to take any action at the direction of any holders of the capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding capital securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the capital securities. However, this direction (a) must not be in conflict with any rule of law or the capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of an event of default with respect to the capital securities of any series, give to each affected holder of the capital securities of the affected series notice of any event of default it knows about, unless the event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the capital securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the capital securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the capital securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the capital securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past event of default, as described below in “Legal Ownership and Book-Entry Issuance.”

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to the capital securities indenture or capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF ORDINARY SHARES

The general meeting of shareholders of ING Groep N.V. is referred to as the “general meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Share Capital

As at December 31, 2024, our authorized share capital was divided into 9,142,000,000 ordinary shares, with a nominal value of EUR 0.01 per ordinary share, and 4,571,000,000 cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. As at December 31, 2023, our authorized share capital was divided into 9,142,000,000 ordinary shares, with a nominal value of EUR 0.01 per ordinary share, and 4,571,000,000 cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. As at December 31, 2024, 3,147,391,173 ordinary shares were issued and outstanding (as compared to 3,498,194,469 as at December 31, 2023). In addition, as at December 31, 2024 , no cumulative preference shares were issued and outstanding.

Ordinary Shares Held by ING Group (Treasury Shares)

As at December 31, 2024, approximately 51.1 million ordinary shares (as compared to approximately 154.6 million as at December 31, 2023 and approximately 107.4 million as at December 31, 2022) of ING Groep N.V. with a par value of EUR 0.01 were held by ING Groep N.V. or its subsidiaries.

Articles of Association

ING Groep N.V. is a holding company organized under the laws of The Netherlands. Its object and purpose, as set forth in article 3 of its Articles of Association, is to participate in, manage, finance, furnish personal or real security for the obligations of and provide services to other enterprises and institutions of any kind, but in particular enterprises and institutions which are active in the field of lending, the financial markets, investment and/or other financial services, and to engage in any activity which may be related or conducive to the foregoing. ING Groep N.V. is registered under file number 33231073 with the Dutch Trade Register of the Chamber of Commerce and the Articles of Association are available there and on ING’s website.

Dividends

Dividends, whether in cash or ordinary shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of ING Groep N.V. showing that distribution is permissible. Dividends are paid through our paying agent, ING Bank N.V.

At its discretion, but subject to statutory provisions and to the extent permitted by law, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or ordinary shares, before the annual accounts for any financial year have been adopted by the general meeting.

The Executive Board decides, subject to the approval of our Supervisory Board, what portion of the annual profits (after payment of dividends on outstanding cumulative preference shares, if any) will be added to the reserves of ING Groep N.V. The portion of the annual profits that remains after this addition to the reserves and after payment of dividends on outstanding cumulative preference shares, if any, is at the disposal of the general meeting. The general meeting may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V.; provided that the distribution of dividends does not occur at a time when our shareholders’ equity is, and does not cause our shareholders’ equity to be, below our issued share capital as increased by the amount of reserves required by Dutch law.

The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in ordinary shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board.

A proposal of the Executive Board with respect thereto is submitted to the general meeting. See “Item 8 — Financial information — Consolidated Statements and Other Financial Information — Dividend and distribution policy” in the 2024 Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which our ordinary shares are traded.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must be approved by a simple majority of the votes cast at a general meeting. By operation of law, resolutions with respect to legal merger (juridische fusie) or split-up (splitsing), both as defined in the Dutch Civil Code, must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting, if less than half of the issued share capital is represented at the meeting.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of ordinary shares.

Preemptive Rights

Except as provided by Dutch law, each holder of ordinary shares shall have a preemptive right to issues of ordinary shares. Preemptive rights may be restricted or excluded by resolution of the general meeting or a body thereunto duly authorized by the general meeting, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares and/or cumulative preference shares held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of the general meeting. Shares held by us may be resold without triggering preemptive rights.

The general meeting has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting may decide to reduce the nominal amount of the shares in our share capital, which resolution shall require a majority of at least two-thirds of the votes cast if less than half if the issued share capital is represented. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

Certain Powers of Directors

The Supervisory Board determines the compensation of the members of the Executive Board within the framework of the remuneration policy adopted by the general meeting and the compensation of members of the Supervisory Board is determined by the general meeting. Without prejudice to their voting rights they may have if they are a shareholder of ING Groep N.V., neither members of the Executive Board nor members of the Supervisory Board will vote on compensation for themselves or any other member of their body.

During the term of their office, members of the Supervisory Board are not allowed to borrow or to accept guarantees from ING Groep N.V. or any of its subsidiaries. Loans that already exist upon appointment as a member of the Supervisory Board however, may be continued. Subsidiaries of ING Groep N.V. however, may in the normal course of their business and on terms that are customary in the sector, provide certain other banking and insurance services to members of the Supervisory Board. These services may include services in which the granting of credit is of a subordinate nature, e.g., credit cards and overdrafts in current accounts. However, as of December 31, 2021, ING and its subsidiaries only provide banking and insurance products to members of the Supervisory Board in the normal course of their business and on terms that are customary in the sector with due observance of the applicable company policies provided that loans, guarantees and the like are subject to the approval of the Supervisory Board, which has delegated its approval authority to its Chairperson and the Vice- Chairperson. Supervisory Board approval is not required for banking and insurance products in which the granting of credit is of a secondary nature, e.g., credit cards and overdrafts in current accounts. Members of the Executive Board are empowered to exercise all the powers of ING Groep N.V. to borrow money on behalf of ING Groep N.V., subject to regulatory restrictions (if any) and, in the case of the issuance of debt securities, to the approval of the Supervisory Board.

Members of the Supervisory Board and members of the Executive Board with a conflict of interest may not participate in the decision-making with respect to the matter or transaction to which the conflict of interest relates, and the votes of such members shall not be taken into account.

The Articles of Association do not contain any age limits for retirement of the members of the Executive Board and members of the Supervisory Board. The retirement target age for members of the Executive Board under the (Dutch) pension plan is in principle the day that the individual reaches the age of 67.

Members of the Executive Board are appointed by the general meeting for a term of four years and may be reappointed.

Supervisory Board members shall be nominated for appointment for a maximum of four years and may be reappointed once for another four-year period. Supervisory Board members may be nominated for reappointment for an additional period of two years, which period may subsequently be extended by at most two years. In the event of a reappointment after having served for two terms of four years or more, reasons must be given in the report of the Supervisory Board. The Supervisory Board may deviate from the above in special circumstances at its discretion.

Both members of the Executive Board and members of the Supervisory Board are appointed from a binding nomination by the Supervisory Board. The general meeting may declare the nomination non-binding by a resolution passed by an absolute majority of the votes cast, which majority represents more than half of the issued share capital. Members of the Executive Board and the Supervisory Board are not required to hold any shares of ING Groep N.V. to qualify as such.

General Meeting

Frequency, notice and agenda of General Meetings

Under Dutch law, we must hold at least one annual general meeting, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting, precisely stating the business to be transacted. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings may be held, all of which are located in The Netherlands.

We are exempt from the SEC’s proxy solicitation rules under the Securities Exchange Act; see “— Proxy Voting Facilities” for a description of the ability to vote by proxy.

ING Groep N.V.’s general meeting is normally held each year in April or May to discuss the course of business in the preceding financial year on the basis of the reports prepared by the Executive Board and the Supervisory Board, and to decide on:

•	The distribution of dividends or other distributions;

•	The appointment and/or reappointment of members of the Executive Board and the Supervisory Board;

•	Any other items requiring shareholder approval pursuant to Dutch law; and

•	Any other matters proposed by the Supervisory Board, the Executive Board or shareholders in accordance with the Articles of Association.

General meetings are convened by public notice via the ING website (www.ing.com) at least 42 days before the day of the general meeting.

As provided for in the Dutch Civil Code, implementing the Bank Recovery and Resolution Directive (“BRRD”), ING Groep N.V.’s Articles of Association permit this convocation period to be shortened to 10 calendar days if (i) ING meets the criteria for early intervention measures; (ii) resolution can be avoided by means of a capital increase; and (iii) a general meeting would be required to enable ING Group to issue the required number of shares.

As of the date of convening a general meeting, all information relevant for shareholders is made available via the ING Group website. This information includes the notice of the general meeting, the place and time of the meeting, instructions on how to attend the meeting and exercise voting rights, the agenda, the explanatory notes to the agenda including the verbatim text of the proposals, as well as the reports of the Executive Board and the Supervisory Board.

Proposals by shareholders

Proposals to include items on the agenda for a general meeting that have been adequately substantiated under applicable Dutch law can be made by shareholders representing together at least one per cent of the issued share capital, subject to a 60 days’ notice period.

Record date

Pursuant to Dutch law, the record date for attending a general meeting and voting on the proposals at that general meeting is the 28th day before the day of the general meeting. Only those holding shares on the record date may attend the general meeting and may participate, vote and exercise any other rights attached to their shares in the general meeting, regardless of any subsequent sale or purchase of shares. The record date is published in the notice for the general meeting. If a shortened notice period of 10 days is applicable (see above, paragraph: ‘Frequency, notice and agenda of general meetings’), the record date is two days after the convocation date.

In accordance with U.S. requirements, the depositary sets a record date for the ADSs, which determines which ADSs holders are entitled to give voting instructions. This record date can differ from the record date set by ING Group for shareholders.

Attending General Meetings

Shareholders may attend a general meeting or may grant a proxy in writing to a third party to attend the meeting and to vote on their behalf. For logistical reasons, attending the general meeting is subject to the requirement that ING Group is notified by its shareholders in advance on how they will attend. Instructions to that effect are included in the notice for the general meeting. General meetings are webcast on website www.ing.com, so that shareholders who could not attend the general meeting in person can follow the meeting online.

Voting rights on shares

Resolutions are adopted at general meetings by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in “—Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.” above. Each ordinary share and each cumulative preference share presently carries one vote. The Articles of Association do not restrict the voting rights on any class of shares. ING Groep N.V. is not aware of any agreement pursuant to which voting rights on any class of its shares are restricted.

Proxy voting facilities

ING Group provides proxy voting facilities to its investors via ing.com and solicits proxies from its ADR holders in line with common practice in the US.

ING Group uses the “Evote by ING” platform, an online facility through which shareholders can register for a meeting or appoint a proxy.

Also, proxy voting forms are made available on ing.com. By returning the form, shareholders give a proxy to an independent proxy holder (a public notary registered in the Netherlands) to vote on their behalf, in accordance with instructions expressly given on the proxy form. Submitting these forms is subject to additional conditions as specified on such forms.

ING Group will send an electronic confirmation of receipt of the votes to the person that casts the vote. In addition, on request made within three months from the date of the general meeting, ING Group will confirm to the shareholder or a third person designated by the shareholder that the shareholder’s votes have been validly recorded and counted by ING Group, if this information is not already available to the shareholder directly. Main powers of the General Meeting

The main topics on which the general meeting decides are:

•	the appointment of the Executive Board and members of the Supervisory Board, subject to a binding nomination or a proposal of the Supervisory Board as set forth in the Articles of Association;

•	the suspension and dismissal of members of the Executive Board and members of the Supervisory Board;

•	the adoption of the financial statements (annual accounts);

•

the declaration of dividends, subject to the power of the Executive Board to allocate part or all of the profits to the reserves—with approval of the Supervisory Board—and the declaration of other distributions, subject to a proposal by the Executive Board and approved by the Supervisory Board;

•	the appointment/reappointment of the external auditor;

•

an amendment of the Articles of Association, a legal merger, demerger or conversion of of ING Groep N.V., and winding-up of ING Groep N.V., all subject to a proposal made by the Executive Board with approval of the Supervisory Board;

•

the issuance of shares or rights to subscribe for shares, the restriction or exclusion of pre-emptive rights of shareholders, and delegation of these powers to the Executive Board, subject to a proposal by the Executive Board that has been approved by the Supervisory Board;

•

the authorization of a repurchase of outstanding shares and/or a cancellation of shares. In addition, the approval of the general meeting is required for Executive Board decisions that would be expected to have a material effect on the identity or nature of ING Groep N.V. or its enterprise.

Reporting

Resolutions adopted at a general meeting are generally published on www.ing.com within one week following the meeting. In accordance with the Dutch Corporate Governance Code, the draft minutes of the general meeting are made available to shareholders www.ing.com no later than three months after the meeting. Shareholders then have three months to react to the draft minutes. After that, the minutes are adopted by the chair of the meeting and by a shareholder appointed by that meeting. The minutes are made available on www.ing.com. By exception to the provisions of the Dutch Corporate Governance Code, shareholders will not have the opportunity to react to the minutes of a general meeting if a notarial report of the meeting is made, as this would be in conflict with laws applicable to such notarial report.

Capital and shares

Capital structure

The authorized capital of ING Groep N.V. consists of ordinary shares and cumulative preference shares. Currently, only ordinary shares are issued, while a call option to acquire cumulative preference shares has been granted to the ING Continuity Foundation (Stichting Continuïteit ING). The acquisition of cumulative preference shares pursuant to the call option is subject to the restriction that, immediately after the issuance of cumulative preference shares, the total amount of cumulative preference shares outstanding may not exceed one third of the total issued share capital of ING Group. The purpose of this call option is to protect the independence, continuity and identity of ING Group against influences that are contrary to the interests of ING Groep N.V., its enterprise and the enterprises of its subsidiaries and all stakeholders (including, but not limited to, hostile takeovers). However, the ordinary shares are not used for protective purposes.

The board of the ING Continuity Foundation is comprised of three members who are independent of ING. Under the terms of the articles of association of the ING Continuity Foundation, the following persons may not be appointed to the board of the ING Continuity Foundation: (i) a current or former Executive Board member,

(ii) a current or former Supervisory Board member, (iii) a spouse or relative by blood or marriage up to the fourth remove of a member of the Executive Board or Supervisory Board of ING Groep N.V. and/or its subsidiaries, (iv) a current or former ING Group employee, (v) a current permanent adviser to ING Groep N.V., (vi) a former permanent adviser to ING Groep N.V. during the first three years after the termination of his engagement as an adviser, or (vii) a director or employee of a bank with which ING Groep N.V. has a lasting and significant relationship. The board of the ING Continuity Foundation appoints its own members, after consultation with the Supervisory Board of ING Groep N.V., but without any requirement for approval by ING Groep N.V.

ING Groep N.V.’s authorized capital is the maximum amount of capital allowed to be issued under the terms of the Articles of Association. New shares in excess of this amount can only be issued if the Articles of Association are amended.

Issuance of shares

Share issuances are decided by the general meeting, which may also delegate its authority to another body for a period of time not exceeding five years. Each year, a proposal is made to the general meeting to delegate authority to the Executive Board to resolve on the issuance of new ordinary shares or to grant rights to subscribe to new ordinary shares, both with and without pre-emptive rights for existing shareholders.

The set-up and content of the currently applicable share issue authorization have been discussed with many investors, proxy advisors and other stakeholders in the context of the corporate governance review of 2016 and in the general meetings of 2016 and subsequent years; their feedback has taken into account. The current share issue authorization enables the Executive Board to resolve on the issuance of new ordinary shares (including the granting of rights to subscribe for ordinary shares, such as warrants or in connection with convertible debt instruments) for a period of 18 months, ending on October 22, 2024 (or when the authorization is renewed, whichever is earlier) subject to the following conditions and limits:

•

No more than 40% of the issued share capital in connection with a rights issue, being a share offering to all shareholders in proportion to their existing holdings of ordinary shares. However, the Executive Board and Supervisory Board may exclude or restrict pre-emptive rights of existing shareholders if deemed necessary or practical;

•	No more than 10 percent of the issued share capital, with or without pre-emptive rights of existing shareholders.

Specific approval by the general meeting is required for any share issuance exceeding these limits.

The purpose of this share issue authorization is to delegate to the Executive Board the power to issue new ordinary shares without first having to obtain the consent of the general meeting, which in The Netherlands is subject to a statutory convocation period of at least 42 days. This authorization gives ING Group flexibility in managing its capital resources, including regulatory capital, while taking into account shareholders’ interests to prevent dilution of their shares. It particularly enables ING Group to respond promptly to developments in the financial markets, should circumstances require.

This authorization may be used for any purpose, including but not limited to strengthening capital, financing, mergers or acquisitions. However, the authorization to issue ordinary shares by way of rights issue cannot be used for mergers or acquisitions on a share-for-share basis as this is incompatible with the concept of pre-emptive rights for existing shareholders.

In line with market practice, ING Group currently intends to include the following categories of shareholders in such a rights issue:

1.	Qualified and retail investors in The Netherlands and the U.S. (SEC registered offering);

2.	Qualified investors in EU member states (and potentially the UK);

3.

Retail investors in EU member states (and potentially the UK) where ING has a significant retail investor base, provided that it is feasible to meet local requirements (in ING’s 2009 rights offering, shares were offered to existing shareholders in Belgium, France, Germany, Luxembourg, Spain and the UK, where ING believed the vast majority of retail investors were located at that time); and

4.	Qualified or institutional investors in Canada and Australia.

Retail investors in Canada and Australia and investors in Japan will not be included in such a share offering.

Shareholders who are not allowed to, do not elect to, or are unable to subscribe to a rights offering, are entitled to sell their rights in the market or receive any net financial benefit upon completion of a rump offering after the exercise period has ended.

Transfer of shares and transfer restrictions

Shares not included in the Securities Giro Transfer Act system (‘Wet Giraal Effectenverkeer’ system) are transferred by means of a deed of transfer between the transferor and the transferee. To become effective, ING Groep N.V. has to acknowledge the transfer, unless ING Groep N.V. itself is a party to the transfer. The Articles of Association do not restrict the transfer of ordinary shares, whereas the transfer of cumulative preference shares is subject to prior approval of the Executive Board. ING Group is not aware of the existence of any agreement pursuant to which the transfer of ordinary shares or American depositary receipts for such shares is restricted.

Shares that are included in the Securities Giro Transfer system are transferred pursuant to the Securities Giro Transfer Act (Wet Giraal Effectenverkeer). A shareholder, who wishes to transfer such shares, must instruct the securities intermediary where its shares are administered accordingly.

Repurchase of shares

ING Groep N.V. may repurchase issued shares. Although the power to repurchase shares is vested in the Executive Board subject to the approval of the Supervisory Board, prior authorization from the general meeting is required for these repurchases. Under Dutch law, this authorization lapses after a maximum of 18 months. For ING Groep N.V., each year, a proposal is made to the general meeting to authorize the repurchase of shares by the Executive Board subject to the approval of the Supervisory Board for a period of 18 months (or until the authorization is renewed, whichever is earlier).

Pursuant to the authorization currently in force, until October 22, 2026 (or until the authorization is renewed, whichever is earlier), no more than 10 percent of ING Groep N.V.’s issued share capital may be held as treasury shares. When repurchasing shares, the Executive Board must observe the price ranges prescribed in the authorization. For the ordinary shares, the authorization currently in force stipulates a minimum price of one eurocent and a maximum price equal to 110% of the opening stock price on the Amsterdam stock exchange on the date on which the purchase agreement is concluded or on the preceding day of stock market trading.

Share Buyback Program

On October 31, 2024, ING commenced a €2,000 million share buyback program and expects it to be completed before April 30, 2025. As of April 17, 2025 a total of 114,366,879 shares have been repurchased at an average price of €15.73 per share and for a total consideration of €1,798 million. ING intends to cancel these shares in June 2025. The total amount of the share buyback program of €2,000 million is already deducted from total equity as of December 31, 2024. On March 3, 2025, ING announced a share repurchase program which was completed on March 5, 2025. In total 3,674,043 shares have been repurchased at an average price of €17.44 per share and for a total consideration of €64 million. The purpose of the share repurchase program is to meet obligations under ING’s share-based compensation plans.

Special rights of control

No special rights of control referred to in Article 10 of the directive of the European Parliament and the Council on takeover bids (2004/25/EC) are attached to any share.

Obligations of shareholders to disclose holdings

Pursuant to Section 5.3 of the Dutch Financial Supervision Act (“Major Holdings Rules”), any person who, directly or indirectly, acquires or disposes of an interest in the voting rights and/or the capital of (in short) a public limited company incorporated under the laws of The Netherlands with an official listing on a stock exchange within the European Economic Area, as a result of which acquisition or disposal the percentage of voting rights or capital interest, whether through ownership of ordinary shares, ADSs or any other financial instrument, whether stock-settled or cash-settled, such as call or put options, warrants, swaps or any other similar contract, reaches, exceeds or falls below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% or 95% is required to provide updated information on its holdings and are recorded in the Dutch AFM (Authority for the Financial Markets) register (http://www.afm.nl/nl-en/professionals/registers/meldingenregisters/substantiele-deelnemingen). With respect to ING Groep N.V., the Major Holdings Rules would require any person whose interest in the voting rights and/or capital of ING Groep N.V. reached, exceeded or fell below those percentage interests, whether through ownership of ordinary shares, ADSs or any other financial instrument whether stock settled or cash settled, such as call or put options, warrants, swaps or any other similar contract, to notify in writing the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) immediately after the acquisition or disposal of the triggering interest in ING’s share capital.

A notification requirement also applies if a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in ING Groep N.V.’s total issued share capital or voting rights. Such notification must be made no later than the fourth trading day after the AFM has published ING Groep N.V.’s notification of the change in its issued share capital.

The notification will be recorded in a public register that is held by the AFM and published on afm.nl/en/.

Non-compliance with the obligations of the Major Holdings Rules can lead to criminal prosecution or administrative law sanctions. In addition, a civil court can issue orders against any person who fails to notify or incorrectly notifies the AFM, in accordance with the Major Holdings Rules, including suspension of the voting right in respect of such person’s ordinary shares.

In addition to the investors (or potential shareholders) shown in Item 7.A ‘Major shareholders’ in the 2024 Form 20-F as per year-end 2024, based on the AFM register additional shareholders with holdings of 3% or more in ING Groep N.V. are BlackRock Inc. (5.28% interest and 6.33% voting rights reported on March 15, 2024) and Capital Research and Management Company (4.99% voting rights reported on November 26, 2024).

Each person holding a gross short position in relation to the issued share capital of ING Groep N.V. that reaches, exceeds or falls below any one of the above-mentioned thresholds must immediately give written notice to the AFM. If a person’s gross short position reaches, exceeds or falls below one of the above-mentioned thresholds as a result of a change in ING Groep N.V.’s issued share capital, such person must make a notification not later than the fourth trading day after the AFM has published the Company’s notification in the public register of the AFM.

In addition, pursuant to Regulation (EU) no. 236/2012 of the European Parliament and the Council on short-selling and certain aspects of credit default swaps, any person who acquires or disposes of a net short position relating to the issued share capital of ING Groep N.V., whether by a transaction in shares or ADRs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a change in the price of such shares or ADRs, is required to notify the AFM, in accordance with the provisions of the above-mentioned regulation if, as a result of such acquisition or disposal the person’s net short position reaches, exceeds or falls below 0.2% of the issued share capital of ING Groep N.V. and each 0.1% above that. Each reported net short position equal to 0.5% of the issued share capital of ING Groep N.V. and any subsequent increase of that position by 0.1% will be made public via the short selling register on the website of the AFM.

Change of control provisions

Legal provisions

Pursuant to the terms of the Dutch Financial Supervision Act, a declaration of no objection from the ECB must be obtained by anyone wishing to acquire or hold a participating interest of at least 10 percent in ING Groep N.V. and to exercise control attached to such a participating interest. Similarly, on the basis of indirect change of control statutes in the various jurisdictions where subsidiaries of ING Groep N.V. are operating, permission from, or notification to, local regulatory authorities may be required for the acquisition of a substantial interest in ING Groep N.V.

Pursuant to the proposed Dutch Act on the national screening of investments mergers and acquisitions (Wet veiligheidstoets investeringen, fusies en overnames, the “Dutch FDI Act”), inter alia the acquisition of control (zeggenschap) in providers of certain vital processes (vitale aanbieders), which will likely include ING Bank N.V., needs to be ex ante notified to the Dutch Minister of Economic Affairs. The Dutch Minister of Economic Affairs may impose prior conditions to the acquisition of such control in ING Group.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of October 4, 2018, as amended by Amendment No. 1, dated November 19, 2021, pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the principal office of the depositary in New York, which is presently located at 383 Madison Avenue, Floor 11, New York, New York 10179.

American Depositary Receipts

The depositary will issue ADRs evidencing ADSs pursuant to the deposit agreement. Each ADS will represent one ordinary share. Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Pursuant to the terms of the deposit agreement, registered holders of ADRs and all persons holding any interest in ADRs and/or ADSs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares as are applicable pursuant to the terms of our articles of association or other provisions of or governing the ordinary shares. See “Description of Ordinary Shares — Obligations of shareholders to disclose holdings” above for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. In order to enforce such disclosure requirements, we reserve the right to instruct ADR holders to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the holder thereof as a holder of ordinary shares, and, by being a holder of an ADR, ADR holders are contractually agreeing to comply with such instructions. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to cooperate with ING in its efforts to inform ADR holders of any exercise by us of our rights to instruct ADR holders to deliver their ADSs for cancellation, and to consult with and provide us with reasonable assistance without risk, liability or expense on the part of the depositary, on the manner or manners in which we may enforce such rights with respect to any ADR holder.

The depositary will keep, at its transfer office, (i) a register for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by holders of ADRs and us for the purpose of communicating with holders in the interest of our business or a matter relating to the deposit agreement and (ii) facilities for the delivery and receipt of ADRs.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of our ordinary shares (or rights to receive our ordinary shares from us or any registrar, transfer agent, clearing agency or other entity recording ordinary share ownership or transactions for us) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will issue ADRs for delivery at its designated transfer office.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the holder of such ADR will be entitled to delivery to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian will ordinarily deliver such deposited securities at or from its office. The forwarding of deposited securities for delivery at any other place specified by the holder will be at the risk and expense of the holder.

Dividends, Other Distributions and Rights

To the extent practicable, the depositary will distribute to you, in proportion to the number of ADSs you hold, any U.S. dollars available to the depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution that it receives in respect of the deposited securities. See “Taxation — Material Tax Consequences of Owning American Depositary Shares — Netherlands Taxation — Withholding Tax.” Such a distribution will be subject to (i) appropriate adjustments for taxes withheld, (ii) the impermissibility or impracticability of such distribution with respect to certain holders and (iii) the deduction of the depositary and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the depositary may determine, to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine, to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that the depositary determines in its discretion that any distribution under the terms of the deposit agreement is not practicable with respect to any holder, the depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as deposited securities with respect to such holder’s ADRs (without liability for interest thereon or the investment thereof). For a description of our dividend policies, see “Description of Ordinary Shares — Dividends” above.

If any distribution on deposited securities consists of a dividend in, or free distribution of, ordinary shares, the depositary will, to the extent practicable, distribute to you, in proportion to the number of ADSs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the number of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds to holders entitled thereto.

If we offer or cause to be offered to holders of deposited securities any rights to subscribe for additional shares or rights of any nature, the depositary will to the extent practicable distribute warrants or other instruments, in its discretion, representing rights to acquire additional ADRs in respect of any rights that have been made available to the depositary as a result of a distribution on deposited securities, to the extent that we timely furnish to the depositary evidence satisfactory to the depositary that the depositary may lawfully distribute the same. We have no obligation to furnish such evidence, and to the extent that we do not furnish such evidence and the sales of rights are practicable, the depositary will distribute any U.S. dollars available to the depositary from the net proceeds of sales of rights, as in the case of cash, or, to the extent that we do not furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the rights, limited markets therefor, their short duration, or otherwise, the depositary will distribute nothing (and any rights may lapse).

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, ordinary shares or rights in respect of the deposited securities, the depositary will to the extent practicable distribute securities or property available to the depositary resulting from such distribution to the holders entitled thereto by any means that the depositary may deem equitable and practicable, or, to the extent that the depositary deems distribution of such securities or property to not be equitable and practicable, any U.S. dollars available to the depositary from the net proceeds of sales of such securities or property, as in the case of cash.

Whenever we intend to distribute a dividend payable at the election of the holders of ordinary shares in cash or in additional shares, we shall give notice thereof to the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. Upon receipt of notice indicating that we wish such elective distribution to be made available to ADR holders, the depositary shall consult with us to determine, and we shall assist the depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the depositary in its reasonable discretion may request, at our expense. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish a record date and establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. We shall assist the depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the depositary to make available to ADR holders a method to receive the elective dividend in ordinary shares (rather than ADSs). There can be no assurance that ADR holders generally, or any holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines that any distribution of property other than cash (including ordinary shares or rights) on deposited securities is subject to any tax which the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto.

Changes Affecting Deposited Securities

Pursuant to the terms of the deposit agreement, the depositary may, in its discretion, and will if we so reasonably request, amend the ADRs or distribute additional or amended ADRs (with or without calling for the exchange of any ADRs) or cash, securities or property on the record date set by the depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distribution or any distribution other than cash, ordinary shares or rights, which in each case is not distributed to holders or any cash, securities or property available to the depositary in respect of the deposited securities from (and the depositary is authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, and to the extent that the depositary does not so amend the ADRs or make a distribution to holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by an ADR shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, we shall notify the depositary in writing of such occurrence and as soon as practicable after receipt of such notice, may instruct the depositary to give notice thereof, at our expense, to holders in accordance with the provisions of the deposit agreement. Upon receipt of such instruction, the depositary shall give notice to the holders in accordance with the terms of the deposit agreement, as soon as reasonably practicable.

Record Dates

The depositary may, after consultation with us if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by us) for the determination of the holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses provided in the deposit agreement as well as for the determination of the holders who shall be entitled to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such holders shall be so entitled or obligated.

Voting of Deposited Securities

Subject to the following sentence, as soon as practicable after receipt of notice of any meetings at which the holders of ordinary shares are entitled to vote, or of solicitation of consents or proxies from holders of ordinary shares or other deposited securities, the depositary shall fix the ADS record date in accordance with the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if the request shall not have been received by the depositary at least thirty (30) days’ prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to holders a notice stating:

(i)	such information as is contained in such notice and any solicitation materials;

(ii)

that each holder on the record date set by the depositary therefor will, subject to any applicable provisions of Dutch law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such holder’s ADRs; and

(iii)	the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us.

Upon actual receipt by the ADR department of the depositary of instructions of a holder on such record date in the manner and on or before the time established by the depositary for such purpose, the depositary shall endeavor, insofar as practicable and permitted under the provisions of, or governing, deposited securities, to vote or cause to be voted the deposited securities represented by such holder’s ADRs in accordance with such instructions. The depositary will not itself exercise any voting discretion in respect of any deposited securities. There is no guarantee that holders generally or any holder in particular will receive the notice described above with sufficient time to enable such holder to return any voting instructions to the depositary in a timely manner.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

ADR holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time.

Reports and Other Communications

We have delivered to the depositary, the custodian and any transfer office a copy of all provisions of or governing the ordinary shares and any other deposited securities issued by us or any of our affiliates and, promptly upon any change thereto, we will deliver to the depositary, the custodian and any transfer office, a copy (in English or with an English translation) of such provisions as so changed.

Amendment and Termination of the Deposit Agreement

Subject to the provisions of the deposit agreement, the ADRs and the deposit agreement may at any time be amended by us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of yours, will take effect 30 days after notice of any such amendment has been given to ADR holders. Every holder of an ADR at the time any amendment to the deposit agreement so becomes effective will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of ADRs to surrender such ADRs and receive the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders of ADRs, shall be deemed not to prejudice any substantial rights of such holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders of ADRs or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, or (ii) been removed as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the expiration of 6 months from the date so fixed for termination, the depositary shall sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in a segregated or unsegregated account the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.

In the event that the depositary resigns, is removed or is otherwise substituted, and a successor thereto is appointed, the successor depositary will promptly mail you notice of such appointment.

Liability of Holder for Taxes

If any tax or other governmental charges (including any penalties and/or interest) become payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect any registration, registration of transfer or any split-up or combination of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made. The depositary may also deduct from any dividends or other distributions or may sell by public or private sale for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency, and the depositary shall reduce the number of ADSs evidenced thereby to reflect any such sales of shares. In connection with any distribution to holders, we will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by us; and the depositary and the custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the depositary or the custodian. If the depositary determines that any distribution in property other than cash (including shares or rights) on deposited securities is subject to any tax that the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto. Each holder of an ADR or an interest therein agrees to indemnify the depositary, us, the custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books or any portion thereof at any time or from time to time when deemed expedient by it, and may also close the issuance book portion of the transfer books when reasonably requested by us solely in order to enable us to comply with applicable law. As a condition precedent to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, we or the custodian may require (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs under the deposit agreement, (ii) proof of the identity of any signatory and genuineness of any signature, (iii) information as to citizenship or residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing the deposited securities and terms of the deposit agreement and the ADR or other information as it may deem necessary or proper, and (iv) compliance with such regulations as the depositary may establish consistent with the deposit agreement. The issuance, transfer, combination or split-up of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, during any period when the transfer books of the depositary or the books of ING or its agent for the registration and transfer of ordinary shares are closed or if any such action is deemed advisable by the depositary.

Limitations on Liability

Neither the depositary nor we nor any of our respective directors, officers, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Netherlands or any other country or jurisdiction, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities or any provision of our charter, or by reason of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond any such party’s direct and immediate control, the depositary, we or any of our respective directors, employees, agents or affiliates shall be prevented or delayed in performing, or shall be subject to any civil or criminal penalty in connection with, any act which by the terms of the deposit agreement or the ADRs it is provided shall be done or performed by it or them (including, without limitation, voting pursuant to the terms of the ADRs); nor will the depositary, we or any of our respective directors, employees, agents or affiliates incur any liability to you by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information.

Neither we nor the depositary nor any of our respective directors, officers, employees, agents or affiliates assume any obligation or will be subject to any liability except to perform its obligations to the extent they are specifically provided under the deposit agreement or the ADRs without gross negligence or willful misconduct. We, the depositary and its agents and may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary and its agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, and we and our agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, unless indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required.

The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system, and shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act, nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall be under no obligation to inform registered holders of ADRs or any other holders of an interest in any ADSs about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary and its agents may own and deal in any class of our securities and securities or our affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the deposit agreement or an ADR, the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADR or ADRs or otherwise related thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

None of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners of ADRs on account of their ownership or disposition of the ADRs or ADSs.

The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to the ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, unless a liability is directly caused by the previous gross negligence or willful misconduct of the depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such under the deposit agreement.

Neither we nor the depositary nor any of our respective agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that (i) such custodian was not us or one of our affiliates when such act or omission occurred and (ii) a holder has incurred liability directly as a result of the custodian having (a) committed fraud or willful misconduct in the provision of custodial services to the depositary or (b) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. As long as we or one of our affiliates is serving as the custodian with respect to the deposit agreement we shall be solely liable for each and any act or failure to act on the part of the custodian.

No disclaimer of liability under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable, is intended by any provision of the deposit agreement.

Governing Law, Submission to Jurisdiction and Waiver of Right to Trial by Jury

The deposit agreement is governed by and construed in accordance with the laws of the State of New York.

We have irrevocably agreed that any legal suit, action or proceeding against us brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waive any objection which we may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. We have also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by us, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

Each holder or beneficial owner of ADSs and each holder of interests therein, has irrevocably agreed that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based on the deposit agreement, the ADSs, or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each such party has irrevocably waived any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Each party to the deposit agreement, including each holder and beneficial owner and/or holder of interests in ADRs, irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof, whether based on contract, tort, common law or any other theory.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement shall be deemed for all purposes to:

(a) be a party to and bound by the terms of the deposit agreement and the applicable ADR(s), and

(b) appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Fees and Payments made by the ADR depositary to ING

In consideration for acting as depositary, the depositary has agreed to provide us with certain amounts on an annual basis. In the year ended December 31, 2024, the ADR depositary paid aggregate fees and made other direct and indirect payments to us in an amount of USD 6,154,943.

Under certain circumstances, including removal of the ADR depositary or termination of the ADR program by us, we are required to repay the ADR depositary certain amounts reimbursed and/or expenses paid to or on behalf of us.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee in respect of any debt securities or capital securities or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or capital securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. Neither we nor the trustee nor any of our or its agents will have any responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee nor any of our or its agents supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities , other than the ordinary shares, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•

in the case of a global security representing debt securities or capital securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or “DTC”, in the United States, Clearstream Banking, S.A., or “Clearstream, Luxembourg”, in Luxembourg, and Euroclear Bank SA/NV, or “Euroclear”, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (for purposes of this section, the “beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC (or its successor).

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. It applies to you only if you acquire your securities in an initial offering or in a qualified reopening and you hold your securities as capital assets for U.S. federal income tax purposes. The “U.S Taxation” subsections address only U.S. federal income taxation and do not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax.

This section, insofar as it pertains to U.S. federal income tax consequences, does not describe all of the material tax consequences which may be applicable to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes;

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or the total value of our stock;

•	a person that purchases or sells the securities as part of a wash sale for U.S. federal income tax purposes;

•	an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership owning the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a Non-U.S. holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This summary does not describe the potential consequences for holders of the debt securities pursuant to the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024), which entered into force on December 31, 2023.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Where this summary refers to a holder of a debt security, an individual holding debt securities or an entity holding debt securities, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such debt securities or otherwise being regarded as owning debt securities for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “The Netherlands” or “Dutch” it refers only to the European part of the Kingdom of The Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding Tax

Generally, all payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by The Netherlands, any political subdivision thereof or therein or any of their representatives, agents or delegates.

However, Dutch withholding tax may apply on certain (deemed) interest due and payable to an affiliated (gelieerde) entity of ING Groep N.V. if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, or (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the interest (hybrid mismatch), (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner would have been taxable based on one (or more) of the items in (i)-(v) above had the interest been due to him or her directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). In the event that any withholding would be required pursuant to the Dutch Withholding Tax Act 2021 with respect to payments on the debt securities, ING Groep N.V. will not pay any additional amounts in respect of this withholding.

An entity is generally affiliated within the meaning of the Dutch Withholding Tax Act 2021 if it can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by ING Groep N.V. An example of such control includes a situation in which an entity has more than 50% of the voting rights in ING Groep N.V. An entity is also affiliated if, broadly speaking, ING Groep N.V. can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by that entity. Lastly, an entity is affiliated to ING Groep N.V. if a third party can directly or indirectly, either alone or as part of a qualifying unity, control the decisions of both ING Groep N.V. and the other entity.

Taxes on Income and Capital Gains

Residents of The Netherlands. Income derived from the debt securities or a gain realized on the disposal, redemption, substitution or variation of the debt securities, by a holder of a debt security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25.8%, with a step up rate of 19% on the first EUR 200,000 of taxable income (2025 rate).

Income derived or deemed to be derived from a debt security or a gain realized on the disposal, redemption, substitution or variation of a debt security, by a holder of a debt security who is an individual who is a resident or deemed a resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 49.5% (2025 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g., include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to an individual that holds the debt security, taxable income with regard to the debt security must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 57,684 in 2025). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual (including the debt security) less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis. As of 1 January 2025, the deemed return percentage applicable to the debt security is 5.88%.

In June 2024, the Dutch Supreme Court ruled that, in situations where the actual return on investments is lower than the deemed return prescribed by law, the determination of the taxable income based on a deemed return has a discriminatory effect and is in violation of the right to property. Pursuant to the Supreme Court ruling, the actual return includes both the regular benefits associated with the investments (such as interest, dividends and rent) as well as realised and unrealised changes in the value of the investments. To the extent an individual can demonstrate that the actual return on the investments is lower than the deemed return, the taxable income in relation to these investments should be calculated taking into account the actual return. New legislation is anticipated, to align the Dutch taxation on investments with the Supreme Court ruling.

The deemed or actual return on savings and investments is taxed at a rate of 36% (2025 rate).

Non-residents of The Netherlands. A holder of a debt security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

(i)

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

(ii)

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g., include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident in The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a debt security by way of a gift by, or on the death of, a holder who is neither resident nor deemed to be resident in The Netherlands, unless:

(i)

in case of a gift of the debt securities under a condition precedent by an individual who, at the date of the gift, was neither a resident nor deemed to be a resident in The Netherlands, such individual is a resident or deemed to be a resident in The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his or her death and the condition of the gift is fulfilled after the date of his or her death; or

(ii)

in case of a gift of debt securities by an individual who, at the date of the gift or, in case of a gift under a condition precedent, at the date of the fulfillment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being a resident or deemed to be a resident in The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. As a result, financial institutions where the notes are maintained have to report specified information to the tax administration on financial accounts held by U.S. persons. The tax administration in turn exchanges this information with the United States.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on July 21, 2014. Over 100 countries, including The Netherlands, have publicly committed to implement the CRS. On December 9, 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). Since the CRS and DAC2 were implemented into legislation as per January 1, 2016 in most countries, financial institutions have to identify their account holder’s country of tax residence and report specified account information to the tax administration. The tax administration in turn exchanges this information with the tax administration of the account holder’s tax jurisdiction(s).

Investors who are in any doubt as to their position under FATCA and/or CRS or would like to know more should consult their professional advisers.

U.S. Taxation

This subsection deals only with debt securities that are treated as indebtedness for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are to mature more than 30 years from their date of issue or are otherwise not treated as indebtedness for U.S. federal income tax purposes and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the applicable prospectus supplement.

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a debt instrument and has significant debt features, but that is subject to statutory bail-in powers such as the Dutch Bail-in Power. Therefore, U.S. holders should consult their tax advisors as to the proper characterization for U.S. federal income tax purposes of debt securities that are subject to the Dutch Bail-in Power.

U.S. Holders

The following describes the tax consequences to a U.S. holder (as described above). If you are not a U.S. holder, this does not apply to you and you should refer to “— Non-U.S. Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”) constitute income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will generally be “passive” income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than such amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made, divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

(1)	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

(2)	15% of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1)	one or more qualified floating rates;

(2)	a single fixed rate and one or more qualified floating rates;

(3)	a single objective rate; or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any floating rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

(1)	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

(2)	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax adjusted basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Contingent Payment Debt Instruments

The applicable prospectus supplement will discuss the special U.S. federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment debt instruments.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the debt securities.

Non-U.S. Holders

This subsection describes the U.S. federal tax consequences to a Non-U.S. holder (as described above). If you are a U.S. holder, this section does not apply to you. The discussion below does not address the tax consequences to a Non-U.S. holder of an investment in a debt security that references directly or indirectly the performance of U.S. equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

Under present U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a Non-U.S. holder of a debt security, interest on a debt security paid to you will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities. If you are a Non-U.S. holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual and are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to the FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of the debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted, provided that existing debt securities are not materially modified on or after that date. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of debt securities. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of FATCA withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Amounts withheld under the backup withholding rules are not additional taxes. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

Material Tax Consequences of Owning our Capital Securities

The applicable prospectus supplement will discuss certain U.S. federal income and Dutch tax consequences of owning our capital securities.

Material Tax Consequences of Owning American Depositary Shares

The following describes the material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs representing our ordinary shares.

The summary is a general description of the present U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs representing our ordinary shares. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares represented by the ADSs, and exchanges of ordinary shares for ADSs representing our ordinary shares and then for ADRs, and exchanges of ADRs for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for the purposes of this summary that the holders of the ADSs are entitled to the benefits of the Treaty.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This summary does not describe the potential consequences for holders of the ADSs pursuant to the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024), which entered into force on December 31, 2023.

We assume that the ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the ADSs.

We assume that the holders of the ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Where this summary refers to a holder of the ADSs, an individual holding ADSs or an entity holding ADSs, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such ADSs or otherwise being regarded as owning ADSs for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “The Netherlands” or “Dutch” it refers only to the European part of the Kingdom of The Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding tax

Dividends received from the ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2025 rate). The term “dividends” includes but is not limited to:

(i)	distributions in cash or in kind, including deemed and constructive distributions;

(ii)

liquidation proceeds on redemption of the ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Withholding Tax Act of 1965;

(iii)

the par value in respect of the issue of bonus shares to a holder of the ADSs, or an increase in the par value of the ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

(iv)

partial redemption of the ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Withholding Tax Act of 1965), and to the extent ING Groep N.V. has net profits (zuivere winst) (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in a general meeting to make such repayment, and the par value of the ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to an entity holding the ADSs that qualifies in respect of the ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are (a) resident in a Member State of the European Union or the European Economic Area or (b) resident of another jurisdiction with which The Netherlands has concluded a double taxation convention that includes a dividend article, provided that the holder of the ADS holds a qualifying participation in ING Groep N.V. and can be considered the beneficial owner of the dividends, unless such holder holds our ADSs with the primary aim or one of the primary aims to avoid the levy of Dutch dividend withholding tax at the level of another person and our ADSs are not held for valid commercial reasons that reflect economic reality.

Subject to certain conditions, an entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment entity as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. In addition, subject to certain conditions, an entity resident in a Member State of the European Union or the European Economic Area that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, would not be subject to Dutch corporate income tax, may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. This may, subject to certain conditions, also apply to similar entities that are resident of a State which has a treaty with The Netherlands which provides for the exchange of information. Certain designated international organizations may also request a refund. Further, based on Dutch tax law not yet entered into force as per the date of this prospectus, in those circumstances, an exemption at source may also become available upon request in all these cases.

A holder of an ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the ADSs with those terms and conditions.

Further, upon request and under certain conditions, certain qualifying holders of ADSs which are not subject to personal or corporate income tax in The Netherlands may request a refund of Dutch dividend withholding tax insofar as the withholding tax withheld is higher than the personal or corporate income tax which would have been due if they were resident or established in The Netherlands, provided that the holder of the ADSs can be considered the beneficial owner of the dividends. This refund is, however, not applicable when, based on a double taxation convention, the Dutch dividend withholding tax can be fully credited in the country of residence of that holder. However, it is unclear (i) which (financing) costs can be taken into account when determining the hypothetical personal or corporate income tax due on the net income and (ii) whether or how The Netherlands would determine whether, based on a double taxation convention, a credit is available in the country of residence of that holder for purposes of this refund. See “U.S. Taxation—Distributions” for more information. In essence, this provision is intended to be a codification of certain judgements by both the European Free Trade Association Court of Justice and the European Court of Justice that indicated that in certain circumstances a refund should be available prior to the introduction of this provision. It is possible that this provision is an insufficient codification of these judgements and that based on EU law a larger refund should be provided.

Generally, a holder of an ADS that is a resident, or is deemed to be a resident, in The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of the ADSs that is a resident, or is deemed to be a resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs if the holder of the ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends.

Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on certain qualifying dividend distributions by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the qualifying dividend distributions by ING Groep N.V. that are subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from its dividend distributions. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Additionally, dividends from the ADSs may be subject to Dutch withholding tax if paid or accrued to an affiliated (gelieerde) entity of ING Groep N.V. if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the dividends are attributable, or (iii) is entitled to the dividends for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the dividends in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the dividends (hybrid mismatch), or (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner would have been taxable based on one (or more) of the items in (i)-(v) above had the dividends been paid or accrued to him or her directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). The term ‘dividends’ should be interpreted in a manner consistent with its interpretation under the Dutch Dividend Withholding Tax Act of 1965, as described above. In the event that any withholding would be required pursuant to the Dutch Withholding Tax Act 2021 with respect to payments on the ADSs, ING Groep N.V. will not pay any additional amounts in respect of this withholding.

An entity is generally affiliated within the meaning of the Dutch Withholding Tax Act 2021 if it can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by ING Groep N.V. An example of such control includes a situation in which an entity has more than 50% of the voting rights in ING Groep N.V. An entity is also affiliated if, broadly speaking, ING Groep N.V. can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by that entity. Lastly, an entity is affiliated to ING Groep N.V. if a third party can directly or indirectly, either alone or as part of a qualifying unity, control the decisions of both ING Groep N.V. and the other entity.

Taxes on income and capital gains

Residents of The Netherlands. Income derived from the ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of an ADS who is a resident or deemed a resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25.8%, with a step up rate of 19% on the first EUR 200,000 of taxable income (2025 rate).

Income derived or deemed to be derived from an ADS or a gain realized on the disposal or redemption of an ADS, by a holder of an ADS who is an individual who is a resident or a deemed resident of The Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 49.5% (2025 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such ADS is attributable, or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to an individual that holds the ADSs, taxable income with regard to the ADSs must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 57,684 in 2025). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual (including the ADSs) less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis. As of 1 January 2025, the deemed return percentage applicable to the ADSs is 5.88%.

In June 2024, the Dutch Supreme Court ruled that, in situations where the actual return on investments is lower than the deemed return prescribed by law, the determination of the taxable income based on a deemed return has a discriminatory effect and is in violation of the right to property. Pursuant to the Supreme Court ruling, the actual return includes both the regular benefits associated with the investments (such as interest, dividends and rent) as well as realised and unrealised changes in the value of the investments. To the extent an individual can demonstrate that the actual return on the investments is lower than the deemed return, the taxable income in relation to these investments should be calculated taking into account the actual return. New legislation is anticipated, to align the Dutch taxation on investments with the Supreme Court ruling.

The deemed or actual return on savings and investments is taxed at a rate of 36% (2025 rate).

Non-residents of The Netherlands. A holder of an ADS who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal tax purposes who derives income from such ADS, or who realizes a gain on the disposal or redemption of the ADS will not be subject to Dutch taxation on income or capital gains, unless:

•

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of an ADS by way of a gift by, or on the death of, a holder of an ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of an ADS by way of a gift by, or on the death of, a Holder who is neither a resident nor deemed to be a resident of The Netherlands, unless:

(i)

in case of a gift of the ADS under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident in The Netherlands, such individual is resident or deemed to be resident in The Netherlands at the date (a) of the fulfilment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)

in case of a gift of an ADS by an individual who, at the date of the gift or—in case of a gift under a condition precedent—at the date of the fulfilment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfilment of the condition, while being resident or deemed to be resident in The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the ADSs, whether in respect of payments of interest and principal or in respect of the transfer of an ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of an ADS will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such ADS or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. As a result, financial institutions where the notes are maintained have to report specified information to the tax administration on financial accounts held by U.S. persons. The tax administration in turn exchanges this information with the United States.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 100 countries, including The Netherlands, have publicly committed to implement the CRS. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). Since the CRS and DAC2 were implemented into legislation as per January 1, 2016 in most countries, financial institutions have to identify their account holder’s country of tax residence and report specified account information to the tax administration. The tax administration in turn exchanges this information with the tax administration of the account holder’s tax jurisdiction(s).

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

U.S. Taxation

U.S. Holders

The tax treatment of your ADSs will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “-PFIC Rules”, this discussion assumes that we are not classified as a PFIC for U.S. federal income tax purposes.

Distributions

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain requirements, including that you hold the ADSs representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ADSs representing our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, either (i) the ADSs are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of the Treaty. Our ADSs are listed on the New York Stock Exchange and we therefore expect that dividends will be qualified dividend income. In addition, we believe that we are currently eligible for the benefits of the Treaty and we therefore expect that dividends on the ADSs will be qualified dividend income on that basis as well, but there can be no assurance that we will continue to be eligible for the benefits of the Treaty.

You must include any Dutch tax withheld from the distribution in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the depositary receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, are treated as a non-taxable return of capital to the extent of your basis in the ADSs representing our ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Dividends will generally be income from sources outside the United States, and will generally be “passive” category income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons (a “United States-owned foreign corporation”) and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year. There can be no assurances that we are not, or will not become, a United States-owned foreign corporation. If a portion of dividends we pay are characterized as from sources within the United States as a result of these rules, this could adversely affect a U.S. holder’s foreign tax credit limitation (and, depending on the your circumstances, may limit your ability to credit any Dutch withholding tax on dividends against your U.S. federal income tax liability).

Subject to certain limitations, and subject to the discussion in the preceding paragraph, any Dutch tax withheld and paid over to The Netherlands will be creditable or deductible against your U.S. federal income tax liability. However, to the extent a reduction or refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that could have been reduced or that is refundable will not be eligible for credit or deduction against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax should not be creditable or deductible against your U.S. federal income tax liability to the extent that we are allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to us as discussed under “Netherlands Taxation—Withholding Tax” above. In addition, to the extent an amount of Dutch tax withheld is contingent on the availability of a credit against the amount of income tax owed to another country, that amount of Dutch tax withheld will not be eligible for a credit against your United States federal income tax liability. It is unclear whether or how The Netherlands would apply this rule in determining whether, based on the Treaty, a credit is available in the United States for purposes of the dividend withholding tax refund provision described in “Netherlands Taxation—Withholding tax”.

Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential rates applicable to qualified dividend income.

Because payments of dividends with respect to ordinary shares that are represented by ADSs are generally expected to be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into U.S. dollars at the “spot rate” on the date the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

You will not be subject to tax on certain pro-rata distributions of ordinary shares. However, a distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable. An otherwise non-taxable distribution of shares or rights to acquire shares may also be taxable to you as a dividend if the conversion prices or conversion ratios of certain securities convertible into shares are not “fully adjusted” to reflect such distribution.

Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of your ADSs representing our ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs representing our ordinary shares. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that ADSs should not currently be treated as stock of a PFIC for U.S. federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year.

In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the ADSs representing our ordinary shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). If we were a PFIC, gain recognized by you on a sale or other disposition of the ADSs representing our ordinary shares would be allocated ratably over your holding period for the ADSs representing our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. With certain exceptions, your ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs. In addition, dividends that you receive from us would not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of ADSs.

Significant penalties may apply for failing to satisfy these filing requirements. U.S. holders are urged to contact their tax advisors regarding these filing requirements.

Non-U.S. Holders

Distributions

If you are a Non-U.S. holder, dividends paid to you in respect of ADSs representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate Non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

If you are a Non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs representing our ordinary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual and are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate Non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of ADSs representing our ordinary shares and to withhold on a portion of payments under ADSs representing our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or hold ADSs representing our ordinary shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of ADSs representing our ordinary shares.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and any other plans or arrangements that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for parties in interest or disqualified persons who engaged in the transaction, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA or the Code.

The acquisition, conversion, and holding, as applicable, of securities offered hereby by a Plan with respect to which we, any of the underwriters, dealers or agents or any of our or their affiliates (the “Transaction Parties”) is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired and held (as applicable) pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the securities offered hereby.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary standards of ERISA or the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

Because of the foregoing, each purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase or holding of securities offered hereby that either (1) it is not a Plan or a Non-ERISA Arrangement and is not purchasing, converting or holding the securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) its purchase, holding, conversion and/or disposition of the securities offered hereby will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase, holding, conversion and/or disposition of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any provisions of Similar Laws. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in securities offered hereby is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

The sale of any securities offered hereby to a Plan or Non-ERISA Arrangement is in no respect a representation by any of the Transaction Parties or their representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overallotting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 5121 of the Consolidated Financial Industry Regulatory Authority (FINRA) Rulebook imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities, such as our securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 5121.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, it will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V. may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, capital securities, ADSs or ordinary shares, Sullivan & Cromwell LLP, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters, will pass on certain matters relating to the validity of the securities under U.S. law. Linklaters LLP, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

PricewaterhouseCoopers Belastingadviseurs N.V., will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell London LLP may rely upon Dutch counsel with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 appearing in the 2024 Form 20-F, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

ING Groep N.V. is a limited liability company incorporated under Netherlands law. Most of its Supervisory Board members, its Executive Board members and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon ING Groep N.V. or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against ING Groep N.V. We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that (a) the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, (b) that proper legal procedures have been observed, (c) the foreign judgment does not contravene Dutch public policy and (d) the judgment by the U.S. court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in The Netherlands.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in The Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in The Netherlands and predicated solely upon U.S. federal securities laws.

Enforcement of any foreign judgement in The Netherlands will be subject to the rules of Dutch civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in EUR at the applicable rate of exchange. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses and damages.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1	)*
Printing expenses		*
Legal fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*
Total		*

(1)

The registrant is registering an indeterminate amount of securities and is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.

Bijlmerdreef 106

1102 CT Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

As to Dutch Civil & Corporate law:

Linklaters LLP

World Trade Centre Amsterdam

Tower One, 21st floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

As to Dutch tax law:

PricewaterhouseCoopers Belastingadviseurs N.V.

P.O. Box 90358

1006 BJ Amsterdam

The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

United Kingdom

AUDITORS

KPMG Accountants N.V.

P.O. Box 43004

3540 AA Utrecht

The Netherlands

ING Groep N.V.

$1,500,000,000 7.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities

Prospectus Supplement

September 2, 2025

(to Prospectus dated April 24, 2025)

Joint Lead Managers and Joint Bookrunners

ING	BofA Securities

(Joint Global Coordinator)	(Joint Global Coordinator)

BNP Paribas	Goldman Sachs & Co. LLC	J.P. Morgan

Santander	Standard Chartered Bank AG

Co-Lead Manager

DBS Bank Ltd.